                                                               EXECUTION VERSION


                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
                                    Depositor


                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer


                              LENNAR PARTNERS, INC.
                                Special Servicer


                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee


                                       and


                               ABN AMRO BANK N.V.
                                  Fiscal Agent


                         POOLING AND SERVICING AGREEMENT


                            Dated as of June 1, 2004


                                 $1,185,741,012


                  Commercial Mortgage Pass-Through Certificates

                                 Series 2004-C1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

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
SECTION 1.01.   Defined Terms.................................................   4
SECTION 1.02.   General Interpretive Principles...............................  66

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.   Conveyance of Mortgage Loans..................................  68
SECTION 2.02.   Acceptance of the Trust Fund by Trustee.......................  70
SECTION 2.03.   Mortgage Loan Seller's Repurchase or Substitution of
                  Mortgage Loans for Document Defects and Breaches of
                  Representations and Warranties..............................  71
SECTION 2.04.   Representations and Warranties of Depositor...................  74
SECTION 2.05.   Conveyance of Mortgage Loans and Loan REMIC Regular Interests;
                  Acceptance of Loan REMIC, REMIC I and Grantor Trust by
                  Trustee.....................................................  76
SECTION 2.06.   Issuance of Loan REMIC Interests..............................  77
SECTION 2.07.   Issuance of REMIC I Interests.................................  77
SECTION 2.08.   Execution, Authentication and Delivery of REMIC II
                  Certificates................................................  77
SECTION 2.09.   Execution, Authentication and Delivery of Class Y-I,
                  Class Y-II and Class Y-III Certificates.....................  77

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01.   Administration of the Mortgage Loans..........................  78
SECTION 3.02.   Collection of Mortgage Loan Payments..........................  79
SECTION 3.03.   Collection of Taxes, Assessments and Similar Items; Servicing
                  Accounts; Reserve Accounts..................................  81
SECTION 3.04.   Certificate Account, Interest Reserve Account, Gain-on-Sale
                  Reserve Account, Additional Interest Account, Distribution
                  Account and Ocean Key Resort Custodial
                  Account.....................................................  85
SECTION 3.05.   Permitted Withdrawals from the Certificate Account, Interest
                  Reserve Account, Additional Interest Account, Distribution
                  Account and Ocean Key Resort Custodial
                  Account.....................................................  91
SECTION 3.06.   Investment of Funds in the Servicing Accounts, Reserve Accounts,
                  Certificate Account, Interest Reserve Account, Distribution
                  Account, Gain-on-Sale Reserve Account, Additional Interest
                  Account, Ocean Key Resort Custodial Account and REO
                  Accounts....................................................  102
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
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
SECTION 3.07.   Maintenance of Insurance Policies; Errors and Omissions and
                  Fidelity Coverage...........................................  104
SECTION 3.08.   Enforcement of Alienation Clauses.............................  107
SECTION 3.09.   Realization Upon Defaulted Mortgage Loans; Required
                  Appraisals..................................................  109
SECTION 3.10.   Trustee and Custodian to Cooperate; Release of Mortgage
                  Files.......................................................  113
SECTION 3.11.   Servicing Compensation........................................  114
SECTION 3.12.   Property Inspections; Collection of Financial Statements;
                  Delivery of Certain Reports.................................  118
SECTION 3.13.   Annual Statement as to Compliance.............................  121
SECTION 3.14.   Reports by Independent Public Accountants.....................  122
SECTION 3.15.   Access to Certain Information.................................  122
SECTION 3.16.   Title to REO Property; REO Accounts...........................  125
SECTION 3.17.   Management of REO Property....................................  127
SECTION 3.18.   Resolution of Defaulted Mortgage Loans and REO Properties.....  129
SECTION 3.19.   Additional Obligations of Master Servicer and Special
                  Servicer....................................................  133
SECTION 3.20.   Modifications, Waivers, Amendments and Consents...............  134
SECTION 3.21.   Transfer of Servicing Between Master Servicer and Special
                  Servicer; Record Keeping....................................  140
SECTION 3.22.   Sub-Servicing Agreements......................................  144
SECTION 3.23.   Representations and Warranties of Master Servicer and Special
                  Servicer....................................................  146
SECTION 3.24.   Sub-Servicing Agreement Representation and Warranty...........  149
SECTION 3.25.   Designation of Controlling Class Representative and the Class
                  PM Representative...........................................  149
SECTION 3.26.   Servicing of and Certain Matters Regarding the Ocean Key Resort
                  Loan Pair...................................................  153

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.   Distributions.................................................  156
SECTION 4.02.   Statements to Certificateholders; CMSA Loan Periodic Update
                  File........................................................  168
SECTION 4.03.   P&I Advances..................................................  173
SECTION 4.04.   Allocation of Realized Losses and Additional Trust Fund
                  Expenses; Allocation of Mortgage Deferred Interest; Allocation
                  of Appraisal Reduction Amounts; and Allocation of Prepayment
                  Interest
                  Shortfalls..................................................  176
SECTION 4.05.   Calculations..................................................  179
SECTION 4.06.   Use of Agents.................................................  179

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.   The Certificates..............................................  180
SECTION 5.02.   Registration of Transfer and Exchange of Certificates.........  180
SECTION 5.03.   Book-Entry Certificates.......................................  188
SECTION 5.04.   Mutilated, Destroyed, Lost or Stolen Certificates.............  189

SECTION 5.05.   Persons Deemed Owners.........................................  190

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01.   Liability of Depositor, Master Servicer and Special
                  Servicer....................................................  191
SECTION 6.02.   Merger, Consolidation or Conversion of Depositor or Master
                  Servicer or Special Servicer................................  191
SECTION 6.03.   Limitation on Liability of Depositor, Master Servicer and
                  Special Servicer............................................  191
SECTION 6.04.   Resignation of Master Servicer and the Special Servicer.......  192
SECTION 6.05.   Rights of Depositor and Trustee in Respect of Master Servicer
                  and the Special Servicer....................................  193
SECTION 6.06.   Depositor, Master Servicer and Special Servicer to Cooperate
                  with Trustee................................................  194
SECTION 6.07.   Depositor, Special Servicer and Trustee to Cooperate with Master
                  Servicer....................................................  194
SECTION 6.08.   Depositor, Master Servicer and Trustee to Cooperate with Special
                  Servicer....................................................  194
SECTION 6.09.   Designation of Special Servicer by the Controlling Class
                  Certificateholders..........................................  194
SECTION 6.10.   Master Servicer or Special Servicer as Owner of a
                  Certificate.................................................  195
SECTION 6.11.   The Controlling Class Representative..........................  196

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.   Events of Default.............................................  201
SECTION 7.02.   Trustee to Act; Appointment of Successor......................  205
SECTION 7.03.   Notification to Certificateholders............................  206
SECTION 7.04.   Waiver of Events of Default...................................  206
SECTION 7.05.   Additional Remedies of Trustee Upon Event of Default..........  207

                                  ARTICLE VIII

                        THE TRUSTEE AND THE FISCAL AGENT

SECTION 8.01.   Duties of Trustee.............................................  208
SECTION 8.02.   Certain Matters Affecting Trustee.............................  209
SECTION 8.03.   Trustee and Fiscal Agent Not Liable for Validity or Sufficiency
                  of Certificates or Mortgage Loans...........................  210
SECTION 8.04.   Trustee and Fiscal Agent May Own Certificates.................  210
SECTION 8.05.   Fees and Expenses of Trustee; Indemnification of Trustee......  211
SECTION 8.06.   Eligibility Requirements for Trustee..........................  211
SECTION 8.07.   Resignation and Removal of Trustee............................  212
SECTION 8.08.   Successor Trustee.............................................  213
SECTION 8.09.   Merger or Consolidation of Trustee and Fiscal Agent...........  214
SECTION 8.10.   Appointment of Co-Trustee or Separate Trustee.................  214
SECTION 8.11.   Appointment of Custodians.....................................  215
SECTION 8.12.   Appointment of Authenticating Agents..........................  216

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
SECTION 8.13.   Access to Certain Information.................................  217
SECTION 8.14.   Appointment of Tax Administrators.............................  217
SECTION 8.15.   Representations, Warranties and Covenants of Trustee..........  218
SECTION 8.16.   Reports to the Securities and Exchange Commission.............  219
SECTION 8.17.   The Fiscal Agent..............................................  222
SECTION 8.18.   Representations and Warranties of Fiscal Agent................  223

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.   Termination Upon Repurchase or Liquidation of All Mortgage
                  Loans.......................................................  225
SECTION 9.02.   Additional Termination Requirements...........................  227

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

SECTION 10.01.  REMIC Administration..........................................  229
SECTION 10.02.  Grantor Trust Administration..................................  232

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01.  Amendment.....................................................  235
SECTION 11.02.  Recordation of Agreement; Counterparts........................  237
SECTION 11.03.  Limitation on Rights of Certificateholders....................  237
SECTION 11.04.  Governing Law.................................................  238
SECTION 11.05.  Notices.......................................................  238
SECTION 11.06.  Severability of Provisions....................................  239
SECTION 11.07.  Grant of a Security Interest..................................  239
SECTION 11.08.  Streit Act....................................................  239
SECTION 11.09.  Successors and Assigns; Beneficiaries.........................  239
SECTION 11.10.  Article and Section Headings..................................  240
SECTION 11.11.  Notices to Rating Agencies....................................  240
SECTION 11.12.  Complete Agreement............................................  241

                             SCHEDULES AND EXHIBITS

Exhibit No.   Exhibit Description
-----------   -------------------
   A-1        Form of Class A-1, A-2, A-3 and A-4 Certificates
   A-2        Form of Class X Certificates
   A-3        Form of Class B, C, D and E Certificate
   A-4        Form of Class F, G and H Certificates
   A-5        Form of Class J, K, L, M, N, P, Q and PM Certificates
   A-6        Form of Class R Certificate
   A-7        Form of Class Y-I, Y-II and Y-III Certificates
    B         Mortgage Loan Schedule
   C-1        Schedule of Exceptions to Mortgage File Delivery
   C-2        Form of Custodial Certification
   D-1        Form of Master Servicer Request for Release
   D-2        Form of Special Servicer Request for Release
    E         Calculation of NOI/Debt Service Coverage Ratios
   F-1        Form of Distribution Date Statement
   F-2        Form of Updated Collection Report
   G-1        Form of Transferor Certificate for Transfers of Definitive
                Non-Registered Certificates
   G-2        Form I of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates
   G-3        Form II of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates
   G-4        Form of Transferee Certificate for Transfers of Interests in
                Rule 144A Global Certificates
   G-5        Form of Transferee Certificate for Transfers of Interests in
                Regulation S Global Certificates
   H-1        Form I of Transferee Certificate in Connection with ERISA
                (Definitive Non-Registered Certificates)
   H-2        Form II of Transferee Certificate in Connection with ERISA
                (Book-Entry Non-Registered Certificates)
   I-1        Form of Transfer Affidavit and Agreement regarding Class R
                Certificates
   I-2        Form of Transferor Certificate regarding Class R Certificates
   J-1        Form of Notice and Acknowledgment
   J-2        Form of Acknowledgment of Proposed Special Servicer
    K         [RESERVED]
   L-1        Form of Information Request/Investor Certification for Access to
                Information from Certificate [Holder] [Owner]
   L-2        Form of Information Request/Investor Certification for Access to
                Information from Prospective Investor
    M         [RESERVED]
    N         [RESERVED]
    O         Form of Purchase Option Notice
    P         Form of Defeasance Certification
    Q         Form of Depositor Certification
    R         Form of Trustee Certification
   S-1        Form of Master Servicer Certification
   S-2        Form of Special Servicer Certification

     This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of June 1, 2004, among CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V., as Fiscal Agent.

                              PRELIMINARY STATEMENT

     The Depositor intends to sell the Certificates, which are to be issued hereunder in multiple Classes and which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund.

     As provided herein, the Trustee will elect to treat the Pecanland Mall Mortgage Loan as the primary asset of a separate REMIC for federal income tax purposes, and such REMIC will be designated as the "Loan REMIC". The Class R Certificates will represent, among other things, the sole class of "residual interests" in the Loan REMIC for purposes of the REMIC Provisions under federal income tax law. Two separate Loan REMIC Regular Interests, constituting beneficial ownership interests in the Loan REMIC, will be issued on the Closing Date, and such Loan REMIC Regular Interests shall be designated as "Loan REMIC Regular Interest PM-1" and "Loan REMIC Regular Interest PM-2", respectively. Each Loan REMIC Regular Interest will relate to the Pecanland Mall Mortgage Loan and any successor REO Mortgage Loan with respect thereto. Each Loan REMIC Regular Interest will (i) accrue interest at the related per annum rate described in the definition of "Loan REMIC Remittance Rate" and (ii) have an initial Loan REMIC Principal Balance equal to: (A) $62,322,215 in the case of Loan REMIC Regular Interest PM-1; and (B) $3,322,214 in the case of Loan REMIC Regular Interest PM-2. None of the Loan REMIC Regular Interests will be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (other than the Pecanland Mall Mortgage Loan and exclusive of any collections of Additional Interest on any such Mortgage Loans that constitute ARD Mortgage Loans after their respective Anticipated Repayment Dates), the Loan REMIC Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC I Remittance Rate and the initial REMIC I Principal Balance for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

                               REMIC I               Initial REMIC I
           Designation     Remittance Rate          Principal Balance
           -----------     ---------------          -----------------
               A-1           Variable (1)            $   69,957,000
               A-2           Variable (1)            $  161,062,000
               A-3           Variable (1)            $  217,418,000
               A-4           Variable (1)            $  553,662,000
                B            Variable (1)            $   31,039,000
                C            Variable (1)            $   13,302,000
                D            Variable (1)            $   26,605,000
                E            Variable (1)            $   13,302,000
                F            Variable (1)            $   14,780,000

                G            Variable (1)            $   11,824,000
                H            Variable (1)            $   19,214,000
                J            Variable (1)            $    5,913,000
                K            Variable (1)            $    5,912,000
                L            Variable (1)            $    5,912,000
                M            Variable (1)            $    5,912,000
                N            Variable (1)            $    2,956,000
                P            Variable (1)            $    4,434,000
                Q            Variable (1)            $   19,214,797
               PM            Variable (2)            $    3,322,214

           --------------------
           (1) The REMIC I Remittance Rate in effect for any REMIC I Regular Interest (other than REMIC I Regular Interest PM) for any Distribution Date shall equal the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

           (2) The REMIC I Remittance Rate in effect for REMIC I Regular Interest PM for any Distribution Date shall equal the Net Mortgage Pass-Through Rate for the Pecanland Mall Mortgage Loan for such Distribution Date.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R Certificates will represent, among other things, the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the Class designation, Pass-Through Rate and original Class Principal Balance for each Class of the Regular Certificates. For federal income tax purposes, each Class of the Regular Certificates (exclusive of the Class X Certificates) and each Class X Component will be designated as a separate "regular interest" in REMIC II.

            Class                                             Original Class
         Designation            Pass-Through Rate           Principal Balance
         -----------            -----------------           -----------------
          Class A-1             3.2954% per annum            $    69,957,000
          Class A-2             4.6849% per annum            $   161,062,000
          Class A-3                Variable (1)              $   217,418,000
          Class A-4                Variable (1)              $   553,662,000
           Class B                 Variable (1)              $    31,039,000
           Class C                 Variable (1)              $    13,302,000
           Class D                 Variable (1)              $    26,605,000
           Class E                 Variable (1)              $    13,302,000
           Class F                 Variable (1)              $    14,780,000
           Class G                 Variable (1)              $    11,824,000
           Class H                 Variable (1)              $    19,214,000
           Class J                 Variable (1)              $     5,913,000
           Class K                 Variable (1)              $     5,912,000
           Class L                 Variable (1)              $     5,912,000
           Class M                 Variable (1)              $     5,912,000
           Class N                 Variable (1)              $     2,956,000
           Class P                 Variable (1)              $     4,434,000

           Class Q                 Variable (1)              $    19,214,797
           Class PM                Variable (1)              $     3,322,214
           Class X                 Variable (1)                   (2)

         ----------------------
         (1) The respective Pass-Through Rates for the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class PM and Class X Certificates will, in the case of each of those Classes, be a variable rate per annum calculated in accordance with the definition of "Pass-Through Rate".

         (2) The Class X Certificates will not have a Class Principal Balance and will not entitle their Holders to receive distributions of principal. The Class X Certificates will have a Class Notional Amount which will be equal to the aggregate of the Component Notional Amounts of the Class X Components from time to time. As more specifically provided herein, interest in respect of the Class X Certificates will consist of the aggregate amount of interest accrued on the respective Component Notional Amounts of the Class X Components from time to time.

     The portion of the Trust Fund designated as the "Grantor Trust" and consisting of (i) the Additional Interest and the Additional Interest Account and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, shall be treated as a grantor trust for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of any REMIC Pool. The Class Y-I, Y-II and Y-III Certificates shall represent undivided beneficial interests in the respective portions of the Grantor Trust Assets relating to three separate groups of ARD Mortgage Loans as described herein.

     One (1) mortgage loan, referred to in this Agreement as the Ocean Key Resort B-Note Loan, is not part of the Trust Fund but is secured by a corresponding Mortgage on a corresponding Mortgaged Property that also secures the Ocean Key Resort Mortgage Loan, which is part of the Trust Fund. The Ocean Key Resort Loan Pair consists of the Ocean Key Resort Mortgage Loan and the Ocean Key Resort B-Note Loan. As and to the extent provided in the Ocean Key Resort Intercreditor Agreement, the Ocean Key Resort B-Note Loan is subordinate to the Ocean Key Resort Mortgage Loan. As and to the extent provided herein and in the Ocean Key Resort Intercreditor Agreement, the Ocean Key Resort B-Note Loan will be serviced and administered in accordance with this Agreement. Amounts attributable to the Ocean Key Resort B-Note Loan will not be assets of the Trust Fund, and will be owned by the Ocean Key Resort B-Noteholder.

     Capitalized Terms used but not otherwise defined in this Preliminary Statement have the respective meanings assigned thereto in Section 1.01 of this Agreement.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class X Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class X Certificates for any Distribution Date, the aggregate amount of Accrued Component Interest for the related Interest Accrual Period for all of the Class X Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one month's interest at the Class X Strip Rate applicable to such Class X Component for such Distribution Date, accrued on the Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Class X Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury regulation section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

     "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

     "Additional Interest": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Mortgage Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Mortgage Loan or any successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

     "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Additional Interest Account". The Additional Interest Account shall not be an asset of any REMIC Pool.

     "Additional Interest Rate": With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such ARD Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

     "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees, Liquidation Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to any party hereto on Advances made thereby (to the extent not offset by Penalty Interest and late payment charges or amounts otherwise payable to the Ocean Key Resort B-Noteholder) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (to the extent not otherwise paid from Penalty Interest and late payment charges or amounts otherwise payable to the Ocean Key Resort B-Noteholder), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (xi), (xii),
(xiii), (xv), and (xviii) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account, (y) pursuant to any of clauses (ix,) (x), (xi) and (xiii) of Section 3.05(g) out of collections on the Ocean Key Resort Loan Pair and any Ocean Key Resort REO Property on deposit in the Ocean Key Resort Custodial Account, but only to the extent such collections would otherwise be transferred to the Certificate Account with respect to the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan with respect thereto, or (z) pursuant to any of clauses (ii),
(iv), (v) and (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04, no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account, the Ocean Key Resort Custodial Account or the Distribution Account, as the case may be.

     "Additional Yield Amount": With respect to any Distribution Date and any Class of Sequential Pay Certificates (other than any Excluded Class) entitled to distributions of principal on such Distribution Date; provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected on a Mortgage Loan or an REO Mortgage Loan during the related Collection Period, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium, multiplied by (b) a fraction, which in no event will be greater than one or less than zero, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of Sequential Pay Certificates for such Distribution Date, over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage Loan or REO Mortgage Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is equal to the Net Principal Distribution Amount for such Distribution Date.

     "Adjusted REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, for any Distribution Date, an annual rate equal to the Pass-Through Rate in effect for such Distribution Date for the Class of Principal Balance Certificates as to which such REMIC I Regular Interest is the Corresponding REMIC I Regular Interest.

     "Advance": Any P&I Advance or Servicing Advance.

     "Adverse Grantor Trust Event": As defined in Section 10.02(e).

     "Adverse REMIC Event": As defined in Section 10.01(h).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Anticipated Repayment Date": For each ARD Mortgage Loan, the date specified in the related Mortgage Note after which the per annum rate at which interest accrues on such ARD Mortgage Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

     "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer, prepared in accordance with 12 CFR ss. 225.62 and conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider.

     "Appraisal Reduction Amount": The excess, if any, of: (a) the sum of, as calculated by the Master Servicer as of the first Determination Date immediately succeeding the Master Servicer obtaining knowledge of the occurrence of the Required Appraisal Date if no new Required Appraisal is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Mortgage

Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Special Servicer, the Master Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property; over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related loan documents) held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal Mortgage Loan to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

     "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File.

     "ARD Mortgage Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

     "Asset Status Report": As defined in Section 3.21(d).

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Serviced Loan.

     "Assumed Periodic Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect immediately prior to, and without regard to the occurrence of, its Stated Maturity Date. With respect to any REO Mortgage Loan or REO B-Note Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of the predecessor Mortgage Loan (or, in the case of an REO B-Note Loan, the Ocean Key Resort B-Note Loan) on such Due Date if

(x) the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and pay interest accrued at the Mortgage Rate, in each case in effect on the Due Date immediately prior to the predecessor Mortgage Loan becoming an REO Mortgage Loan or REO B-Note Loan, as the case may be, and (y) the predecessor Mortgage Loan had remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan (or, in the case of an REO B-Note Loan, the Ocean Key Resort B-Note Loan) on such Due Date had it remained outstanding).

     "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business at the end of the related Collection Period and any other amounts collected by or on behalf of the Master Servicer as of the close of business on the last day of such Collection Period and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) to the extent not already included in clause (a)(i), the aggregate amount transferred from the Pool REO Account (if established) and/or the Ocean Key Resort Custodial Account to the Certificate Account, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c) and/or Section 3.05(g), as applicable, (iv) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in March, and for the final Distribution Date if the final Distribution Date occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan deposited into the Distribution Account pursuant to Section 3.05(e), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xv) and (xviii)-(xxi) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii)-(vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Mortgage Loans and any Interest Reserve REO Mortgage Loans to be withdrawn from the Certificate Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(e), and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error. The Available Distribution Amount will not include any amounts required to be distributed pursuant to the terms of the Ocean Key Resort Intercreditor Agreement or this Agreement to the Ocean Key Resort B-Noteholder.

     "Balloon Loan": The Ocean Key Resort B-Note Loan or any Balloon Mortgage Loan, as applicable.

     "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

     "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Periodic Payment payable on the Stated Maturity Date of such Serviced Loan.

     "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Bid Allocation": With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

     "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

     "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

     "Borrower Reserve Agreement": With respect to any Serviced Loan, the related borrower reserve agreement, replacement reserve agreement or similar agreement executed by the Mortgagor and setting forth the terms and amounts required to be reserved or escrowed for the related Mortgaged Property, in each case pledged as additional collateral under the related Mortgage.

     "Breach": As defined in Section 2.03(a).

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the cities in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Chicago, Illinois) or the offices of the Master Servicer (which as of the Closing Date is Charlotte, North Carolina) or the offices of the Special Servicer (which as of the Closing Date is Miami, Florida) are located, are authorized or obligated by law or executive order to remain closed.

     "CDC": CDC Mortgage Capital Inc. or its successor in interest.

     "CDC ARD Mortgage Loan": Each CDC Mortgage Loan that is an ARD Mortgage
Loan.

     "CDC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of June 8, 2004, between the Depositor and CDC and relating to the transfer of the CDC Mortgage Loans to the Depositor.

     "CDC Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the CDC Mortgage Loan Purchase Agreement and each Qualified Substitute

Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the CDC Mortgage Loan Purchase Agreement.

     "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate": Any one of the Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

     "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1".

     "Certificate Deferred Interest": The amount by which interest distributable to any Class of Principal Balance Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class on any Distribution Date.

     "Certificate Factor": With respect to any Class of Regular Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-current Class Principal Balance or Class Notional Amount, as applicable, of such Class of Regular Certificates, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount of such Class of Regular Certificates.

     "Certificate Notional Amount": With respect to any Class X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X Certificates.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted Transferee shall be the Holder of a Class R Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the

Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Controlling Class Certificateholder (or, with respect to the Pecanland Mall Mortgage Loan or any related REO Property, the Majority Class PM Certificateholder) or the Controlling Class Representative (or, with respect to the Pecanland Mall Mortgage Loan or any related REO Property, the Class PM Representative) and any election, removal or replacement of the Special Servicer or the Controlling Class Representative (or, with respect to the Pecanland Mall Mortgage Loan or any related REO Property, the Class PM Representative) pursuant to Section 6.09 or Section 3.25, as applicable), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Citigroup": Citigroup Global Markets Realty Corp. or its successor in interest.

     "Citigroup ARD Mortgage Loan": Any Citigroup Mortgage Loan that is an ARD Mortgage Loan.

     "Citigroup Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of June 8, 2004, between the Depositor and Citigroup and relating to the transfer of the Citigroup Mortgage Loans to the Depositor.

     "Citigroup Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Citigroup Mortgage Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Citigroup Mortgage Loan Purchase Agreement.

     "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

     "Class A Certificates": The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

     "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class Notional Amount": With respect to the Class X Certificates, the Class X Notional Amount.

     "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class PM Available Distribution Amount": With respect to any Distribution Date, an amount equal to the lesser of: (a) the excess, if any, of the Pecanland Mall Available Distribution Amount, over the aggregate amount deemed distributed with respect to Loan REMIC Regular Interest PM-1 on such Distribution Date pursuant to Section 4.01(j); and (b) the sum of (i) all Distributable Certificate Interest with respect to the Class PM Certificates for such Distribution Date and, to the extent not previously distributed, for all prior Distribution Dates, (ii) the Class PM Principal Distribution Amount for such Distribution Date and (iii) all Realized Losses and Additional Trust Fund Expenses previously allocated to, but not previously reimbursed with respect to, the Class PM Certificates.

     "Class PM Certificate": Any one of the Certificates with a "Class PM" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class PM Principal Distribution Amount": With respect to any Distribution Date, the total amount of principal deemed distributed (or, assuming that the available funds were sufficient, that would have been deemed distributed) to REMIC I with respect to Loan REMIC Regular Interest PM-2 on such Distribution Date pursuant to clause fifth of Section 4.01(j).

     "Class PM Representative": As defined in Section 3.25(g).

     "Class Principal Balance": The aggregate principal balance of any Class of Principal Balance Certificates outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Principal Balance Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). The Class Principal Balance of any Class of Principal Balance Certificates will be increased on any Distribution Date by the amount of any Certificate Deferred Interest with respect to such Class on such Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Principal Balance Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

     "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class R Certificate": Any one of the Certificates with a "Class R" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

     "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing all of the Class X Components, each of which is a "regular interest" in REMIC II for purposes of the REMIC Provisions.

     "Class X Component": Any of Component X-A-1, Component X-A-2, Component X-A-3, Component X-A-4, Component X-B, Component X-C, Component X-D, Component X-E, Component X-F, Component X-G, Component X-H, Component X-J, Component X-K, Component X-L, Component X-M, Component X-N, Component X-P and Component X-Q.

     "Class X Notional Amount": With respect to the Class X Certificates as of any date of determination, the sum of the then Component Notional Amounts of all of the Class X Components.

     "Class X Strip Rate": With respect to any Class X Component for any Distribution Date, an annual rate equal to the excess, if any, of the REMIC I Remittance Rate over the Adjusted REMIC I Remittance Rate with respect to such Class X Component's Corresponding REMIC I Regular Interest for such Distribution Date.

     "Class Y Certificate": Any Class Y-I, Class Y-II or Class Y-III
Certificate.

     "Class Y-I Certificate": Any one of the Certificates with a "Class Y-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a proportionate interest in the Additional Interest relating to the Citigroup ARD Mortgage Loans as described in Section 4.01(b).

     "Class Y-II Certificate": Any one of the Certificates with a "Class Y-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a proportionate interest in the Additional Interest relating to the Wachovia ARD Mortgage Loans as described in Section 4.01(b).

     "Class Y-III Certificate": Any one of the Certificates with a "Class Y-III" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a proportionate interest in the Additional Interest relating to the CDC ARD Mortgage Loans as described in Section 4.01(b).

     "Closing Date": June 24, 2004.

     "CMSA": The Commercial Mortgage Securities Association (formerly the Commercial Real Estate Secondary Market and Securitization Association) or any successor organization.

     "CMSA Bond File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Financial File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Level Reserve/LOC Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

     "CMSA Operating Statement Analysis": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

     "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Servicer Watchlist": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watchlist/Portfolio Review Guidelines" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as approved by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Website": The website maintained by the CMSA with an address, as of the Closing Date, of "www.cmbs.org."

     "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

     "Collection Period": With respect to any Distribution Date or P&I Advance Date, the period that begins on the day immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date or such P&I Advance Date, as the case may be, occurs (or, in the case of the initial Distribution Date and the initial P&I Advance Date, commencing on the day after the related Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date or such P&I Advance Date, as the case may be, occurs.

     "Commission": The Securities and Exchange Commission or any successor agency.

     "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest."

     "Component X-A-1": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest A-1 as of any date of determination.

     "Component X-A-2": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest A-2 as of any date of determination.

     "Component X-A-3": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest A-3 as of any date of determination.

     "Component X-A-4": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest A-4 as of any date of determination.

     "Component X-B": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest B as of any date of determination.

     "Component X-C": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest C as of any date of determination.

     "Component X-D": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest D as of any date of determination.

     "Component X-E": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest E as of any date of determination.

     "Component X-F": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest F as of any date of determination.

     "Component X-G": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest G as of any date of determination.

     "Component X-H": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest H as of any date of determination.

     "Component X-J": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest J as of any date of determination.

     "Component X-K": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest K as of any date of determination.

     "Component X-L": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest L as of any date of determination.

     "Component X-M": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest M as of any date of determination.

     "Component X-N": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest N as of any date of determination.

     "Component X-P": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest P as of any date of determination.

     "Component X-Q": One of 18 components of the Class X Certificates, which particular component has a Component Notional Amount equal to the then-current REMIC I Principal Balance of REMIC I Regular Interest Q as of any date of determination.

     "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is (i) greater than 25% of the Original Class Principal Balance thereof and (ii) equal to or greater than 1.0% of the sum of the Original Class Principal Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Sequential Pay Certificates bearing the latest alphabetical Class designation. For purposes of determining, and exercising the rights of, the Controlling Class, the Class A Certificates shall be deemed a single Class of Certificates.

     "Controlling Class Representative": As defined in Section 3.25(a).

     "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Citigroup Commercial Mortgage Trust, Series 2004-C1.

     "Corrected Loan": Any Serviced Loan that had been a Specially Serviced Loan but has ceased to be a Specially Serviced Loan in accordance with the definition of "Specially Serviced Loan."

     "Corrected Mortgage Loan": A Mortgage Loan that is a Corrected Loan.

     "Corresponding Class X Component" With respect to any REMIC I Regular Interest or Class of Sequential Pay Certificates, the Class X Component that has an alphabetic or alphanumeric, as applicable, designation that, with the deletion of "X-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such REMIC I Regular Interest or Class of Sequential Pay Certificates, as the case may be.

     "Corresponding REMIC I Regular Interest: With respect to any Class of Principal Balance Certificates, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class of Principal Balance Certificates; and, with respect to any Class X Component, the REMIC I Regular Interest that has an alphabetic or alphanumeric, as applicable, designation that, when preceded by "X-", is the same as the alphabetic or alphanumeric, as the case may be, designation for such Class X Component.

     "Corresponding Sequential Pay Certificates": With respect to any REMIC I Regular Interest, the Class of Sequential Pay Certificates for which such REMIC I Regular Interest is the Corresponding REMIC I Regular Interest; and, with respect to any Class X Component, the Class of Sequential Pay Certificates for which such Class X Component is the Corresponding Class X Component.

     "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

     "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

     "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; (ii) the Loan-to-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller is not greater than the Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller; and
(iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that the repurchase of or substitution for a Crossed Loan, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an Adverse REMIC Event.

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

     "Cut-off Date": Individually and collectively, as the context may require, the respective Due Dates for the Mortgage Loans in June 2004.

     "Cut-off Date Balance": With respect to any Serviced Loan, the outstanding principal balance of such Serviced Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

     "Debt Service Coverage Ratio": With respect to any Serviced Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Serviced Loan, but, in the case of the Ocean Key Resort B-Note Loan, after payment of any debt service on the Ocean Key Resort Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Serviced Loan as of such date of determination.

     "Defaulted Mortgage Loan": A Mortgage Loan (i) that (A) is delinquent 60 days or more in respect to a Periodic Payment (not including the Balloon Payment) or (B) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defeasance Collateral": With respect to any Defeasance Loan, the United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

     "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such

Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment. The Ocean Key Resort B-Note Loan shall also be a Defeasance Loan.

     "Deficient Valuation": With respect to any Serviced Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Serviced Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificate": As defined in Section 5.03(a).

     "Definitive Non-Registered Certificate": Any Non-Registered Certificate that is a Definitive Certificate.

     "Depositor": Citigroup Commercial Mortgage Securities Inc. or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": The 11th day of each month, or if such 11th day is not a Business Day, the immediately succeeding Business Day, commencing in July 2004.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Discount Rate": With respect to any prepaid Mortgage Loan or REO Mortgage Loan for purposes of allocating any Yield Maintenance Charge or Prepayment Premium received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), the "Discount Rate" shall be determined as specified in the related loan documents for the purposes of calculating the subject Yield Maintenance Charge or Prepayment Premium.

     "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class X Certificates) (to not less than zero) by the sum of (i) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Regular Certificates (other than the Class X Certificates) in accordance with Section 4.04(f), and (ii) the portion of any Mortgage Deferred Interest allocated to such Class of Regular Certificates (other than the Class X Certificates) on such Distribution Date in accordance with Section 4.04(d).

     "Distribution Account": The segregated account or accounts created and maintained by the Trustee on behalf of the Certificateholders (exclusive of the Holders of the Class Y Certificates) pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1."

     "Distribution Date": With respect to any Determination Date, the fourth Business Day following such Determination Date.

     "Distribution Date Statement": As defined in Section 4.02(a).

     "Document Defect": As defined in Section 2.03(a).

     "Due Date": With respect to (i) any Serviced Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Serviced Loan is scheduled to be first due;
(ii) any Serviced Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Serviced Loan had been scheduled to be first due; and (iii) any REO Mortgage Loan or REO B-Note Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Serviced Loan had been scheduled to be first due.

     "EDGAR": The Commission's Electronic Data Gathering, Analysis and Retrieval system.

     "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which are rated at least (A) "Aa3" by Moody's (if then rated by Moody's) and (B) "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which are rated at least "P-1" by Moody's (if then rated by Moody's) and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

     "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter in the case of a Specially Serviced Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Loan as to which the related Mortgaged Property is not multifamily property.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

     "Event of Default": One or more of the events described in Section 7.01(a).

     "Exchange Act": Securities Exchange Act of 1934, as amended.

     "Exchange Act Reports": Forms 8-K and 10-K.

     "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates.

     "Exemptions": Department of Labor Prohibited Transaction Exemption ("PTE") 91-23 and PTE 96-22, each as amended from time to time, or any successor thereto.

     "Exemption-Favored Party": Any of (i) Citigroup Global Markets Inc., (ii) the Affiliate of Wachovia Capital Markets, LLC to which PTE 96-22 was issued,
(iii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets Inc. or such Affiliate of Wachovia Capital Markets, LLC, and (iv) any member of any underwriting syndicate or selling group of which any Person described in clauses (i), (ii) and/or (iii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

     "FASB 140" shall mean the Financial Accounting Standards Board's Statement No. 140, entitled "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", issued in September 2002.

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

     "Final Recovery Determination": A determination by the Special Servicer with respect to any Specially Serviced Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers, pursuant to the related Mortgage Loan Purchase Agreement, or by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

     "FNMA": Federal National Mortgage Association or any successor.

     "Form 8-K": A Current Report on Form 8-K and/or any successor or equivalent forms adopted by the Commission.

     "Form 10-K": An Annual Report on Form 10-K and/or any successor or equivalent forms adopted by the Commission.

     "Gain-on-Sale Proceeds": With respect to any Specially Serviced Mortgage Loan or REO Property, the excess, if any, of (i) any Liquidation Proceeds with respect to the subject Mortgage Loan or REO Property, as the case may be (net of any related Liquidation Expenses and, in the case of the Ocean Key Resort Mortgage Loan or any Ocean Key Resort REO Property, net of any portion of those Liquidation Proceeds payable to the Ocean Key Resort B-Noteholder), over (ii) the Purchase Price for such Mortgage Loan or the related REO Mortgage Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

     "Gain-on-Sale Reserve Account": A segregated custodial account or accounts or subaccount of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(f) on behalf of the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

     "Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, either the related Rule 144A Global Certificate or the Regulation S Global Certificate.

     "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

     "Grantor Trust Assets": The segregated pool of assets consisting of (i) any Additional Interest with respect to the ARD Mortgage Loans after their respective Anticipated Repayment Dates and (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest.

     "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the Code and Treasury regulation section 301.7701-4(c).

     "Ground Lease": With respect to any Serviced Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

     "Holder": A Certificateholder.

     "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

     "Impound Reserve": As defined in Section 3.16(c) hereof.

     "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan or the Ocean Key Resort Mortgage Loan, the Class PM Representative and the Ocean Key Resort B-Noteholder, respectively), the Trustee, the Fiscal Agent and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative (or, with respect to the Pecanland Mall Mortgage Loan and the Ocean Key Resort Mortgage Loan, the Class PM Representative and the Ocean Key Resort B-Noteholder, respectively), the Trustee, the Fiscal Agent or any Affiliate thereof, and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class Representative (or, with respect to the Pecanland Mall Mortgage Loan and the Ocean Key Resort Mortgage Loan, the Class PM Representative and the Ocean Key Resort B-Noteholder, respectively), the Special Servicer, the Trustee, the Fiscal Agent or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class Representative (or, with respect to the Pecanland Mall Mortgage Loan and the Ocean Key Resort Mortgage Loan, the Class PM Representative and the Ocean Key Resort B-Noteholder, respectively), the Special Servicer, the Trustee, the Fiscal Agent or any Affiliate thereof merely because such Person is the beneficial owner of

1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative (or, with respect to the Pecanland Mall Mortgage Loan and the Ocean Key Resort Mortgage Loan, the Class PM Representative and the Ocean Key Resort B-Noteholder, respectively), the Trustee, the Fiscal Agent or such Affiliate thereof, as the case may be.

     "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

     "Independent Contractor": Any Person that would be an "independent contractor" with respect to a REMIC Pool within the meaning of Section 856(d)(3) of the Code if such REMIC Pool were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee and the Master Servicer), so long as such REMIC Pool does not receive or derive any income from such Person; provided that the relationship between such Person and such REMIC Pool is at arm's length, all within the meaning of Treasury regulation section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

     "Insurance Policy": With respect to any Serviced Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Serviced Loan or the related Mortgaged Property.

     "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

     "Insured Environmental Event": As defined in Section 3.07(d).

     "Interest Accrual Period": With respect to each Class of Regular Certificates, each Class X Component, each REMIC I Regular Interest and each Loan REMIC Regular Interest for any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, the Class X Components, the REMIC I Regular Interests and the Loan REMIC Regular Interests.

     "Interest Reserve Account": The segregated account created and maintained by the Master Servicer pursuant to Section 3.04(c) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1."

     "Interest Reserve Amount": With respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan for each P&I Advance Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such P&I Advance Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment is collected in respect thereof as of the Determination Date immediately preceding such P&I Advance Date or a P&I Advance is made in respect thereof for such Due Date as of such P&I Advance Date.

     "Interest Reserve Mortgage Loan": Each Mortgage Loan that is an Actual/360 Mortgage Loan.

     "Interest Reserve REO Mortgage Loan": An REO Mortgage Loan that relates to an Interest Reserve Mortgage Loan.

     "Interested Person": The Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Ocean Key Resort B-Noteholder (but only with respect to the Ocean Key Resort Mortgage Loan), any Independent Contractor hired by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

     "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer initially located at "www.etrustee.net" and "www.wachovia.com", respectively, or such other address as provided to the parties hereto from time to time.

     "Investment Account": As defined in Section 3.06(a).

     "Investment Grade Certificate": As of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

     "IRS": The Internal Revenue Service or any successor agency.

     "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

     "Lake Shore Place Mortgage": That certain Mortgage and Security Agreement, dated as of March 24, 2004, by and between Wachovia as mortgagee and Golub LSP Investors, LLC as mortgagor.

     "Lake Shore Place Mortgage Loan": The Mortgage Loan identified on the Mortgage Loan Schedule as loan number 21 and secured by the Lake Shore Place Mortgage.

     "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Periodic Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Mortgage Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Periodic Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

     "Liquidation Event": With respect to any Serviced Loan, any of the following events: (i) such Serviced Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Serviced Loan; or (iii) if such Serviced Loan is a Mortgage Loan, (A) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement, or (B) such Mortgage Loan is purchased by the Majority Controlling Class Certificateholder, the Majority Class PM Certificateholder, the Special Servicer or any assignee of the foregoing pursuant to Section 3.18, or (C) in the case of the Ocean Key Resort Mortgage Loan, such Mortgage Loan is purchased by the Ocean Key Resort B-Noteholder pursuant to the Ocean Key Resort Intercreditor Agreement, or (D) such Mortgage Loan is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Mortgage Loan and/or REO B-Note Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01; or (iii) such REO Property is sold pursuant to Section 3.18.

     "Liquidation Fee": With respect to each Specially Serviced Loan, REO Mortgage Loan and REO B-Note Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

     "Liquidation Fee Rate": 1.00%.

     "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Serviced Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Controlling Class Certificateholder, the Majority Class PM Certificateholder, the Special Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or replacement of a Mortgage Loan by a Mortgage Loan

Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to Section 9.01; or (vii) the purchase of the Ocean Key Resort Mortgage Loan by the Ocean Key Resort B-Noteholder pursuant to the Ocean Key Resort Intercreditor Agreement.

     "Loan REMIC": The segregated pool of assets consisting of: (i) the Pecanland Mall Mortgage Loan, together with all documents included in the related Mortgage File and any related Escrow Payments and Reserve Funds; (ii) all amounts relating to the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto held from time to time in the Interest Reserve Account, the Certificate Account, the Distribution Account, the Gain-on-Sale Reserve Account and any REO Account; (iii) any REO Property acquired in respect of the Pecanland Mall Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3 and 9 (and, to the extent relevant to the foregoing, Sections 11, 12, 13, 14, 16, 17, 18, 19 and 21) of the Citigroup Mortgage Loan Purchase Agreement with respect to the Pecanland Mall Mortgage Loan; and (v) the rights of the mortgagee under all Insurance Policies with respect to the Pecanland Mall Mortgage Loan.

     "Loan REMIC Deferred Interest": The amount by which interest distributable to REMIC I with respect to any Loan REMIC Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such Loan REMIC Regular Interest on any Distribution Date.

     "Loan REMIC Principal Balance": The principal balance of a Loan REMIC Regular Interest as of any date of determination. As of the Closing Date, the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-1 shall equal $62,322,215 and the Loan REMIC Principal Balance of Loan REMIC Regular interest PM-2 shall equal $3,322,214. On each Distribution Date, the Loan REMIC Principal Balance of each Loan REMIC Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(j), and shall be further permanently reduced by all Realized Losses and Additional Trust Fund Expenses deemed allocated thereto on such Distribution Date pursuant to Section 4.04(c). On any Distribution Date, the Loan REMIC Principal Balance of any Loan REMIC Regular Interest shall be increased by any Loan REMIC Deferred Interest with respect thereto for such Distribution Date.

     "Loan REMIC Regular Interest": Either of the two uncertificated "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC issued hereunder, as described (and bearing the designations specified) in the Preliminary Statement hereto.

     "Loan REMIC Remittance Rate": With respect to each Loan REMIC Regular Interest, for any Distribution Date, the Net Mortgage Pass-Through Rate with respect to the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan for such Distribution Date.

     "Loan-to-Value Ratio": With respect to any Serviced Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then-current principal amount of such Serviced Loan (plus, in the case of the Ocean Key Resort B-Note Loan, the current principal amount of the Ocean Key Resort Mortgage Loan), and the denominator of which is the Appraised Value of the related Mortgaged Property.

     "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Serviced Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

     "Majority Class PM Certificateholder": As of any date of determination, any single Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) of Certificates (other than any Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) that is an Affiliate of the Depositor or Citigroup) entitled to greater than 50% of the Voting Rights allocated to the Class PM Certificates; provided, however, that, if there is no single Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Class PM Certificateholder shall be the single Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) of Certificates with the largest percentage of Voting Rights allocated to such Class.

     "Majority Controlling Class Certificateholder": As of any date of determination, any single Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) of Certificates (other than any Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) that is an Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Controlling Class Certificateholder shall be the single Holder (or, in the case of a Class of Book-Entry Certificates, Certificate Owner) of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Controlling Class Certificateholder, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders (or, in the case of a Class of Book-Entry Certificates, Certificate Owners) of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

     "Master Servicer": Wachovia Bank, National Association, its successor in interest or any successor master servicer appointed as herein provided (including the Trustee as successor pursuant to Section 7.02).

     "Master Servicing Fee": With respect to each Mortgage Loan and REO Mortgage Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a); and, with respect to the Ocean Key Resort B-Note Loan or any REO B-Note Loan, any comparable fee payable to the Master Servicer in accordance with Section 3.11 and the Ocean Key Resort Intercreditor Agreement.

     "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Mortgage Loan, the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan Schedule; and, with respect to the Ocean Key Resort B-Note Loan or any REO B-Note Loan, the per annum rate at which any related Master Servicing Fee is permitted to be calculated under the Ocean Key Resort Intercreditor Agreement.

     "Money Term": With respect to any Serviced Loan, the maturity date, Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

     "Moody's": Moody's Investors Service, Inc., or its successor in interest. If Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Mortgage": With respect to any Serviced Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

     "Mortgage Deferred Interest": With respect to any Serviced Loan, the amount of any interest accrued thereon at the related Mortgage Rate (other than Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such Serviced Loan instead of being payable on the related Due Date on which it would otherwise have been due.

     "Mortgage File": With respect to any Mortgage Loan (and, in the case of the Ocean Key Resort Mortgage Loan, also with respect to the Ocean Key Resort B-Note
Loan), collectively the following documents:

     (i) the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of LaSalle Bank National Association, as trustee for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

     (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

     (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

     (iv) an original executed assignment, in recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee), of (A) the Mortgage, (B) any related Assignment of Leases (if such item is a document separate from the Mortgage) and
            (C) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of LaSalle Bank National Association, as trustee for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (and, in the case of the Ocean Key Resort Mortgage Loan, also on behalf of the Ocean Key Resort B-Noteholder), or in blank;

     (v) an original assignment of all unrecorded documents relating to the Mortgage Loan

            (to the extent not already assigned pursuant to clause (iv) above), in favor of LaSalle Bank National Association, as trustee for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (and, in the case of the Ocean Key Resort Mortgage Loan, also on behalf of the Ocean Key Resort B-Noteholder), or in blank;

     (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

     (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (viii) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC Financing Statement assignment, in form suitable for filing in favor of LaSalle Bank National Association, as trustee for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (and, in the case of the Ocean Key Resort Mortgage Loan, also on behalf of the Ocean Key Resort B-Noteholder), as assignee, or in blank;

     (ix) an original or copy of (A) any Ground Lease or (B) any loan guaranty, indemnity, ground lessor estoppel or environmental insurance policy or lease enhancement policy;

     (x) any intercreditor, co-lender or similar agreement relating to permitted debt of the Mortgagor;

     (xi) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and

     (xii) with respect to the Ocean Key Resort B-Note Loan, all of the above documents with respect to the Ocean Key Resort B-Note Loan and the Ocean Key Resort Intercreditor Agreement; provided that a copy of the Mortgage Note relating to the Ocean Key Resort B-Note Loan, rather than the original, shall be provided, and no endorsements to such note shall be provided;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi), (ix) (solely with respect to any guaranty), (x) and (xi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

     "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, and other security documents contained in the related Mortgage File.

     "Mortgage Loan Purchase Agreement": Each of the Citigroup Mortgage Loan Purchase Agreement, the Wachovia Mortgage Loan Purchase Agreement and the CDC Mortgage Loan Purchase Agreement.

     "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

     (i)    the Mortgage Loan number;

     (ii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

     (iii)  the Cut-off Date Balance;

     (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

     (v)    the Mortgage Rate as of the Cut-off Date;

     (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Mortgage Loan, the Anticipated Repayment Date;

     (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

     (viii) the original and remaining amortization term;

     (ix)   whether the Mortgage Loan is secured by a Ground Lease;

     (x)    the Master Servicing Fee Rate;

     (xi) whether such Mortgage Loan is an ARD Mortgage Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Mortgage Loan;

     (xii)  the related Mortgage Loan Seller;

     (xiii) whether such Mortgage Loan is insured by an environmental policy;

     (xiv) whether such Mortgage Loan is cross-defaulted or cross-collateralized with any other Mortgage Loan;

     (xv)   whether such Mortgage Loan is a Defeasance Loan;

     (xvi)  whether the Mortgage Loan is secured by a letter of credit;

     (xvii) whether such Mortgage Loan is an Interest Reserve Mortgage Loan;

     (xviii) whether payments on such Mortgage Loan are made to a lock-box;

     (xix) the amount of any Reserve Funds escrowed in respect of each Mortgage Loan;

     (xx) the number of grace days after the Due Date until Periodic Payments incur late payment charges; and

     (xxi)  the number of units or square feet related to the Mortgaged
            Property.

     "Mortgage Loan Seller": Citigroup, Wachovia or CDC, as applicable.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Serviced Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Mortgage Loans with respect thereto. The Ocean Key Resort B-Note Loan shall not constitute part of the Mortgage Pool.

     "Mortgage Rate": With respect to (i) any Serviced Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Serviced Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Serviced Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO Mortgage Loan or REO B-Note Loan, the annualized rate described in clause (i) or
(ii), as applicable, above determined as if the predecessor Mortgage Loan or the Ocean Key Resort B-Note Loan, as applicable, had remained outstanding.

     "Mortgaged Property": The property subject to the lien of a Mortgage.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and/or, in the case of an indemnity deed of trust, the entity which granted the lien on such Mortgaged Property.

     "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

     "Net Available Distribution Amount": With respect to any Distribution Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class PM Available Distribution Amount for such Distribution Date.

     "Net Investment Earnings": With respect to (i) the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account, any REO Account and the Ocean Key Resort Custodial Account for any Collection Period and
(ii) the Distribution Account, the Additional Interest Account or the Gain-on-Sale Reserve Account (if any) for any Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date), with respect to any of the accounts described in clause (ii) above, on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during the subject Collection Period with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date), with respect to any of the accounts described in clause
(ii) above, in connection with the investment of such funds in accordance with
Section 3.06.

     "Net Investment Loss": With respect to (i) the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account, any REO Account and the Ocean Key Resort Custodial Account for any Collection Period and
(ii) the Distribution Account, the Additional Interest Account or the Gain-on-Sale Reserve Account (if any) for any Distribution Date, the amount by which the aggregate of all losses, if any, incurred during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during the subject Collection Period, with respect to any of the accounts described in clause (i) above, or during the one-month period ending on the subject Distribution Date and beginning immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, beginning on the Closing
Date) with respect to any of the accounts described in clause (ii) above, in connection with the investment of such funds in accordance with Section 3.06.

     "Net Mortgage Pass-Through Rate":

          (A) With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Mortgage Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date); and

          (B) With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate equal to:

               (1) the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (i) the number of days in the calendar month preceding the month in which such Distribution Date occurs, multiplied by (ii) the Stated Principal Balance of such Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding such Distribution Date, multiplied by (iii) 1/360, multiplied by (iv) the Mortgage Rate for such Mortgage Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing
                    Date), and the denominator of which fraction is the Stated Principal Balance of such Mortgage Loan (or such successor REO Mortgage Loan) immediately preceding that Distribution Date; minus

               (2) the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate.

     Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2004, then the amount of interest referred to in the fractional numerator described in clause (B)(1)(b) above will be decreased to reflect any Interest Reserve Amounts with respect to the subject Mortgage Loan (or REO Mortgage Loan) transferred from the Certificate Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2004, then the amount of interest referred to in the fractional numerator described in clause (B)(1)(b) above will be increased to reflect any Interest Reserve Amounts with respect to the subject Mortgage Loan (or REO Mortgage Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

     "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Mortgage Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate; and, with respect to the Ocean Key Resort B-Note Loan or any REO B-Note Loan, as of any date of determination, a per annum rate equal to the related Mortgage Rate minus any related Master Servicing Fee Rate.

     "Net Operating Income" or "NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

     "Net Principal Distribution Amount": With respect to any Distribution Date, the Available Distribution Amount for such Distribution Date, reduced (to not less than zero) by the Class PM Principal Distribution Amount for such Distribution Date.

     "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of REMIC I (or, in the case of any REO Property related to the Pecanland Mall

Mortgage Loan, the Loan REMIC), including any lease renewed, modified or extended on behalf of such REMIC Pool if such REMIC Pool has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Mortgage Loan by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master Servicer and the Special Servicer, the standard of care set forth in Section 8.01(a) in the case of the Trustee, or in the Fiscal Agent's reasonable good faith judgment in the case of the Fiscal Agent, with respect to such P&I Advance will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Mortgage Loan.

     "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Serviced Loan or REO Property by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, that, as determined by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, in accordance with the Servicing Standard, in the case of the Master Servicer and the Special Servicer, the standard of care set forth in Section 8.01(a) in the case of the Trustee, or in the Fiscal Agent's reasonable good faith judgment in the case of the Fiscal Agent, will not be ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Serviced Loan or REO Property.

     "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class PM, Class Y-I, Class Y-II, Class Y-III or Class R Certificate.

     "Non-United States Tax Person": Any Person other than a United States Tax Person.

     "Ocean Key Resort B-Note Loan": The mortgage loan secured by a Mortgage on the Ocean Key Resort Mortgaged Property that is, to the extent provided in the Ocean Key Resort Intercreditor Agreement, subordinate to the Ocean Key Resort Mortgage Loan. The Ocean Key Resort B-Note Loan shall not constitute part of the Trust Fund.

     "Ocean Key Resort B-Noteholder": The holder(s) of (i) the Mortgage Note for the Ocean Key Resort B-Note Loan and (ii) the corresponding rights under the Ocean Key Resort Intercreditor Agreement.

     "Ocean Key Resort Custodial Account": With respect to the Ocean Key Resort Loan Pair, the separate account (which may be a sub-account of the Certificate Account) created and maintained by the Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the Ocean Key Resort B-Noteholder, which shall be entitled "Wachovia Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 and [name of the Ocean Key Resort B-Noteholder]." Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

     "Ocean Key Resort Intercreditor Agreement": The intercreditor agreement in effect between (i) the Trust Fund as holder of the Ocean Key Resort Mortgage Loan and (ii) the Ocean Key Resort B-Noteholder.

     "Ocean Key Resort Loan Pair": Collectively, the Ocean Key Resort Mortgage Loan and the Ocean Key Resort B-Note Loan. The term "Ocean Key Resort Loan Pair" shall include any successor REO Mortgage Loan with respect to the Ocean Key Resort Mortgage Loan and any successor REO B-Note Loan with respect to the Ocean Key Resort B-Note Loan.

     "Ocean Key Resort Material Default": A "Material Default" under the Ocean Key Resort Intercreditor Agreement.

     "Ocean Key Resort Mortgage Loan": The Mortgage Loan identified as loan number 39 on the Mortgage Loan Schedule) and secured by a Mortgage on the Ocean Key Resort Mortgaged Property.

     "Ocean Key Resort Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as Ocean Key Resort.

     "Ocean Key Resort REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders and the Ocean Key Resort B-Noteholder, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 and [name of the Ocean Key Resort B-Noteholder], as their interests may appear."

     "Ocean Key Resort REO Property": The Ocean Key Resort Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders and the Ocean Key Resort B-Noteholder, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of the Ocean Key Resort Loan Pair.

     "Ocean Key Resort Triggering Event of Default": With respect to the Ocean Key Resort Loan Pair, any of the following: (i) any payment of principal or interest on either or both of the Ocean Key Resort Mortgage Loan or the Ocean Key Resort B-Note Loan becomes 90 or more days delinquent; (ii) the principal balance of the related Mortgage Note in respect of either the Ocean Key Resort Mortgage Loan or the Ocean Key Resort B-Note Loan has been accelerated; (iii) the principal balance of either or both of the Ocean Key Resort Mortgage Loan or the Ocean Key Resort B-Note Loan is not paid at maturity; (iv) the related Mortgagor files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding; or (v) any other event where the cash flow payment under the Mortgage Note in respect of the Ocean Key Resort B-Note Loan has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to Section 4 of the Ocean Key Resort Intercreditor Agreement.

     "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

     "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC; (b) the qualification of the Grantor Trust as a grantor trust; (c) compliance with the REMIC Provisions or the Grantor Trust Provisions or (d) the resignation of the Master Servicer or Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the Depositor, as applicable.

     "Option Price": As defined in Section 3.18(c).

     "Original Class Notional Amount": With respect to the Class X Certificates, the Original Class X Notional Amount.

     "Original Class Principal Balance": With respect to any Class of Principal Balance Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

     "Original Class X Notional Amount": $1,182,418,797.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "P&I Advance": As to any Mortgage Loan or REO Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03, and in any event subject to Section 3.26.

     "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

     "Pass-Through Rate": With respect to:

     (i) the Class A-1 Certificates for any Distribution Date, 3.2954% per annum;

     (ii) the Class A-2 Certificates for any Distribution Date, 4.6849% per annum;

     (iii) the Class A-3 Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2514% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (iv) the Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (v) the Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates for any Distribution Date, a per annum rate equal to the lesser of
(a) 5.2500% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

     (vi) the Class PM Certificates for any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate applicable to the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto for such Distribution Date; and

     (vii) the Class X Certificates, for any Distribution Date, the weighted average of Class X Strip Rates for the respective Class X Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Class X Components outstanding immediately prior to such Distribution Date).

     "Pecanland Mall Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the portion of the applicable Available Distribution Amount for such Distribution Date (calculated without regard to any reimbursement of Nonrecoverable Advances in respect of any Mortgage Loan or REO Mortgage Loan and/or any payment of Additional Trust Fund Expenses in respect of any Mortgage Loan or REO Mortgage Loan), reduced (to not less than zero) by (b) the sum of (i) all Nonrecoverable Advances (if any) with respect to the Pecanland Mall Mortgage Loan or any related REO Property reimbursed, and all Additional Trust Fund Expenses (if any) related or allocable to the Pecanland Mall Mortgage Loan or any related REO Property paid, out of general collections on the other Mortgage Loans and REO Properties during the related Collection Period and (ii) the excess, if any, of (A) the aggregate of the amounts described in clause (b)(i) of this definition for all Collection Periods, if any, prior to the related Collection Period, over (B) the aggregate of the amounts described in clause (a) of this definition for all Distribution Dates prior to the subject Distribution Date.

     "Pecanland Mall Change-of-Control Event": The event that exists when, as of any date of determination, the Class Principal Balance of the Class PM Certificates (net of any Appraisal Reduction Amount with respect to the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto) is less than 25% of the initial Class Principal Balance of the Class PM Certificates.

     "Pecanland Mall Cure Event": As defined in Section 6.11.

     "Pecanland Mall Cure Payments": As defined in Section 6.11.

     "Pecanland Mall Cure Period": As defined in Section 6.11.

     "Pecanland Mall Event of Default": An "Event of Default" as defined under the Pecanland Mall Mortgage Loan documents.

     "Pecanland Mall Mortgage Loan": The Mortgage Loan identified as loan number 20 on the Mortgage Loan Schedule and secured by a Mortgage on the Pecanland Mall Mortgaged Property.

     "Pecanland Mall Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as Pecanland Mall.

     "Pecanland Mall Payment Trigger Event": With respect to any Distribution Date and the Pecanland Mall Mortgage Loan, the event that exists if (i) the Pecanland Mall Mortgage Loan (A) is delinquent 60 days or more with respect to a Periodic Payment (not including the Balloon Payment), or (B) is delinquent with respect to its Balloon Payment unless the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that, if such refinancing does not occur during such time specified in the commitment, a Pecanland Mall Payment Trigger Event will immediately exist), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, but taking into account any cure by the Class PM Representative in accordance with this Agreement; (ii) a material non-monetary event of default has occurred and is continuing with respect to the Pecanland Mall Mortgage Loan and is not cured by the Class PM Representative in accordance with this Agreement; (iii) the Pecanland Mall Mortgaged Property had, as of the related Determination Date, become an REO Property; (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; (v) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or
(vi) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     "Pecanland Mall Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the aggregate of the amounts comprising the Principal Distribution Amount for such Distribution Date pursuant to clauses
(a) through (f), inclusive, of the definition of "Principal Distribution Amount" that relate to the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto.

     "Penalty Interest": With respect to any Serviced Loan (or any successor REO Mortgage Loan or REO B-Note Loan, as applicable, with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Serviced Loan (or such successor REO Mortgage Loan or REO B-Note Loan, as applicable) accrued at the related Mortgage Rate.

     "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Class Notional Amount, as the case may be, of the relevant Class. With respect to a Class R Certificate, Class Y-I Certificate, Class Y-II Certificate or Class Y-III Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Periodic Payment": With respect to any Serviced Loan as of any Due Date, the scheduled payment of principal and/or interest on such Serviced Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

     "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of or managed by LaSalle Bank National Association (or any successor Trustee) if otherwise qualifying hereunder):

     (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days); provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity. Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r" highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

     (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days); provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

     (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

     (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

     (v) units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by Moody's and which are rated "AAAm" or "AAAm-G" by S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

     (vi) any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee; provided, however, in no event shall such other obligation or security be rated less than "AA/A-1" or "Aa3/P+" by S&P or Moody's, respectively;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Permitted Transferee": Any Transferee of a Class R Certificate other than a Disqualified Organization, a Plan, a Non-United States Tax Person or a United States Tax Person with respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": As defined in Section 5.02(c).

     "Plurality Class R Certificateholder": As to any taxable year of any REMIC Pool, the Holder of Certificates holding the largest Percentage Interest of the Class R Certificates.

     "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer for LaSalle Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1."

     "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Mortgage Loan is repaid on its Anticipated Repayment Date.

     "Prepayment Interest Excess": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Serviced Loan following such Serviced Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any related Penalty Interest and Additional Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Serviced Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

     "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

     "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

     "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross collateralization provisions of such Crossed Loan.

     "Prime Rate": The "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

     "Principal Balance Certificate": A Class PM Certificate or any Sequential Pay Certificate.

     "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to:

          (a) the aggregate of the principal portions of all Periodic Payments (other than Balloon Payments) and any Assumed Periodic Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date; plus

          (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period; plus

          (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

          (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the related Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above; plus

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related REO Mortgage Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date; plus

          (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related REO Mortgage Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) or (e) above; plus

          (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Net Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01; plus

          (h) any amounts that were used to reimburse Nonrecoverable Advances (including interest on such Nonrecoverable Advances) from principal collections on the Mortgage Pool pursuant to Section 3.05(a) hereof which are subsequently recovered on the related Mortgage Loan or REO Mortgage Loan during the related Collection Period; less

          (i) the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from principal collections on the Mortgage Pool pursuant to
     Section 3.05(a) hereof with respect to such Distribution Date where such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date pursuant to any of clauses
     (a) through (f) above.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Serviced Loan that is received in advance of its scheduled Due Date; provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Privileged Person": Any Certificateholder, any Certificate Owner, any party hereto, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any Underwriter, any designee of the Depositor or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or Section 4.02 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit L-1 or Exhibit L-2, as applicable, which certification is available on the Trustee's Internet Website.

     "Proposed Plan": As defined in Section 3.17(a)(iii).

     "Prospectus": The prospectus dated May 24, 2004, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

     "Prospectus Supplement": The final prospectus supplement dated June 8, 2004 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

     "Purchase Option": As defined in Section 3.18(c).

     "Purchase Option Notice": As defined in Section 3.18(e).

     "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the sum of: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances made with respect to such Mortgage Loan (or the related REO Mortgage Loan), (c) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any purchase by a Mortgage Loan Seller (to the extent not included in clause (c) above) and (e) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or any other collections in respect of the Mortgage Loan or the related Mortgaged Property from a source other than the Trust Fund, and including, if applicable, any Liquidation Fee payable to the Special Servicer in respect of such Mortgage Loan pursuant to Section 3.11(c)); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

     "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "Qualified Bidder": As defined in Section 7.01(c).

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum insurance financial strength or claims paying ability rating of at least "A3" by Moody's and "A" by S&P (or the obligations of which are guaranteed or backed by a company having such a financial strength or claims paying ability rating), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a financial strength or claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Moody's rating, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include S&P)) but in no event lower than "A-" by S&P and "A3" by Moody's (or, if not rated by Moody's, then at least "A-" by two other nationally recognized statistical rating organizations (which may include S&P)), or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

     "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted

Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on a 30/360 Basis); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then-current Loan-to-Value Ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have an original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the original Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan and a current Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of not less than the current Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution;
(xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class) and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool or the imposition of tax on any REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no Mortgage Loan shall have a Net Mortgage Rate that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. A Qualified Substitute Mortgage Loan may not be substituted for the Pecanland Mall Mortgage Loan.

     "Rated Final Distribution Date": The Distribution Date in April 2040.

     "Rating Agency": Each of Moody's and S&P.

     "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Mortgage Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period (in each case together with interest accrued thereon), minus
(d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); and (4) each Mortgage Loan for which a Final Recovery Determination has been made, to the extent not included in clause (1) above, Nonrecoverable Advances (including interest on such Nonrecoverable Advance) to the extent amounts have been paid from the Principal Distribution Amount pursuant to Section 3.05(a) hereof.

     "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

     "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D or Class E Certificate.

     "Regular Certificate": Any Principal Balance Certificate or Class X Certificate.

     "Regulation S": Regulation S under the Securities Act.

     "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S Legend.

     "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the applicable Regulation S Release Date, except pursuant to an exemption from the registration requirements of the Securities Act.

     "Regulation S Release Date": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, the date that is 40 days after the later of (a) the commencement of the offering of such Certificates to Persons other than distributors in reliance on Regulation S, and (b) the date of closing of the offering.

     "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

     "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

     "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the Loan REMIC Regular Interests; (ii) all of the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (other than the Pecanland Mall Mortgage Loan) received after the Closing Date (excluding all Additional Interest on such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (iii) except to the extent that they are part of the Loan REMIC, all amounts held from time to time in the Interest Reserve Account, the Certificate Account, the Distribution Account, the Gain-on-Sale Reserve Account, any Pool REO Account and the Ocean Key Resort Custodial Account; (iv) any REO Property acquired in respect of a Mortgage Loan (other than the Pecanland Mall Mortgage Loan); (v) except to the extent that they are part of the Loan REMIC, the rights of the Depositor under Sections 2, 3 and 9 (and, to the extent relevant to the foregoing, Sections 11, 12, 13, 14, 16, 17, 18, 19 and 21) of each of the Mortgage Loan Purchase Agreements with respect to the Mortgage Loans (other than the Pecanland Mall Mortgage Loan); and (v) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans (other than the Pecanland Mall Mortgage Loan), in each case exclusive of the interest of the Ocean Key Resort B-Noteholder; provided that REMIC I shall not include the Ocean Key Resort B-Note Loan or any successor REO B-Note Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts collected on the Ocean Key Resort B-Note Loan or any successor REO B-Note Loan with respect thereto.

     "REMIC I Deferred Interest": The amount by which interest distributable to REMIC II with respect to any REMIC I Regular Interest is reduced by the amount of Mortgage Deferred Interest allocable to such REMIC I Regular Interest on any Distribution Date.

     "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the amount specified as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be: (i) permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(i); (ii) further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b); and (iii) increased by any REMIC I Deferred Interest with respect thereto for such Distribution Date.

     "REMIC I Regular Interest": Any of the 19 uncertificated "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I issued hereunder, as described (and bearing the designations specified) in the Preliminary Statement hereto.

     "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, other than REMIC I Regular Interest PM, for any Distribution Date, an annual rate equal to the Weighted Average Net Mortgage Rate for such Distribution Date; and, with respect to REMIC I Regular Interest PM for any Distribution Date, an annual rate equal to the Loan REMIC Remittance Rate with respect to Loan REMIC Regular Interest PM-2 for such Distribution Date.

     "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts deemed distributed thereon from time to time, conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R Certificates, insofar as the Class R Certificates evidence the sole class of residual interests in REMIC II, with respect to which segregated pool of assets a separate REMIC election is to be made.

     "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q or Class PM Certificate or, insofar as it represents a portion of the sole class of residual interests in REMIC II, any Class R Certificate.

     "REMIC Pool": Any of REMIC I, REMIC II and the Loan REMIC.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

     "REO Account": The Pool REO Account or the Ocean Key Resort REO Account, as applicable.

     "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

     "REO B-Note Loan": The loan deemed for purposes hereof to succeed the Ocean Key Resort B-Note Loan and to be outstanding with respect to any Ocean Key Resort REO Property. The REO B-Note Loan shall be deemed to be outstanding for so long as the Ocean Key Resort REO Property or any interest therein remains part of the Trust Fund and, further, be deemed to have the same terms and conditions as the Ocean Key Resort B-Note Loan (such terms and conditions to be applied without regard to the default on such predecessor loan and the acquisition of the related REO Property as part of the Trust Fund). The REO B-Note Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor loan as of the date of the related REO Acquisition. All amounts due and owing, or deemed to be due and owing, in respect of the Ocean Key Resort B-Note Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO

B-Note Loan. The Master Servicer shall allocate proceeds, revenues and other collections received on or with respect to the Ocean Key Resort REO Property to amounts due and owing, or deemed to be due and owing, under the REO B-Note Loan in accordance with Section 4 of the Ocean Key Resort Intercreditor Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the Ocean Key Resort B-Note Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid servicing compensation and any unreimbursed Servicing Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of the REO B-Note Loan pursuant to Section 3.05(g) or, to the extent provided thereby, Section 3.05(a), as the case may be.

     "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h).

     "REO Extension": As defined in Section 3.16(a).

     "REO Mortgage Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) with respect to such REO Mortgage Loan that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof, shall be deemed outstanding until recovered or until a Final Recovery Determination is made. Collections in respect of each REO Mortgage Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for other related Servicing Advances as provided in this Agreement) shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) with respect to such REO Mortgage Loan, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; second, as a recovery of accrued and unpaid interest on such REO Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); third, as a recovery of principal of such REO Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Mortgage Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order; provided that, in the case of any REO Mortgage Loan that succeeds the Ocean Key Resort Mortgage Loan, the foregoing allocations shall be subject to the Ocean Key Resort Intercreditor Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan pursuant to Section 3.05(a).

     "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Serviced Loan. Any Ocean Key Resort REO Property shall be an REO Property.

     "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

     "REO Tax": As defined in Section 3.17(a)(i).

     "Reporting Period": The Trust's fiscal year 2004, together with any subsequent fiscal year for the Trust, if as of the beginning of such subsequent fiscal year, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository).

     "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

     "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an Appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer

     "Required Appraisal Date": With respect to any Mortgage Loan that is not otherwise a Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses (i) through (vi) of the definition of Required Appraisal Mortgage Loan occurs.

     "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is 60 days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Mortgage Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date unless the Master Servicer has on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Mortgage
Loan); provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan:

          (a) with respect to the circumstances described in clauses (i) and
     (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

          (b) with respect to the circumstances described in clauses (iv), (v) and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

     "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable; provided that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

     "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

     "Reserve Funds": With respect to any Serviced Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

     "Responsible Officer": When used with respect to (i) the initial Trustee, any officer or assistant officer in the Global Securitization Trust Services Group of the initial Trustee, and (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Servicer Reports": Each of the CMSA Servicer Watchlist, CMSA Operating Statement Analysis, CMSA NOI Adjustment Worksheet and CMSA Comparative Financial Status Report. If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

     "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, none of which certificates bears a Regulation S Legend, and each of which certificates has a Rule 144A CUSIP number.

     "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Sarbanes Oxley Act": The Sarbanes Oxley Act of 2002.

     "Scheduled Payment": With respect to any Serviced Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Serviced Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

     "Securities Act": The Securities Act of 1933, as amended.

     "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4 or Class X Certificate.

     "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Q Certificate.

     "Serviced Loan": Any Mortgage Loan or, if and when it is serviced hereunder, the Ocean Key Resort B-Note Loan, as applicable.

     "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Serviced Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Serviced Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Serviced Loan (a) the Stated Principal Balance of such Serviced Loan as of the end of the immediately preceding Collection Period and (b) the difference between the Master Servicing Fee Rate for such Serviced Loan over the servicing fee rate (if any) applicable to such Serviced Loan as specified in any Sub-Servicing Agreement related to such Serviced Loan.

     "Servicer Reports": Any of the Restricted Servicer Reports, the Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Financial File and the CMSA Property File.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in connection with the servicing of a Serviced Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i) through (v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account) and Section 3.20(g) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, general and administrative costs of the Master Servicer and the Special Servicer, costs or expenses incurred by any such party in connection with its purchase of a Serviced Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

     "Servicing Fees": With respect to each Serviced Loan, REO Mortgage Loan and REO B-Note Loan, the Master Servicing Fee and the Special Servicing Fee.

     "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to the origination and servicing of any Serviced Loan which are reasonably required for the ongoing administration of the Serviced Loan including management agreements, cash management agreements, lockbox agreements, franchise agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, operation and maintenance (O&M) plans, financial statements, leases, rent rolls and tenant estoppels.

     "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Serviced Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

     "Servicing-Released Bid": As defined in Section 7.01(c).

     "Servicing-Retained Bid": As defined in Section 7.01(c).

     "Servicing Standard": With respect to the Master Servicer or the Special Servicer, as applicable, the servicing and administration of the Serviced Loans and any REO Properties for which it is responsible hereunder: (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and/or similar foreclosure properties, as applicable, (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing and administering their own loans and/or foreclosure properties, as applicable, or (ii) held in its own portfolio, whichever standard is higher; (b) with a view to (i) the timely collection of all Periodic Payments due on each such Serviced Loan or, if any such Serviced Loan shall come into and continue in default, the maximization of the recovery on such Serviced Loan on a net present value basis and (ii) the best interests of the Certificateholders and the Trust Fund (or, if the Ocean Key Resort Loan Pair is involved, with a view towards (i) the timely collection of all Periodic Payments due on the Ocean Key Resort Loan Pair or, if the Ocean Key Resort Loan Pair shall come into and continue in default, the maximization of recovery on the Ocean Key Resort Loan Pair on a net present value basis and
(ii) the best interests of the Trust Fund, the Certificateholders and the Ocean Key Resort B-Noteholder, as a collective whole, in any event taking into account that the Ocean Key Resort B-Note Loan is subordinate to the Ocean Key Resort Mortgage Loan, to the extent set forth in the Ocean Key Resort Intercreditor Agreement); and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transactions contemplated by this Agreement or any Affiliate thereof; (ii) the ownership of any Certificate (or other interest in any Serviced Loan) by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate of such Mortgagor.

     "Servicing Transfer Event": With respect to any Serviced Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Loan".

     "Similar Law": As defined in Section 5.02(c).

     "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

     "Special Servicer": Lennar Partners, Inc., its successor in interest, or any successor special servicer appointed as herein provided.

     "Special Servicing Fee": With respect to each Specially Serviced Loan, REO Mortgage Loan and REO B-Note Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

     "Special Servicing Fee Rate": With respect to each Specially Serviced Loan, REO Mortgage Loan and REO B-Note Loan, 0.25% per annum.

     "Specially Serviced Loan": Any Serviced Loan as to which any of the following events have occurred:

          (a) the related Mortgagor shall have (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the subject Serviced Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the subject Serviced Loan will immediately become a Specially Serviced Loan), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days, unless, with respect to the Pecanland Mall Mortgage Loan only, the Class PM Representative has cured such delinquency pursuant to and in accordance with Section 6.11; or

          (b) the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative (or with respect to the Pecanland Mall Mortgage Loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Class PM Representative)) shall have determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or any other default under the applicable loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the subject Serviced Loan or otherwise would materially adversely affect the interests of Certificateholders and would continue unremedied (including, without limitation, in the case of the Pecanland Mall Mortgage Loan, by the Class PM Representative pursuant to and in accordance with
     Section 6.11) beyond the applicable grace period under the terms of the subject Serviced Loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days; or

          (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or Special Servicer shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the subject Serviced Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied (including, without limitation, in the case of the Pecanland Mall Mortgage Loan, by the Class PM Representative pursuant to and in accordance with Section 6.11) beyond the applicable grace period under the terms of the subject Serviced Loan (or, if no grace period is specified, for 60 days; provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause (c); or

          (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Loan (and no Special Servicing Fees shall be payable); or

          (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

          (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that during any time at which the entire Ocean Key Resort Loan Pair is serviced and administered pursuant to this Agreement, the Ocean Key Resort B-Note Loan shall be deemed to be a Specially Serviced Loan if the Ocean Key Resort Mortgage Loan becomes a Specially Serviced Loan and the Ocean Key Resort Mortgage Loan shall be deemed to be a Specially Serviced Loan if the Ocean Key Resort B-Note Loan becomes a Specially Serviced Loan; and provided, further, that a Serviced Loan will cease to be a Specially Serviced Loan when a Liquidation Event has occurred with respect to such Serviced Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause such Serviced Loan (or, in the case of the Ocean Key Resort Loan Pair, would cause either of the Serviced Loans comprising the Ocean Key Resort Loan Pair) to continue to be characterized as a Specially Serviced Loan, when:

          (i) with respect to the circumstances described in clause (a) above, the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of the subject Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

          (ii) with respect to the circumstances described in clauses (b), (d),
     (e) and (f) above, such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (iii) with respect to the circumstances described in clause (c) above, such default is cured; and

          (iv) with respect to the circumstances described in clause (g) above, such proceedings are terminated.

     "Specially Serviced Mortgage Loan": A Mortgage Loan that is a Specially Serviced Loan.

     "Startup Day": With respect to each REMIC Pool, the day designated as such in Section 10.01(c).

     "State and Local Taxes": Taxes imposed by the State of New York, by the State in which the Mortgage Files are maintained, by any of the States in which are located the Corporate Trust Office and/or the respective offices of the Master Servicer and Special Servicer responsible for servicing and administering the Serviced Loans and any REO Properties, and/or by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

     "Stated Maturity Date": With respect to any Serviced Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

     "Stated Principal Balance": With respect to any Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due thereon on or before the related date of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination, minus (z) the sum of:

     (i) the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor or advanced by the Master Servicer, the Trustee or the Fiscal Agent and distributed to Certificateholders on or before such date of determination;

     (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

     (iii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

     (iv) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination; and

     (v) to the extent not otherwise included as part of the amount described in clause (z)(iv) of this definition, any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

     With respect to any REO Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

     (i) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination;

     (ii) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Mortgage Loan, to the extent distributed to Certificateholders on or before such date of determination; and

     (iii) the principal portion of any Realized Loss incurred in respect of such REO Mortgage Loan prior to the end of the Collection Period for the then-most recent Distribution Date coinciding with or preceding such date of determination.

     A Mortgage Loan or an REO Mortgage Loan shall be deemed to be part of the Mortgage Pool and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any Mortgage Loan or REO Mortgage Loan shall be deemed distributed to Certificateholders as of the first Distribution Date that such payments or other collections of principal are included in the Principal Distribution Amount. However, to the extent that principal from general collections on the Mortgage Pool is used to reimburse, or pay interest on, Nonrecoverable Advances pursuant to Section 3.05(a) hereof with respect to a Mortgage Loan or REO Mortgage Loan which is not the Mortgage Loan or REO Mortgage Loan in respect of which such Nonrecoverable Advance was made, and such amount has not been included as part of the Principal Distribution Amount, such amount shall nonetheless continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, or if any Mortgage Loan or REO Property is liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan or the related REO Mortgage Loan will be zero.

     With respect to the Ocean Key Resort B-Note Loan or any successor REO B-Note Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of the Ocean Key Resort B-Note Loan or the deemed unpaid principal balance of such REO B-Note Loan.

     "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Serviced Loans as provided in
Section 3.22.

     "Substitution Shortfall Amount": With respect to a substitution of Mortgage Loans pursuant to any Mortgage Loan Purchase Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, then the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

     "Successful Bidder": As defined in Section 7.01(c).

     "Tax Administrator": The Trustee or any Tax Administrator appointed pursuant to Section 8.14.

     "Tax Matters Person": With respect to each REMIC Pool, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulation section 1.860F-4(d) and Temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Class R Certificateholder.

     "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return on Internal Revenue Service

Form 1041 to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

     "Trust": The common law trust created hereunder.

     "Trust Fund": Collectively, all of the assets of the Grantor Trust and the respective REMIC Pools.

     "Trustee": LaSalle Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Mortgage Loan and REO Mortgage Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

     "Trustee Fee Rate": 0.0019% per annum.

     "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

     "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

     "Uncertificated Accrued Interest": With respect to any Loan REMIC Regular Interest for any Distribution Date, one month's interest at the Loan REMIC Remittance Rate applicable to such Loan REMIC Regular Interest for such Distribution Date, accrued on the related Loan REMIC Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the related REMIC I Principal Balance outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest shall be calculated on a 30/360 Basis and, with respect to any Loan REMIC Regular Interest or REMIC I Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Uncertificated Distributable Interest": With respect to any Loan REMIC Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such Loan REMIC Regular Interest for such Distribution Date, reduced (to not less than zero) by the sum of (i) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date attributable to the Pecanland Mall Mortgage Loan that is allocable to such Loan REMIC Regular Interest in accordance with Section 4.04(f) and (ii) the portion of any Mortgage Deferred Interest attributable to the Pecanland Mall Mortgage Loan that is allocable to such Loan REMIC Regular Interest on such Distribution Date in accordance with Section 4.04(d). With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the sum of (i) the portion of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date that is allocable to such REMIC I Regular Interest in accordance with Section 4.04(f) and (ii) the portion of any Mortgage Deferred Interest that is allocable to such REMIC I Regular Interest on such Distribution Date in accordance with Section 4.04(d).

     "Underwriter": Each of Citigroup Global Markets Inc., Wachovia Capital Markets, LLC Caisse Des Depots Securities Inc. and Deutsche Bank Securities Inc. or, in each case, its successor in interest.

     "United States Tax Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).

     "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

     "Unrestricted Servicer Reports": Each of the Updated Collection Report, CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Loan Level Reserve/LOC Report, CMSA Historical Liquidation Report and CMSA REO Status Report and, from and after its filing with the Commission, any item deemed to be an Unrestricted Servicer Report in accordance with the definition of "Restricted Servicer Reports".

     "Updated Collection Report": A report substantially containing the content described in Exhibit F-2 attached hereto and available each month on the P&I Advance Date, setting forth each Mortgage Loan or REO Mortgage Loan with respect to which the Master Servicer received a Periodic Payment or principal payment after the Determination Date and before the P&I Advance Date for the related month.

     "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

     "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Regular Certificates. Ninety-six percent (96%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class PM Certificates in proportion to the respective Class Principal Balances of their Certificates; provided that, solely for the purpose of determining the respective Voting Rights of the various Classes of Principal Balance Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; and provided, further, however, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Controlling Class, the Controlling Class Representative, the Class PM Representative, the Majority Controlling Class Certificateholder or the Majority Class PM Certificateholder. Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates. The Class Y-I, Class Y-II, Class Y-III and Class R Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

     "Wachovia": Wachovia Bank, National Association or its successor in interest.

     "Wachovia ARD Loan": Any Wachovia Mortgage Loan that is an ARD Loan.

     "Wachovia Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of June 8, 2004 between the Depositor and Wachovia and relating to the transfer of the Wachovia Mortgage Loans to the Depositor.

     "Wachovia Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Wachovia Mortgage Loan Purchase Agreement and each Qualified Substitute Mortgage Loan delivered in replacement thereof in accordance with this Agreement and the Wachovia Mortgage Loan Purchase Agreement.

     "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Pass-Through Rates applicable to the Mortgage Loans and any REO Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances (or, in the case of the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-1) immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

     "Workout Fee": With respect to each Corrected Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of
Section 3.11(c).

     "Workout Fee Rate": 1.0%.

     "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Serviced Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on scheduled payments on such Serviced Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Serviced Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note; provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Serviced Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Serviced Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X {(1+ .055/2)^0.16667}-1) where
..055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

     SECTION 1.02. General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

          (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01. Conveyance of Mortgage Loans.

     (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3 and 9 (and, to the extent relevant to the foregoing, Sections 11, 12, 13, 14, 16, 17, 18, 19 and 21) of each of the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

     (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned and the Servicing File to the Master Servicer. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan) at the expense of the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the applicable Mortgage Loan Purchase Agreement and this Section 2.01(b).

     (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, solely because of a delay caused by the public recording office or filing office, as applicable, where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing, as applicable, thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording or filing, as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the applicable Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File; provided that a photocopy of such non-delivered document or instrument (with evidence of recording or filing, as applicable, thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

     If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller does not deliver in complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File," the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and Section) 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and, if applicable, recordable form (except for any missing recording information and, if delivered in blank, the name of the assignee) shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

     (d) The Trustee shall, for a fee paid to the Trustee by the Depositor on the Closing Date as to each Mortgage Loan, promptly (and in any event, as to any Mortgage Loan, within 90 days following the latest of (i) the Closing Date, (ii) the delivery of all relevant related assignments and UCC Financing Statements to the Trustee, and (iii) the date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording and filing information required for the recording or filing of such assignments and UCC Financing Statements) complete (if and to the extent necessary) and cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (iv)(A), (B) and (C), respectively, of the definition of "Mortgage File" and each assignment of a UCC Financing Statement in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." In accordance with the respective Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller shall reimburse the Trustee for all reasonable costs and expenses incurred for recording any documents described in clause (iv)(C) of the definition of "Mortgage File." Each such assignment of recordable documents shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments to the extent that the Trustee has received a copy thereof and to the extent not previously provided.

     (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except draft documents, attorney-client privileged communications and internal correspondence, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations and other underwriting analysis of the Mortgage Loan Sellers) that relate to, and are necessary for the servicing and administration of, the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer.

     (f) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall deliver to the Trustee and the Master Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

     SECTION 2.02. Acceptance of the Trust Fund by Trustee.

     (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File", the provisions of Section 2.01, the further limitations on review provided for in Section 2.02(b), the fact that as of the Closing Date, the Trustee has only reviewed the Mortgage File for the presence of the Mortgage Notes described in clause (i) of the definition of "Mortgage File", and the exceptions noted on the schedule of exceptions attached hereto as Exhibit C-1 of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee also acknowledges receipt of the portion of the Mortgage File comprising the Ocean Key Resort B-Note Loan and that it holds and will hold such portion of the Mortgage File for the benefit of the Ocean Key Resort B-Noteholder and the Certificateholders (to the extent they are affected). The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that with respect to each Mortgage Loan except as identified in the schedule of exceptions, which is attached hereto as Exhibit C-1 without regard to the proviso in the definition of "Mortgage File," each of the original executed Mortgage Notes as described in clause (i) of the definition of Mortgage File are in its possession. In addition, within ninety
(90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Majority Controlling Class Certificateholder, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C-2) to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller (with copies to the Majority Controlling Class Certificateholder (and, in the case of the Pecanland Mall Mortgage Loan, the Majority Class PM Certificateholder)) that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(B), (iv)(C), (vi),
(viii) and (ix)(A) of the definition of "Mortgage File" are in its possession,
(ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a) that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements filed in the county of the state where the related Mortgaged Property is located, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements to be assigned to the Trust Fund will be delivered by the related Mortgage Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC. The Trustee will submit such UCC Financing Statements for filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

     (b) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

     SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of Mortgage
                   Loans for Document Defects and Breaches of Representations and Warranties.

     (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the applicable Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Controlling Class Certificateholder and to the Rating Agencies (and, in the case of the Pecanland Mall Mortgage Loan, the Majority Class PM Certificateholder) of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Controlling Class Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein, such party shall notify the Master Servicer of such determination and promptly after receipt of such notice, the Master Servicer shall request in writing (with a copy to the other parties hereto, the Majority Controlling Class Certificateholder, the Rating Agencies and the Controlling Class Representative (if different from the Majority Controlling Class Certificateholder) (and, in the case of the Pecanland Mall Mortgage Loan, the Majority Class PM Certificateholder and, if different, the Class PM Representative)) that the applicable Mortgage Loan Seller, not later than ninety
(90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with
Section 3(c) of the applicable Mortgage Loan Purchase Agreement, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Pecanland Mall Mortgage Loan, for which no substitution will be permitted) for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage
Loan); provided, further, with respect to such additional ninety (90) day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period; provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease or any letter of credit) shall be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the related Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligations. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan

Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the applicable Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in this Section 2.03(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph, (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase, as applicable, of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in such Crossed Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents and otherwise on a pro rata basis. Except as otherwise provided in the last paragraph of Section 3(d) of each Mortgage Loan Purchase Agreement, all other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

     With respect to any Crossed Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral.

     (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted

Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

     (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of the Trust Fund. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

     (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

     (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Sellers under
Section 3 of the applicable Mortgage Loan Purchase Agreement.

     SECTION 2.04. Representations and Warranties of Depositor.

     (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer, the Special Servicer and the Fiscal Agent, as of the Closing Date, that:

          (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

          (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

          (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

          (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

          (viii) The Depositor is not transferring the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

          (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a).

          (x) After giving effect to its transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

          (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

          (xiii) Except for any actions that are the express responsibility of another party hereunder or under the Mortgage Loan Purchase Agreements, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of its interests in the Mortgage Loans to the Trustee.

          (xiv) Immediately prior to the transfer of the Mortgage Loans to the Trustee pursuant to Section 2.01(a) (and assuming that the Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans, free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans (subject to any third-party servicing rights pertaining thereto).

          (xv) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

     (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

     SECTION 2.05. Conveyance of Mortgage Loans and Loan REMIC Regular
                   Interests; Acceptance of Loan REMIC, REMIC I and Grantor Trust by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to: (a) the Pecanland Mall Mortgage Loan, together with the other rights and property comprising the Loan REMIC, to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in the Loan REMIC, and REMIC I, as the holder of the Loan REMIC Regular Interests; (b) the Mortgage Loans (other than the Pecanland Mall Mortgage Loan and exclusive of the Additional Interest), the Loan REMIC Regular Interests and the other rights and property comprising REMIC I to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC I, and REMIC II, as the holder of the REMIC I Regular Interests; (c) the REMIC I Regular

Interests and the other rights and property comprising REMIC II to the Trustee for the benefit of the Holders of the Class R Certificates, insofar as such Certificates represent the sole class of residual interests in REMIC II, and the Holders of the Regular Certificates; and (d) the Additional Interest and the other property comprising the Grantor Trust to the Trustee for the benefit of the Holders of the Class Y Certificates. The Trustee acknowledges the assignment to it of the respective assets, rights and other property comprising the Loan REMIC, REMIC I, REMIC II and the Grantor Trust, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of: (i) the case of the REMIC Pools, the Regular Certificates and the Class R Certificates; and (ii) in the case of the Grantor Trust, the Class Y Certificates.

     SECTION 2.06. Issuance of Loan REMIC Interests.

     Concurrently with the assignment to the Trustee of the Pecanland Mall Mortgage Loans and in exchange therefor, the Trustee acknowledges the issuance of the Loan REMIC Regular Interests, and the sole class of residual interests in the Loan REMIC (which will be evidenced by the Class R Certificates), to or upon the order of the Depositor.

     SECTION 2.07. Issuance of REMIC I Interests.

     Concurrently with the assignment to the Trustee of the Mortgage Loans (other than the Pecanland Mall Mortgage Loan and exclusive of the Additional Interest) and the Loan REMIC Regular Interests and in exchange therefor, the Trustee acknowledges the issuance of the REMIC I Regular Interests, and the sole class of residual interests in REMIC I (which will be evidenced by the Class R Certificates), to or upon the order of the Depositor.

     SECTION 2.08. Execution, Authentication and Delivery of REMIC II Certificates.

     Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, and pursuant to the written request of the Depositor, executed by an affiliate of the Depositor, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement. The Class R Certificates will also represent the sole class of residual interest in each of the Loan REMIC and REMIC I.

     SECTION 2.09. Execution, Authentication and Delivery of Class Y-I, Class
                   Y-II and Class Y-III Certificates.

     Concurrently with the assignment to the Trustee of the Additional Interest and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Y-I Certificates, the Class Y-II Certificates and the Class Y-III Certificates.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

     SECTION 3.01. Administration of the Serviced Loans.

     (a) Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders and, in the case of the Ocean Key Resort Loan Pair, the Ocean Key Resort B-Noteholder, in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Serviced Loans and any and all intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. With respect to the Ocean Key Resort Loan Pair, in the event of a conflict between this Agreement and the Ocean Key Resort Intercreditor Agreement, the Ocean Key Resort Intercreditor Agreement will control; provided, however, that in no event shall the Master Servicer or the Special Servicer take any action or omit to take any action in accordance with the terms of the Ocean Key Resort Intercreditor Agreement that would cause such servicer to violate the Servicing Standard or the REMIC Provisions. Without limiting the foregoing, and subject to
Section 3.21, (i) the Master Servicer shall service and administer all Serviced Loans that are not Specially Serviced Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Loan and REO Property and shall render such services with respect to all Serviced Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Mortgage Loans and/or any related REO B-Note
Loan) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Loans and REO Properties as are specifically provided for herein; provided further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

     (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to the Ocean Key Resort Intercreditor Agreement, the Ocean Key Resort B-Noteholder, to execute and deliver, on behalf of the Certificateholders, the Trustee, the Ocean Key Resort B-Noteholder or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(g). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall, without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state.

     (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

     SECTION 3.02. Collection of Mortgage Loan Payments.

     (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided, however, nothing herein shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of collectability; and provided, further, that with respect to the ARD Mortgage Loans, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder) shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan (provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents). Consistent with the foregoing and subject to Section 3.20, the Special Servicer, with regard to a Specially Serviced Loan, or the Master Servicer, with regard to a Serviced Loan that is not a Specially Serviced Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Serviced Loan.

     (b) All amounts collected in respect of any Serviced Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to the Ocean Key Resort Mortgage Loan and the Ocean Key Resort B-Note Loan, the provisions of the Ocean Key Resort Intercreditor Agreement) or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, with respect to each Mortgage Loan, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) that were paid from collections on the other Mortgage Loans and/or REO Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 3.05(a) hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fifth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; sixth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and seventh, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof and Substitution Shortfall Amounts shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of either Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Mortgage Loan or REO B-Note Loan shall be deemed to be applied in accordance with the respective definitions thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xv) and (xviii) through (xx) of Section 3.05(a) or from the Ocean Key Resort Custodial Account as set forth in clauses (ii) through (xv) of Section 3.05(g) from amounts so applied.

     (c) Within 60 days after the later of (i) the Closing Date and (ii) the Master Servicer's receipt of the applicable letter of credit, the Master Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit. If a draw upon a letter of credit is needed before its transfer to the Trust Fund can be completed, the applicable Mortgage Loan Seller shall draw upon such letter of credit for the benefit of the Trust pursuant to written instructions from the Master Servicer.

     (d) In the event that the Master Servicer or Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee nor the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

     (e) With respect to any Serviced Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Serviced Loan documents, the Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Serviced Loan unless otherwise required to do so pursuant to the applicable Serviced Loan documents.

     SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing
                   Accounts; Reserve Accounts.

     (a) The Master Servicer shall, as to all Serviced Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Serviced Loan documents. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made in each case, to the extent of amounts on deposit therein in respect of the related Serviced Loan (or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for any unreimbursed Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Serviced Loan to be paid to the Mortgagor; (vi) following an event of default under the related Serviced Loan, for such other purposes as are consistent with the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) withdraw amounts deposited in error; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Serviced Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Serviced Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Serviced Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting any REMIC Pool or the Grantor Trust.

     (b) The Master Servicer (for the Serviced Loans other than Specially Serviced Loans, REO Mortgage Loans and any REO B-Note Loan) or the Special Servicer (for Specially Serviced Loans, REO Mortgage Loans and any REO B-Note
Loan) shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Loans, REO Mortgage Loans and any REO B-Note Loan) as allowed under the terms of the related Serviced Loan, if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Serviced Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

     (c) The Master Servicer shall, as to all Mortgage Loans, subject to Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; and provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date; and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance (although it may pay such amounts out of funds in the Certificate Account (or, if applicable and there are funds on deposit therein, the Ocean Key Resort Custodial Account) if it determines, and it must pay such amounts out of funds in the Certificate Account (or, if applicable and there are funds on deposit therein, the Ocean Key Resort Custodial Account) if, in the case of a Specially Serviced Loan or REO Property, the Special Servicer determines (upon which determination the Master Servicer may conclusively rely), that such payment would be in the best interests of the Certificateholders (or, in the case of withdrawals from the Ocean Key Resort Custodial Account, the Certificateholders and the Ocean Key Resort B-Noteholder, as a collective whole) and such payment may be withdrawn from amounts in the Certificate Account (or, if applicable and there are funds on deposit therein, the Ocean Key Resort Custodial Account)). All such Servicing Advances or amounts withdrawn from the Certificate Account (or, if applicable and there are funds on deposit therein, the Ocean Key Resort Custodial Account) shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a) (or, if applicable, Section 3.05(g)). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Trustee's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Serviced Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

     The Special Servicer shall give the Master Servicer, the Trustee and the Fiscal Agent not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and the Fiscal Agent with such information in its possession as the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Property is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

     If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage), the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice, then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee (or the Fiscal Agent on its behalf) shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

     (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a) or from the Ocean Key Resort Custodial Account pursuant to Section 3.05(g), each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall be entitled to receive, out of any amounts then on deposit in the Certificate Account or the Ocean Key Resort Custodial Account, as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable: first, out of late payment charges and Penalty Interest received on the related Serviced Loan or REO Property during the Collection Period in which such reimbursement is made; and, to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans then on deposit in the Certificate Account; provided, that interest on Servicing Advances with respect to the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property shall, to the maximum extent permitted under the Ocean Key Resort Intercreditor Agreement, be payable out of amounts otherwise payable to the Ocean Key Resort B-Noteholder and/or payments received from the Ocean Key Resort B-Noteholder under the Ocean Key Resort Intercreditor

Agreement for such purpose. Subject to the fourth paragraph of Section 3.05(a), the Master Servicer shall reimburse itself, the Special Servicer, the Trustee and/or the Fiscal Agent, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.

     (e) The determination by the Master Servicer or the Special Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Master Servicer (if the Special Servicer is delivering such Officer's Certificate), the Special Servicer (if the Master Servicer is delivering such Officer's Certificate), the Trustee, the Fiscal Agent, the Depositor and, in the case of the Ocean Key Resort Loan Pair, the Ocean Key Resort B-Noteholder, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a) or, in the case of the Ocean Key Resort Loan Pair, out of the Ocean Key Resort Custodial Account pursuant to Section 3.05(g)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Serviced Loan is a Specially Serviced Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee, the Fiscal Agent and the Master Servicer shall be entitled to rely, conclusively, on any determination by the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance, and the Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that, if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance; and provided, further, however, that, if the Trustee fails to make such Servicing Advance for reasons other than a determination by the Trustee that such Servicing Advance would be a Nonrecoverable Advance, the Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Fiscal Agent in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

     (f) The Master Servicer shall, as to all Serviced Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited with respect to any Serviced Loan may be made: (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents; (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below if permitted under the related Serviced Loan documents; and
(iii) following an event of default under such Serviced Loan, for such other purposes as are consistent with the related Serviced Loan documents, applicable co-lender and/or intercreditor agreements, applicable law and the Servicing Standard. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising any REMIC Pool or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

     SECTION 3.04. Certificate Account, Interest Reserve Account, Gain-on-Sale
                   Reserve Account, Additional Interest Account, Distribution Account and Ocean Key Resort Custodial Account.

     (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

          (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments and Pecanland Mall Cure Payments;

          (ii) all payments on account of interest on the Mortgage Loans, including Additional Interest and Pecanland Mall Cure Payments;

          (iii) all Prepayment Premiums and Yield Maintenance Charges;

          (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (including, without limitation, any amounts representing recoveries of Nonrecoverable Advances, including interest on such Nonrecoverable Advances);

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

          (vii) any amounts required to be transferred from the Pool REO Account pursuant to Section 3.16(c);

          (viii) any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to Section 2.03(b);

          (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls;

          (x) any amount paid by a Mortgagor to cover items for which a Servicing Advance has been previously made and for which the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, has been previously reimbursed out of the Certificate Account;

          (xi) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, to pay unpaid interest on Advances and/or in connection with reimbursing the Trust Fund for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section 3.12(a); and

          (xii) any amounts required to be transferred from the Ocean Key Resort Custodial Account pursuant to Section 3.05(g) or paid by the Ocean Key Resort B-Noteholder, in accordance with the Ocean Key Resort Intercreditor Agreement, to reimburse the Trust;

provided that, in the case of the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan with respect thereto, subject to the Ocean Key Resort Intercreditor Agreement, any amounts described in clauses (i)-(iv), (vi) and (x) above required to be deposited in the Ocean Key Resort Custodial Account pursuant to Section 3.04(h) shall first be so deposited in the Ocean Key Resort Custodial Account and shall thereafter be transferred to the Certificate Account only to the extent provided in Section 3.05(g).

     The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d) or to reimburse the Trust for Additional Trust Fund Expenses, including, without limitation, interest on Advances and the cost of inspections performed by the Special Servicer pursuant to the first sentence of Section 3.12(a), as provided in Section 3.11(d)) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to
Section 3.11(d) upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

     Upon receipt of any of the amounts described in clauses (i) through (iv),
(viii), (x), (xi), (xi) and (xii) of the last sentence of the second preceding paragraph with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph or the Ocean Key Resort Custodial Account in accordance with Section 3.04(h), as applicable, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the Certificate Account or the Ocean Key Resort Custodial Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

     (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the office of the Trustee to be held in trust for the benefit of the Certificateholders (other than the holders of the Class PM Certificates). The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Trustee each month on or before 1:30 p.m. New York City time (or 3:00 p.m. New York City time if the last day of the Collection Period is deemed to be the P&I Advance Date) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v),
(b)(ii)(B) and (b)(v) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

     In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a).

     The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

     The Trustee shall, as and when required, deposit in the Distribution Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Distribution Account.

     (c) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each P&I Advance Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Mortgage Loan or Interest Reserve REO Mortgage Loan, as the case may be, for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account).

     The Master Servicer shall, as and when required, deposit in the Interest Reserve Account any amounts required to be so deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Interest Reserve Account.

     (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Y-I, Class Y-II and Class Y-III Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account; provided that, subject to Section 3.05(g), the Additional Interest Account may be a sub-account of the Distribution Account. On or prior to the applicable P&I Advance Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional Interest received during any Collection Period.

     Following the distribution of Additional Interest to Class Y-I, Class Y-II and Class Y-III Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Trustee shall terminate the Additional Interest Account.

     The Trustee shall, as and when required, deposit in the Additional Interest Account any amounts required to be so deposited by the Trustee pursuant to
Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Additional Interest Account.

     (e) Funds in the Certificate Account, the Interest Reserve Account, the Distribution Account, the Gain-on-Sale Reserve Account and the Additional Interest Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Trustee shall give written notice to the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies of the location of the Distribution Account as of the Closing Date and of any new location of the Distribution Account prior to any change thereof.

     (f) The Trustee, on behalf of the Trustee for the benefit of the Certificateholders, shall establish (upon notice from Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in the name of the Trustee on behalf of the Trustee for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee; provided that, subject to Section 3.05(g), the Gain-on-Sale Reserve Fund may be a sub-account of the Distribution Account. Upon the disposition of any REO Property or the liquidation of any Specially Serviced Mortgage Loan in accordance with Section 3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized in connection with such sale or liquidation, as the case may be, and remit such funds to the Trustee for deposit into the Gain-on-Sale Reserve Account.

     The Trustee shall, as and when required, deposit in the Gain-on-Sale Reserve Account any amounts required to be so deposited pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds in the Gain-on-Sale Reserve Account.

     (g) Notwithstanding that the Additional Interest Account or the Gain-on-Sale Reserve Account may be a sub-account of the Distribution Account for reasons of administrative convenience, the Additional Interest Account, the Gain-on-Sale Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Trustee shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Trustee to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     (h) The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for the Ocean Key Resort Loan Pair (the "Ocean Key Resort Custodial Account") (which, subject to the last paragraph of this Section 3.04(h), may be a sub-account of the Certificate Account), held on behalf of the Certificateholders and the Ocean Key Resort B-Noteholder. The Ocean Key Resort Custodial Account shall be an Eligible Account or, subject to the last paragraph of this Section 3.04(h), a sub-account of an Eligible Account. Subject to the Ocean Key Resort Intercreditor Agreement, the Master Servicer shall deposit or cause to be deposited in the Ocean Key Resort Custodial Account, within one Business Day of receipt of available funds, the following payments and collections received subsequent to the Cut-off Date (other than in respect of principal and interest on the Ocean Key Resort Loan Pair due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or the Ocean Key Resort B-Noteholder, as the case may be, with negotiable instruments endorsed as necessary and appropriate without recourse, and other than amounts received from Mortgagors which are to be used to purchase defeasance collateral with respect to the Ocean Key Resort Loan Pair), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

          (i) all payments on account of principal on the Ocean Key Resort Loan Pair, including Principal Prepayments;

          (ii) all payments on account of interest on the Ocean Key Resort Loan Pair;

          (iii) all Prepayment Premiums and Yield Maintenance Charges on the Ocean Key Resort Loan Pair;

          (iv) to the extent not otherwise required to be deposited into an Ocean Key Resort REO Account, all Insurance Proceeds and Liquidation Proceeds received in respect of the

     Ocean Key Resort Loan Pair (including, without limitation, any amounts representing recoveries of Nonrecoverable Advances in respect of the Ocean Key Resort Loan Pair, including interest on such Nonrecoverable Advances, but excluding any Liquidation Proceeds described in clauses (iv)-(vii) of the definition thereof received on the Ocean Key Resort Mortgage Loan while it remains outstanding (which Liquidation Proceeds will be deposited in the Certificate Account));

          (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Ocean Key Resort Custodial Account;

          (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to the Ocean Key Resort Loan Pair resulting from a deductible clause in a blanket hazard policy;

          (vii) any amounts required to be transferred from the Ocean Key Resort REO Account pursuant to Section 3.16(c);

          (viii) insofar as they do not constitute Escrow Payments, any amount paid by a Mortgagor with respect to the Ocean Key Resort Loan Pair specifically to cover items for which a Servicing Advance has been previously made; and

          (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from the Ocean Key Resort B-Noteholder in accordance with the Ocean Key Resort Intercreditor Agreement;

provided, however, that, at any time during which the Ocean Key Resort Intercreditor Agreement requires that remittances in respect of the Ocean Key Resort B-Note Loan be made directly to the Ocean Key Resort B-Noteholder, the Master Servicer shall remit any amounts received in respect of the Ocean Key Resort B-Note Loan to the servicer of the Ocean Key Resort B-Note Loan, except to the extent that amounts received in respect of the Ocean Key Resort B-Note Loan are due and owing to any Person pursuant to this Agreement (including, without limitation, for any of the purposes described in Section 3.05(g)) and the Ocean Key Resort Intercreditor Agreement, in which case the Master Servicer shall deposit such amounts in the Ocean Key Resort Custodial Account.

     The foregoing requirements for deposit in the Ocean Key Resort Custodial Account shall be exclusive. Notwithstanding the foregoing, actual payments from the Mortgagor in respect of the Ocean Key Resort Loan Pair in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and 3.11(d), need not be deposited by the Master Servicer in the Ocean Key Resort Custodial Account. If the Master Servicer shall deposit in the Ocean Key Resort Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Ocean Key Resort Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees and other transaction fees or other expenses received by the Master Servicer with respect to the Ocean Key Resort Loan Pair, to which the Special Servicer is entitled pursuant to Section 3.11(d), upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Ocean Key Resort Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

     Upon receipt of any of the amounts described in clauses (i) through (iv),
(viii) and (ix) of the last sentence of the second preceding paragraph with respect to the Ocean Key Resort Loan Pair, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Ocean Key Resort Custodial Account (or, if applicable, for remittance to the servicer of the Ocean Key Resort B-Note Loan) in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to the Ocean Key Resort REO Property shall be deposited by the Special Servicer into the Ocean Key Resort REO Account and remitted to the Master Servicer for deposit into the Ocean Key Resort Custodial Account pursuant to
Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

     Notwithstanding that the Ocean Key Resort Custodial Account may be a sub-account of the Certificate Account for reasons of administrative convenience, the Ocean Key Resort Custodial Account and the Certificate Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

     SECTION 3.05. Permitted Withdrawals from the Certificate Account, Interest
                   Reserve Account, Additional Interest Account, Distribution Account and Ocean Key Resort Custodial Account.

     (a) Subject to Section 3.05(c), the Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of
     Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

          (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Mortgage Loan, the Fiscal Agent's, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Master Servicing Fees) and principal (net of any related Workout Fee or Liquidation Fee) received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made;

          (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Mortgage Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

          (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Mortgage Loan;

          (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees or Liquidation Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and/or REO Mortgage Loan, as applicable, in the amounts and from the sources provided in Section 3.11(c);

          (vi) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of any Mortgage Loan or REO Property, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, and to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

          (vii) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advances (including interest at the Reimbursement Rate) that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan or REO Mortgage Loan, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or any related REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

          (viii) at such time as or after it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, Section
     3.03 or Section 3.05(g), to pay the Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause
     (viii) with respect to interest on any Advance being permitted to be satisfied (A) first out of late payment charges and Penalty Interest collected on or in respect of the Mortgage Loan or REO Mortgage Loan to which the reimbursed Advance relates during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account;

          (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a) with respect to any Mortgaged Property securing a Specially Serviced Mortgage Loan;

          (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period and (B) any Prepayment Interest Excesses collected with respect to the Mortgage Loans;

          (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18(b), 4.03(c) or 9.01;

          (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

          (xiii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a), and (E) any rating confirmations from the Rating Agencies that are not otherwise payable by a Mortgagor or a party to this Agreement;

          (xiv) to pay itself, the Special Servicer, any of the Mortgage Loan Sellers, the Majority Controlling Class Certificateholder, the Majority Class PM Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xv) to pay, out of general collections on the Mortgage Loans on deposit in the Certificate Account, to the Ocean Key Resort B-Noteholder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as the holder of the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan with respect thereto, pursuant to the terms of the Ocean Key Resort Intercreditor Agreement;

          (xvi) to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
     Section 3.04(c);

          (xvii) to remit to the Trustee for deposit into the Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

          (xviii) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

          (xix) to pay any amount that, if made as a Servicing Advance, would constitute a Nonrecoverable Servicing Advance provided that the Master Servicer (or, in the case of Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) determines that such payment would be in the best interests of the Certificateholders, pursuant to Section 3.03(c);

          (xx) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account;

          (xxi) to withdraw any amounts deposited in error; and

          (xxii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01;

provided that, notwithstanding the foregoing, the Master Servicer shall not make withdrawals from the Certificate Account with respect to the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Ocean Key Resort Loan Pair (as a whole) or any Ocean Key Resort REO Property for any of the purposes contemplated by clauses (ii), (iii), (v), (vi) and (insofar as it relates to clauses (ii) or (vi)) (viii) above; and provided, further, that, also notwithstanding the foregoing, any withdrawal from the Certificate Account pursuant to any of clauses (iv), (viii)(B), (ix), (xi), (xii), (xiii) and (xviii) above that relates or is allocable to (A) the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan with respect thereto, (B) except in the case of clause (iv), the Ocean Key Resort Loan Pair (as a whole) or (C) any Ocean Key Resort REO Property, shall be permitted to be made only if and to the extent that (x) any amounts then on deposit in the Ocean Key Resort Custodial Account that are, in accordance with Section 3.05(g) and the Ocean Key Resort Intercreditor Agreement, available to pay the item for which the withdrawal is to be made, are insufficient to pay such item in full, and (y) payment of the item for which the withdrawal is to be made cannot reasonably be expected to ultimately be made out of amounts on deposit in the Ocean Key Resort Custodial Account in accordance with Section 3.05(g), or such payment, if made out of the Certificate Account, will be reimbursable to the Trust in accordance with the Ocean Key Resort Intercreditor Agreement, subject to available funds, out of collections on the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property that are otherwise payable to the Ocean Key Resort B-Noteholder in accordance with Section 3.05(g), or such payment, in the Special Servicer's judgment in accordance with the Servicing Standard, is in the best interests of the Certificateholders; and provided, further, that no servicing compensation earned with respect to the Ocean Key Resort B-Note Loan or any successor REO B-Note Loan with respect thereto shall be payable out of the Certificate Account at any time.

     The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii)-(xix) above. Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the Trustee to determine the amounts attributable to REMIC I or the Loan REMIC (in each case, with respect to the Mortgage Loans).

     The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third party contractors), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee or the Fiscal Agent is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan and REO Property for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon. With respect to each Mortgage Loan and REO Property for which it makes an Advance, the Fiscal Agent shall similarly keep and maintain separate accounting, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

     Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed six months or such longer period of time as agreed to by the Controlling Class Representative and the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Prime Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard, or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders and/or contractual duty hereunder. The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each give S&P and Moody's at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account allocable to interest on the Mortgage Loans unless (1) it determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to it that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause
(1) above, or (3) except in the case of the Trustee, it has not timely received from the Trustee information requested by it to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided, however, that if clause (1), (2) or (3) applies, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, shall give S&P and Moody's notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account or Distribution Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances; and provided, further, that, as a condition to the Special Servicer providing the notices described above, the Master Servicer shall provide to the Special Servicer such information regarding amounts in the Certificate Account allocable to interest as may be required by the Special Servicer to provide notice pursuant to this sentence. The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall have no liability for any loss, liability or expense resulting from any notice provided to S&P and Moody's contemplated by the immediately preceding sentence.

     If the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made, subject to Section 3.05(c): first, out of amounts described in clauses (a) through (f) of the definition of "Principal Distribution Amount", which, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date. If and to the extent that any payment is deemed to be applied in accordance with clause first above to reimburse a Nonrecoverable Advance or to pay interest thereon, then, in accordance with the definition thereof, the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero (or, if applicable, to not less than the Class PM Principal Distribution Amount for such Distribution Date), by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated by clause first above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then, in accordance with the definition thereof, the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to clause first above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     In connection with any payments required to be made to the Ocean Key Resort B-Noteholder in accordance with Section 3.05(a)(xv), the Master Servicer may request a written statement from the Ocean Key Resort B-Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the Ocean Key Resort Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master Servicer may not condition payments required to be made to the Ocean Key Resort B-Noteholder in accordance with
Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the Ocean Key Resort Intercreditor Agreement); and provided, further, that to the extent such a written statement from the Ocean Key Resort B-Noteholder is received by the Master Servicer, the Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

     (b) Subject to Section 3.05(c), the Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

          (i) to make deemed distributions to the Certificateholders on each Distribution Date, pursuant to Sections 4.01 and 9.01, as applicable;

          (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person out of the Trust Fund pursuant to Section 8.05;

          (iii) to pay the Trustee the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to each Mortgage Loan and REO Mortgage Loan and to pay the Trustee, as additional compensation, interest and investment income, if any, earned in respect of amounts held in the Distribution Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date;

          (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

          (v) to pay any and all federal, state and local taxes imposed on any REMIC Pool or on the assets or transactions of any REMIC Pool, together with all incidental costs and expenses, to the extent none of the Trustee, the Tax Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

          (vi) to pay the Tax Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

          (vii) to pay to the Master Servicer any amounts remitted by the Master Servicer for deposit into the Distribution Account that were not required to be deposited therein; and

          (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

     Taxes imposed on any REMIC Pool shall be allocated to the related REMIC.

     (c) Notwithstanding anything to the contrary contained herein, no amounts otherwise distributable with respect to the Class PM Certificates on any Distribution Date may be applied to reimburse any Advance with respect to, or to pay any Additional Trust Fund Expense that is related or allocable to, any Mortgage Loan or REO Property (other than the Pecanland Mall Mortgage Loan or any related REO Property). Accordingly, in no event may the reimbursement of Nonrecoverable Advances with respect to, or the payment of Additional Trust Fund Expenses that are related to, Mortgage Loans and REO Properties (other than the Pecanland Mall Mortgage Loan or any related REO Property) result in the Available Distribution Amount and the Principal Distribution Amount for any Distribution Date being less than the Class PM Available Distribution Amount and the Class PM Principal Distribution Amount, respectively, for such Distribution Date.

     (d) If any Additional Trust Fund Expense relates to multiple Mortgage Loans and/or REO Properties, then the Master Servicer (in the case of Additional Trust Fund Expenses paid out of the Certificate Account) or the Trustee (in the case of Additional Trust Fund Expenses paid out of the Distribution Account) shall, in a reasonable manner based on the circumstances, allocate the subject

Additional Trust Fund Expense among the subject Mortgage Loans and REO Properties and notify each other and the Special Servicer of such allocation; provided that the Master Servicer or the Trustee, as applicable, shall allocate an Additional Trust Fund Expense among the related Mortgage Loans and/or REO Properties on a pro rata basis, in accordance with the respective Stated Principal Balances of the related Mortgage Loans and/or REO Mortgage Loans, if it cannot determine how to otherwise reasonably allocate such Additional Trust Fund Expense. If an Additional Trust Fund Expense does not relate to any specific Mortgage Loan or REO Property, then the Master Servicer (in the case of Additional Trust Fund Expenses paid out of the Certificate Account) or the Trustee (in the case of Additional Trust Fund Expenses paid out of the Distribution Account) shall allocate the subject Additional Trust Fund Expense among all the Mortgage Loans and REO Properties on a pro rata basis, in accordance with the respective Stated Principal Balances of the Mortgage Loans and related REO Mortgage Loans, and shall notify each other and the Special Servicer.

     (e) The Master Servicer shall on each P&I Advance Date to occur in March of each year and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, on the P&I Advance Date to occur in such February or January, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Mortgage Loan and Interest Reserve REO Mortgage Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to
Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period and, if applicable, the related Collection Period.

     (f) The Trustee shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

     (g) The Master Servicer may, from time to time, make withdrawals from the Ocean Key Resort Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to make remittances on each P&I Advance Date (or, with respect to the Ocean Key Resort B-Noteholder, on such earlier date as provided for in the Ocean Key Resort Intercreditor Agreement) to the Ocean Key Resort B-Noteholder and to the Trust in accordance with Sections 3, 4 and 6 of the Ocean Key Resort Intercreditor Agreement, such remittances to the Trust to be made to the Certificate Account;

          (ii) to reimburse the Fiscal Agent, the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan with respect thereto, the Fiscal Agent's, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of the related Master Servicing Fees) and principal received in respect of the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan;

          (iii) subject to Section 3.11(e), to pay to itself earned and unpaid Master Servicing Fees in respect of the Ocean Key Resort Loan Pair and/or any successor REO Mortgage Loan and REO B-Note Loan with respect thereto, the Master Servicer's right to payment pursuant to this clause (iii) with respect thereto being limited to amounts received on or in respect of the Ocean Key Resort Loan Pair (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such successor REO Mortgage Loan and REO B-Note Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds), as the case may be, that are allocable as a recovery of interest thereon;

          (iv) subject to Section 3.11(e), to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Special Servicing Fees, Workout Fees and/or Liquidation Fees in respect of the Ocean Key Resort Loan Pair or any successor REO Mortgage Loan and REO B-Note Loan with respect thereto in the amounts provided in Section 3.11(c) and out of such collections on the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property as is contemplated by the Ocean Key Resort Intercreditor Agreement;

          (v) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Servicing Advances in respect of the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property;

          (vi) at such time as or after it reimburses the Fiscal Agent, the Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance in respect of the Ocean Key Resort Loan Pair (including the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan with respect thereto, specifically) or any Ocean Key Resort REO Property pursuant to clause (ii) or (vi) above, Section 3.03 or Section 3.05(a), to pay the Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (vi) with respect to interest on any Advance being permitted to be satisfied out of such collections on the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property as is contemplated by the Ocean Key Resort Intercreditor Agreement;

          (vii) to pay for costs and expenses incurred by the Trust Fund pursuant to the first sentence of Section 3.12(a) with respect to the Ocean Key Resort Mortgaged Property, such payment to be made out of such collections on the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property as is contemplated by the Ocean Key Resort Intercreditor Agreement;

          (viii) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Ocean Key Resort Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Ocean Key Resort Custodial Account for any Collection Period and (B) any Prepayment Interest Excess with respect to the Ocean Key Resort Mortgage Loan;

          (ix) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18(b), 4.03(c) or 9.01, to the extent such costs and expenses relate to the Ocean Key Resort Loan Pair and/or the Ocean Key Resort Mortgaged Property, such payment to be made out of such collections on the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property as is contemplated by the Ocean Key Resort Intercreditor Agreement;

          (x) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to the Ocean Key Resort Loan Pair and/or the Ocean Key Resort Mortgaged Property, such payment to be made out of such collections on the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property as is contemplated by the Ocean Key Resort Intercreditor Agreement;

          (xi) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of recording the Ocean Key Resort Intercreditor Agreement and any required opinion of counsel related thereto, and (E) any rating confirmations with respect to the Ocean Key Resort Loan Pair and any Ocean Key Resort REO Property that are not otherwise payable by the related Mortgagor or a party to this Agreement but, in the case of each of (A), (B) and (C) preceding, only to the extent such amounts relate to the Ocean Key Resort Loan Pair and/or the Ocean Key Resort Mortgaged Property, such payment to be made out of such collections on the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property as is contemplated by the Ocean Key Resort Intercreditor Agreement;

          (xii) to pay itself, the Special Servicer, the related Mortgage Loan Seller, the Majority Controlling Class Certificateholder or any other Person, as the case may be, with respect to the Ocean Key Resort Mortgage Loan, if previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

          (xiii) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c) to the extent such costs relate to the Ocean Key Resort Loan Pair and/or the Ocean Key Resort Mortgaged Property, such payment to be made out of such collections on the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property as is contemplated by the Ocean Key Resort Intercreditor Agreement;

          (xiv) to pay any amount that, if made as a Servicing Advance in respect of the Ocean Key Resort Mortgage Loan, would constitute a Nonrecoverable Servicing Advance provided that the Master Servicer (or, in the case of the Ocean Key Resort Mortgage Loan if it is a Specially Serviced Mortgage Loan and in the case of any Ocean Key Resort REO Property, the Special Servicer) determines that such payment would be in the best interests of the Certificateholders and the Ocean Key Resort B-Noteholder, as a collective whole, pursuant to Section 3.03(c);

          (xv) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Ocean Key Resort Custodial Account;

          (xvi) to withdraw any amounts deposited in error; and

          (xvii) to clear and terminate the Ocean Key Resort Custodial Account at the termination of this Agreement pursuant to Section 9.01.

     The Master Servicer shall keep and maintain separate accounting records in connection with any withdrawal from the Ocean Key Resort Custodial Account pursuant to clauses (ii)-(xvi) above.

     The Master Servicer shall, as and when required by the Ocean Key Resort Intercreditor Agreement (or, in the absence of any express provisions therein regarding timing, on or before 12:00 PM New York City time on each P&I Advance
Date) remit to the Trust and the Ocean Key Resort B-Noteholder such amounts as are distributable in respect of the Ocean Key Resort Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) and the Ocean Key Resort B-Note Loan (or any successor REO B-Note Loan with respect thereto), respectively, pursuant to Sections 3, 4 and 6 of the Ocean Key Resort Intercreditor Agreement, such remittances to the Trust to be made to the Certificate Account and such remittances to the Ocean Key Resort B-Noteholder to be made to the account designated by the Ocean Key Resort B-Noteholder pursuant to the Ocean Key Resort Intercreditor Agreement.

     The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Trustee or the Fiscal Agent from the Ocean Key Resort Custodial Account amounts permitted to be paid to the Special Servicer (or to such third party contractors), the Trustee or the Fiscal Agent therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Fiscal Agent describing the item and amount to which the Special Servicer (or such third party contractors), the Trustee or the Fiscal Agent is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting with respect to the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property for the purpose of justifying any request for withdrawal from the Ocean Key Resort Custodial Account. The Trustee and the Fiscal Agent shall similarly keep and maintain separate accounting with respect to the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property for the purpose of justifying any request for withdrawal from the Ocean Key Resort Custodial Account for reimbursements of Advances or interest thereon.

     If and to the fullest extent that it is permitted to do so pursuant to the Ocean Key Resort Intercreditor Agreement, the Master Servicer shall, consistent with the Servicing Standard, seek payment from the Ocean Key Resort B-Noteholder to cover (or to reimburse the Trust for the payment of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to the Ocean Key Resort Loan Pair or any Ocean Key Resort REO Property that is not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to the Ocean Key Resort B-Noteholder.

     Notwithstanding anything to the contrary contained in this Agreement, if any payment or distribution is to be made from the Ocean Key Resort Custodial Account under this Agreement, such payment or distribution payment shall be deemed to be made from the proceeds or collections on the Ocean Key Resort Loan Pair (regardless of whether such amounts were deposited in the Ocean Key Resort Custodial Account), subject to the provisions of the Ocean Key Resort Intercreditor Agreement.

     SECTION 3.06. Investment of Funds in the Servicing Accounts, Reserve
                   Accounts, Certificate Account, Interest Reserve Account, Distribution Account, Gain-on-Sale Reserve Account, Additional Interest Account, Ocean Key Resort Custodial Account and REO Accounts.

     (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Interest Reserve Account, the Certificate Account or the Ocean Key Resort Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Trustee may direct in writing any depository institution maintaining the Distribution Account, the Gain-on-Sale Reserve Account or the Additional Interest Account (also, for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. Funds held in the Distribution Account, the Additional Interest Account and the Gain-on-Sale Reserve Account may remain uninvested. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account, the Interest Reserve Account or the Ocean Key Resort Custodial Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Accounts by 11:00 A.M. New York City time on any Business Day on which there may be uninvested cash, such funds held in the REO Accounts shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments", and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All Permitted Investments of funds in an Investment Account shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account or the Interest Reserve Account) or the Certificateholders and the Ocean Key Resort B-Noteholder (with respect to Permitted Investments of amounts in the Ocean Key Resort Custodial Account), the Special Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted Investments of amounts in the Pool REO Account) or the Certificateholders and the Ocean Key Resort B-Noteholder (with respect to Permitted Investments of amounts in the Ocean Key Resort REO Account) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, Gain-on-Sale Reserve Account or Additional Interest Account) for the benefit of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, with respect to any Investment Account maintained by them, and itself, with respect to the Distribution Account, the Additional Interest Account and the Gain-on-Sale Reserve Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer, the Special Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of
Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (with respect to Permitted

Investments in the Certificate Account, Servicing Accounts, the Interest Reserve Account, the Ocean Key Resort Custodial Account and Reserve Accounts), the Special Servicer (with respect to Permitted Investments in the REO Accounts) or the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, Gain-on-Sale Reserve Account and Additional Interest Account) shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Interest Reserve Account or the Ocean Key Resort Custodial Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Serviced Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal at the end of such Collection Period. Whether or not the Trustee directs the investment of funds in the Distribution Account, the Additional Interest Account or the Gain-on-Sale Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Distribution Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal on such Distribution Date. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Interest Reserve Account, the Certificate Account and the Ocean Key Resort Custodial Account, but excluding any Servicing Accounts and Reserve Accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Serviced Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Additional Interest Account and the Gain-on-Sale Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicer and Special Servicer, the end of the Collection Period during which such loss was incurred, and in the case of the Trustee, no later than 12:00 noon, New York City time, on the subject Distribution Date, the amount of the Net Investment Loss, if any, for such Collection Period or such Distribution Date, as the case may be; provided that none of the Master Servicer, the Special Servicer or the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Trustee, the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may (or, in the event of a default by the Trustee, the Master Servicer or Special Servicer shall) and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

     SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and
                   Fidelity Coverage.

     (a) The Master Servicer (with respect to Serviced Loans) and the Special Servicer (with respect to REO Properties) shall require the related Mortgagor to maintain or, consistent with the Servicing Standard and to the extent that the Trust Fund has an insurable interest, otherwise cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. The Majority Controlling Class Certificateholder (or, in the case of the Pecanland Mall Mortgaged Property, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Majority Class PM Certificateholder instead) may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Controlling Class Certificateholder (or, if applicable, the Majority Class PM Certificateholder). Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Serviced Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee;
(iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (A) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or (B) the outstanding principal balance owing on the related Serviced Loan, REO Mortgage Loan or REO B-Note Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Serviced Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Serviced Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), or the Ocean Key Resort Custodial Account, subject to withdrawal pursuant to Section 3.05(g), in the case of amounts received in respect of a Serviced Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Serviced Loan, notwithstanding that the terms of the related Serviced Loan so permit.

     Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the Special Servicer, in consultation with the Controlling Class Representative, or, with respect to the Pecanland Mall Mortgage Loan if no Pecanland Mall Change-of-Control Event has occurred and is continuing, in consultation with the Class PM Representative, has determined in accordance with the Servicing Standard that either (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which the subject Mortgaged Property is located; provided, however, that neither the Controlling Class Representative nor the Class PM Representative shall have more than three Business Days to respond to the Special Servicer's request for consultation; and provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative (or, with respect to the Pecanland Mall Mortgage Loan, the Controlling Class Representative and/or the Class PM Representative), the Special Servicer shall not be required to do so; and provided, further that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

     (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Serviced Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related

Mortgaged Properties and/or REO Properties. The Master Servicer and the Special Servicer shall bear the cost of any premium payable in respect of such blanket policy (other than blanket policies specifically obtained for Mortgaged Properties or REO Properties) without right of reimbursement; provided, that if the Master Servicer or the Special Servicer, as the case may be, causes any Mortgaged Property or REO Property to be covered by such blanket policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property shall constitute, and be reimbursable as, a Servicing Advance to the extent that, except with respect to an REO Property, such blanket policy provides insurance that the related Mortgagor has failed to maintain. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account or the Ocean Key Resort Custodial Account, as applicable in accordance with Section 3.04, from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

     Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

     For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

     (d) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans covered by an environmental insurance policy, the Master Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust Fund, to make claims) under such environmental insurance policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced Loan covered thereby, the Master Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and, in the case of the Ocean Key Resort Loan Pair, the Ocean Key Resort B-Noteholder, as a collective whole). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

     In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more Serviced Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

     SECTION 3.08. Enforcement of Alienation Clauses.

     (a) Upon receipt of any request of a waiver in respect of a due-on-sale (including, without limitation, a sale of a Mortgaged Property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a Mortgagor or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a Mortgagor or a Mortgaged Property or a sale or transfer of preferred equity in a Mortgagor or its owners) provision with respect to a Serviced

Loan or a request by a Mortgagor for a determination with respect to a Serviced Loan which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the Master Servicer shall promptly forward such request to the Special Servicer, who, if otherwise permitted pursuant this Agreement, will analyze such request, will prepare all written materials in connection with such analysis and will, if it approves such request in accordance with the Servicing Standard, close the related transaction, subject to Section 6.11 and any applicable intercreditor, co-lender or similar agreement. With respect to all Serviced Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record (or, in the case of the Ocean Key Resort B-Note Loan, on behalf of the Ocean Key Resort B-Noteholder), shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer (after providing the Controlling Class Representative or the Class PM Representative, as applicable in accordance with
Section 6.11, ten Business Days' prior notice of such proposed action pursuant to Section 6.11, which notice shall be given by the Special Servicer no later than three Business Days after receipt of such request) has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer (after providing the Controlling Class Representative or the Class PM Representative, as applicable in accordance with Section 6.11, ten Business Days' prior notice of such proposed action pursuant to Section 6.11, which notice shall be given by the Special Servicer no later than three Business Days after receipt of such request) has made any such determination, the Special Servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officer's Certificate setting forth the basis for such determination. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) with respect to which (A) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of $20,000,000, (B) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% of the aggregate Stated Principal Balance of all Mortgage Loans or (C) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates and (ii) with respect to which (A) the criteria set forth in clause (i)(A), (i)(B) and (i)(C) of this sentence have been met or (B) such Mortgage Loan has a Loan-to-Value Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by it to the Certificates. With respect to a waiver of a due-on-sale provision, the Special Servicer shall not waive any such restriction with respect to which (i) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of $35,000,000 (or $25,000,000 with respect to Moody's), (ii) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 5% of the aggregate Stated Principal Balance of all Mortgage Loans or

(iii) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided, further, that, if the Mortgage Loan does not meet the criteria set forth in clauses (i), (ii) and (iii) of this sentence, the Special Servicer may waive such requirement without approval by S&P or Moody's in accordance with the Servicing Standard. Any fees charged by the Rating Agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences shall be charged to the Mortgagor unless prohibited by the related Serviced Loan documents, in which case such fees shall be Additional Trust Fund Expenses. If the Special Servicer, in accordance with the Servicing Standard, determines with respect to any Serviced Loan that by its terms permits transfer, assumption or further encumbrance of a Serviced Loan or the related Mortgaged Property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the Master Servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale", "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

     (b) Notwithstanding any other provisions of this Section 3.08, the Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) (without the Special Servicer's consent) or the Special Servicer (with respect to Specially Serviced Mortgage Loans), may grant, without any Rating Agency confirmation as provided in subsection (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way, provided that the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property and that the granting of such consent would not result in an Adverse REMIC Event.

     SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                   Appraisals.

     (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any

REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan (or, if applicable, the Ocean Key Resort B-Note Loan if defaulted), whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in
Section 3.16(a), any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

     With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, and in lieu of an Appraisal, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) and the Trustee within 10 Business Days of obtaining such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account, pursuant to Section 3.05(a), or the Ocean Key Resort Custodial Account, pursuant to Section 3.05(g), as applicable in accordance with
Section 3.05.

     Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of the Ocean Key Resort Mortgaged Property pursuant to this Section 3.09(a) after the Ocean Key Resort Mortgage Loan has been paid in full.

     (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

          (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a) or, in the case of the Ocean Key Resort Loan Pair, if applicable, from the Ocean Key Resort Custodial Account pursuant to Section 3.05(g)) to the effect that the holding of such personal property as part of the Trust Fund (in the case of the Ocean Key Resort Loan Pair, to the extent not allocable to the Ocean Key Resort B-Note Loan) will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) and the Master Servicer), that:

          (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

          (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

     The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph promptly and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent, in the case of the Ocean Key Resort Mortgaged Property, that such Additional Trust Fund Expense is payable out of the proceeds of the Ocean Key Resort B-Note Loan pursuant to the Ocean Key Resort Intercreditor Agreement and this Agreement and except with respect to any Environmental Assessment of the Ocean Key Resort Mortgaged Property ordered after the Ocean Key Resort Mortgage Loan has been paid in full); and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund (except to the extent, in the case of the Ocean Key Resort Mortgaged Property, that such expense is payable out of the proceeds of the Ocean Key Resort B-Note Loan pursuant to the Ocean Key Resort Intercreditor Agreement and this Agreement and except with respect to any Environmental Assessment of the Ocean Key Resort Mortgaged Property ordered after the Ocean Key Resort Mortgage Loan has been paid in full).

     (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, then (subject to Section 6.11) the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

     (e) The Special Servicer shall report to the Master Servicer, the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

     (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the related Serviced Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

     (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property securing a Serviced Loan required by Sections 6050J and 6050P of the Code and each year deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

     (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Serviced Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the

Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan or any related REO Property, the Class PM Representative) and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

     (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Loan or the related Mortgaged Property.

     SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                   Files.

     (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account, the Ocean Key Resort Custodial Account or the Distribution Account.

     (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account or the Ocean Key Resort Custodial Account pursuant to Section 3.04(a) or 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

     (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     (d) Consistent with the foregoing, the Master Servicer and the Special Servicer each shall request from the Ocean Key Resort B-Noteholder the Mortgage Note for the Ocean Key Resort B-Note Loan under substantially the same circumstances that it would request from the Trustee the Mortgage Note for the Ocean Key Resort Mortgage Loan and shall retain the same only for so long as servicing and administration of the Ocean Key Resort B-Note Loan requires.

     SECTION 3.11. Servicing Compensation.

     (a) As compensation for its activities hereunder, subject to Section 3.11(e), the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Serviced Loan (including each Specially Serviced Loan), REO Mortgage Loan and REO B-Note Loan. As to each such Serviced Loan, REO Mortgage Loan and REO B-Note Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Serviced Loan or deemed to be due on such REO Mortgage Loan or REO B-Note Loan is computed and be calculated on a 30/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Serviced Loan, REO Mortgage Loan or REO B-Note Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Serviced Loan, REO Mortgage Loan or REO B-Note Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Serviced Loan and REO Revenues allocable as interest on each REO Mortgage Loan and REO B-Note Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Serviced Loan, REO Mortgage Loan or REO B-Note Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or
Section 3.05(g)(iii), as applicable. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

     (b) Subject to Section 3.11(e), additional servicing compensation in the form of (i) all late payment charges, Penalty Interest, assumption application fees, modification fees for Serviced Loan modifications made by the Master Servicer pursuant to Section 3.20(h), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Serviced Loan and, with respect to assumption application fees, late payment charges and Penalty Interest, accrued during the time that such Serviced


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Loan was not a Specially Serviced Loan, and (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Serviced Loan that is not a Specially Serviced Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account or the Ocean Key Resort Custodial Account; provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause
(i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section 3.11(b). To the extent the Master Servicer receives late payment charges or Penalty Interest on a Serviced Loan for which interest on Advances or inspection costs pursuant to Section 3.12(a) are outstanding or any Additional Trust Fund Expenses related to such Serviced Loan have been incurred during the preceding 12-month period immediately preceding the receipt of such late payment charges or Penalty Interest and not previously reimbursed to the Trust Fund, the Master Servicer shall deposit in the Certificate Account, by the end of the Collection Period in which such late payment charges or Penalty Interest, as the case may be, was received (or, if later, upon its receipt from the Special Servicer), an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Serviced Loan or (ii) the sum of (A) the amount of interest on Advances related to such Serviced Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except with respect to the Ocean Key Resort B-Note Loan or any REO B-Note Loan) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced Loan and (C) without duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a)) related to such Serviced Loan incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund. To the extent that the Master Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Master Servicer shall deposit such late payment charges and Penalty Interest in the Certificate Account. Subject to the two preceding sentences, Penalty Interest or late payment charges in respect of any Serviced Loan that have accrued during the period when the related Serviced Loan is not a Specially Serviced Loan shall be additional compensation to the Master Servicer even if collected during the period when the related Serviced Loan is a Specially Serviced Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) Prepayment Interest Excesses on the Serviced Loans (subject to Section 3.11(e)); (ii) interest or other income earned on deposits in the Certificate Account, the Ocean Key Resort Custodial Account and the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Serviced Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period).

     The Master Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account or, with respect to the Ocean Key Resort Loan Pair, out of the Ocean Key Resort Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled.


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

     (c) As compensation for its activities hereunder, subject to Section 3.11(e), the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Mortgage Loan and any REO B-Note Loan. As to each Specially Serviced Loan, REO Mortgage Loan and REO B-Note Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Loan or deemed to be due on such REO Mortgage Loan or REO B-Note Loan is computed and be calculated on a 30/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Serviced Loan, REO Mortgage Loan or REO B-Note Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Loan, REO Mortgage Loan or REO B-Note Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

     As further compensation for its activities hereunder, subject to Section 3.11(e), the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan, so long as such loan remains a Corrected Loan. As to each Corrected Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Serviced Loan for so long as it remains a Corrected Loan received on such Serviced Loan for so long as it remains a Corrected Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Serviced Loan again became a Corrected Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Loan that became a Corrected Loan during the period that it acted as Special Servicer and remained a Corrected Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Serviced Loan documents) causing the Serviced Loan to be a Specially Serviced Loan, but the Serviced Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Loan solely because the related borrower had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     In addition, with respect to each Specially Serviced Loan and REO Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) and REO B-Note Loan, subject to Section 3.11(e), the Special Servicer shall be entitled to the Liquidation Fee payable out of, and calculated by application of the Liquidation Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor) received in respect of such Serviced Loan (including any Specially Serviced Mortgage Loan repurchased by the applicable Mortgage Loan Seller outside of the required cure period (as that cure period may be extended) as provided in the applicable Mortgage Loan Purchase Agreement) (or, in the case of an REO Mortgage Loan or REO B-Note Loan, in respect of the related REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.01(b), the definition of


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

"REO Mortgage Loan" or the definition of "REO B-Note Loan," as applicable; provided that no Liquidation Fee shall be payable in connection with the receipt of, or out of, (i) Insurance Proceeds and/or (ii) Liquidation Proceeds consisting of condemnation proceeds or resulting from the purchase or replacement of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement (if purchased or replaced within the required cure period (as that cure period may be extended) set forth in such Mortgage Loan Purchase Agreement), the purchase of any Mortgage Loan or REO Property by the Special Servicer, the Majority Controlling Class Certificateholder or, in the case of the Pecanland Mall Mortgage Loan, the Majority Class PM Certificateholder (if effected within 60 days of the Pecanland Mall Mortgage Loan having become a Defaulted Mortgage Loan) pursuant to Section 3.18, the purchase of the Ocean Key Resort Mortgage Loan by the Ocean Key Resort B-Noteholder pursuant to the Ocean Key Resort Intercreditor Agreement or the purchase of any Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder pursuant to
Section 9.01; provided, further, that no Liquidation Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds.

     Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Liquidation Fee payable in accordance with the three preceding paragraphs with respect to the Ocean Key Resort Loan Pair (including, without limitation, any successor REO Mortgage Loan and REO B-Note Loan comprising same) shall be paid from the collections received on the Ocean Key Resort Loan Pair on deposit in the Ocean Key Resort Custodial Account that may be applied to pay such fees in accordance with the Ocean Key Resort Intercreditor Agreement, pursuant to
Section 3.05(g), or, if collections received thereon are insufficient, then any such fees in respect of the Ocean Key Resort Mortgage Loan shall be payable out of the Certificate Account, pursuant to Section 3.05(a).

     The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

     (d) Subject to Section 3.11(e), Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Loans actually collected that, with respect to late payment charges, Penalty Interest and assumption application fees, accrued during the time that the related Serviced Loan was a Specially Serviced Loan, (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Serviced Loan that is not a Specially Serviced Loan and one-hundred percent (100%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Loan, and (iii) modification fees collected on all Serviced Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(h)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account or the Ocean Key Resort Custodial Account; provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Serviced Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or to reimburse the Trust Fund for previously incurred Additional Trust Fund Expenses pursuant to this Section 3.11(d). To the extent the Special Servicer receives late payment charges or Penalty Interest on a Serviced Loan for which interest on Advances or inspection costs pursuant to
Section 3.12(a) are outstanding or any Additional Trust Fund


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

Expenses related to such Serviced Loan have been incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the Master Servicer for deposit in the Certificate Account, within one Business Day following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Serviced Loan or (ii) the sum of (A) the amount of interest on Advances related to such Serviced Loan then due and payable hereunder in accordance with Section 3.03(d) and/or (except in the case of the Ocean Key Resort B-Note Loan) Section 4.03(d), (B) the amount of any unpaid inspection costs pursuant to Section 3.12(a) related to such Serviced Loan and (C) without duplication, the amount of Additional Trust Fund Expenses (including, without limitation, interest on Advances and inspection costs pursuant to Section 3.12(a)) related to such Serviced Loan incurred during the preceding 12-month period and not previously reimbursed to the Trust Fund. To the extent that the Special Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the Master Servicer who shall deposit such late payment charges and Penalty Interest in the Certificate Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of interest or other income earned on deposits in the REO Accounts, if established, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each REO Account for each Collection Period). The Special Servicer shall be required to pay out of its own funds all allocable overhead and all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor, except as expressly provided in Section 3.05(a), if and to the extent such expenses are not payable directly out of the Certificate Account, the Ocean Key Resort Custodial Account or the REO Accounts, as the case may be.

     (e) Notwithstanding the foregoing provisions of this Section 3.11, the compensation provided to be paid to the Master Servicer and the Special Servicer in respect of the servicing and administration of the Ocean Key Resort B-Note Loan and any successor REO B-Note Loan pursuant to the terms hereof shall be paid only to the extent permitted by, and in all cases subject to, the Ocean Key Resort Intercreditor Agreement. In addition, notwithstanding Section 8.05, no Trustee Fee shall be payable with respect to the Ocean Key Resort B-Note Loan.

     SECTION 3.12. Property Inspections; Collection of Financial Statements;
                   Delivery of Certain Reports.

     (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan or (ii) the related Debt Service Coverage Ratio set forth in the CMSA Comparative Financial Status Report is below 1.0x; provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges received with respect to the related Mortgage Loan in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent, in the case of the Ocean Key Resort B-Note Loan, that such expense is allocable to, and can be paid out of collections on, the Ocean Key Resort B-Note Loan, in which case it shall be reimbursable from amounts otherwise payable to the Ocean Key Resort B-Noteholder that are on deposit in the Ocean Key Resort Custodial Account). Each of the Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Mortgage Loan and the Special Servicer for each Specially Serviced Mortgage Loan and REO Mortgage Loan shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a then-current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2005; provided, however, the Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the immediately preceding six months. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property. The Master Servicer shall deliver such reports to the Trustee within 45 days of the related inspection and, further, shall, make copies of all such inspection reports available for review pursuant to Section
3.15. Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan; provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; provided, further, that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

     With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the Special Servicer may reasonably request.

     The Special Servicer shall, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer, the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, to the Class PM Representative) and the Trustee, which notice shall include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice shall be provided by the Trustee to each Rating Agency and, upon request, to each Certificateholder and the Depositor.

     (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a CMSA Comparative Financial Status Report; and (iii) a CMSA Financial File. Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a CMSA Historical Liquidation Report; (ii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iii) a CMSA REO Status Report; (iv) a CMSA Loan Level Reserve/LOC Report; and (v) a CMSA Delinquent Loan Status Report.

     (c) Not later than 4:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee): (A) the most recent CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report and CMSA REO Status Report received from the Special Servicer pursuant to Section 3.12(b);
(B) a CMSA Property File, a CMSA Comparative Financial Status Report and a CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (C) a CMSA Loan Level Reserve/LOC Report and a CMSA Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (D) a CMSA Servicer Watchlist with the required information as of such Determination Date; and (E) an Updated Collection Report.

     (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer shall deliver to the Trustee the reports set forth in this Section 3.12 (in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b) and this
Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c)). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) and this Section 3.12(d) of this Agreement.

     The Special Servicer, in the case of each Specially Serviced Mortgage Loan and REO Mortgage Loan, and the Master Servicer, in the case of all other Mortgage Loans, shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received, to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

     The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Special Servicer and the Controlling Class Representative (and with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) in each case (other than the Rating Agencies and the Controlling Class Representative (and with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

     Within 30 days after receipt by the Master Servicer or the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update and, with respect to any CMSA NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

     The Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, and the Master Servicer with respect to each other Mortgage Loan, shall each prepare and maintain and forward to each other one CMSA Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The CMSA Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special Servicer, as applicable, within 30 days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year. The Master Servicer and the Special Servicer shall each use the "Normalized" column from the CMSA NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding CMSA Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the CMSA NOI Adjustment Worksheet for such property. Copies of CMSA Operating Statement Analyses and CMSA NOI Adjustment Worksheets maintained thereby are to be made available by the Master Servicer and the Special Servicer to each other, the Trustee, the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) and, subject to
Section 3.15, any Certificateholders, Certificate Owner or prospective Certificateholder or Certificate Owners, in each case upon request.

     SECTION 3.13. Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicer shall deliver to the Depositor, the Trustee, the Underwriters, the Controlling Class Representative, the Class PM Representative, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before March 15th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.16(a) are no longer required to be filed), beginning March 15, 2005, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any REMIC Pool as a REMIC under the REMIC Provisions or of the Grantor Trust as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. With respect to each year that the reports described in Section 8.16(a) are filed, the Trustee shall review such Officer's Certificate and inform the Depositor, the Master Servicer and the Special Servicer of any material exceptions that any Responsible Officer has actual knowledge of prior to March 25th of the year received.

     SECTION 3.14. Reports by Independent Public Accountants.

     On or before March 15th of each year (or April 30th of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.16(a) are no longer required to be filed), beginning March 15th, 2005, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, Underwriters, Rating Agencies, Controlling Class Representative, the Class PM Representative, Depositor and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 2004) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. With respect to each year that the reports described in
Section 8.16(a) are filed, prior to February 15th of each calendar year, beginning February 15th, 2005, the Trustee shall notify the Depositor, the Master Servicer and the Special Servicer of any material deficiencies in such servicer's compliance with the terms of this Agreement during the preceding calendar year of which a Responsible Officer of the Trustee has actual knowledge.

     SECTION 3.15. Access to Certain Information.

     (a) Upon ten days' prior written notice, the Master Servicer (with respect to the items in clauses (i), (ii) (other than Distribution Date Statements),
(iii), (v), (vi), (viii), (ix) and (x) below), the Special Servicer (with respect to the items in clauses (iii), (vii), (viii) (with respect to Specially Serviced Mortgage Loans), (ix) and (x) below) and the Trustee (with respect to the items in clauses (ii), (iii), (iv) and (ix) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or, in the case of the Trustee, at its offices in Elk Grove Village, Illinois), during normal business hours, or send to the requesting party, such party having been certified to the Trustee, the Master Servicer or the Special Servicer, as applicable, in accordance with clause (i) or (ii) of the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any Person identified by a Certificate Owner or Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein), the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items:
(i) this Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered or otherwise made available to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered or otherwise made available by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (iii) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.13, (iv) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the


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Closing Date as described in Section 3.14, (v) the most recent property inspection report prepared by or on behalf of or received by the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (vi) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of or received by the Master Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (viii) the Servicing File relating to each Mortgage Loan, (ix) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance pursuant to Section 3.03(e) or 4.03(c), including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a), and (x) all CMSA Operating Statement Analyses and CMSA NOI Adjustment Worksheets maintained by the Master Servicer or Special Servicer. Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

     In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative), in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall require: (i) in the case of Certificate Owners and the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative), a confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (ii) in the case of a prospective transferee of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a prospective transferee of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee, the Master Servicer or the Special Servicer, as applicable, pursuant to this
Section 3.15 that has previously been made available via the Trustee's, the Master Servicer's or Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission, and the Trustee, the Master Servicer or the Special Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section
3.15 that has previously been made available via the Trustee's, the Master Servicer's or Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission.

     Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner or, to the extent that the subject information relates to the Ocean Key Resort Loan Pair, the Ocean Key Resort B-Noteholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

     The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from a Certificateholder, Certificate Owner, prospective transferee or the Ocean Key Resort B-Noteholder, of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, such Certificateholder, Certificate Owner, prospective transferee or the Ocean Key Resort B-Noteholder, as applicable, including, without limitation, copy charges and, in the case of any such Person requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

     (b) The Master Servicer may, but is not required to, make available on or prior to the Distribution Date in each month to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party)
(i) the Distribution Date Statement via its Internet Website, (ii) as a convenience for Privileged Persons (or, following receipt of written direction of the Depositor, any interested parties) (and not in furtherance of the distribution thereof under the securities laws), this Agreement, the Prospectus and the Prospectus Supplement on its Internet Website and (iii) any other items at the request of the Depositor on its Internet Website.

     The Master Servicer may, but is not required to, make available each month via its Internet Website (i) to any Privileged Person (or, following receipt of written direction of the Depositor, any interested party), the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer, the Restricted Servicer Reports, the CMSA Financial File and the CMSA Property File. Any Restricted Servicer Report or Unrestricted Servicer Report that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet Website.

     In connection with providing access to the Master Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer.

     If three or more Holders or the Controlling Class Representative (or, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

     (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement. Neither the Master Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

     SECTION 3.16. Title to REO Property; REO Accounts.

     (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, if applicable, the Ocean Key Resort B-Noteholder, as their interests may appear. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I (or, in the case of any REO Property related to the Pecanland Mall Mortgage Loan, the Loan REMIC) acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I (or, in the case of any REO Property related to the Pecanland Mall Mortgage Loan, the Loan REMIC) of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any REMIC Pool or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

     (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Ocean Key Resort REO Property). If such REO Acquisition occurs with respect to the Ocean Key Resort Mortgaged Property, then the Special Servicer shall establish an REO Account solely with respect to such property (the "Ocean Key Resort REO Account"), to be held for the benefit of the Certificateholders and the Ocean Key Resort B-Noteholder, as their interests may appear. The Pool REO Account and the Ocean Key Resort REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds (net of Liquidation Expenses) received in respect of an REO Property within 2 Business Days of receipt. Funds in the REO Accounts may be invested in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of each REO Account when first established and of the new location of such REO Account prior to any change thereof.

     (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On the second Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the Pool REO Account and the Ocean Key Resort REO Account and deposit into the Certificate Account and the Ocean Key Resort Custodial Account, respectively, or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account and the Ocean Key Resort Custodial Account, respectively) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

     (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

     SECTION 3.17. Management of REO Property.

     (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review in compliance with the Servicing Standard that in its good faith and reasonable judgment:

          (i) None of the income from Directly Operating such REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), and the Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause the REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

          (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO Property; or

          (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an REO Tax, the Special Servicer shall deliver to the Tax Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Tax Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Tax Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Tax Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Tax Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or
     (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the Tax Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

     The Special Servicer's decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders and, in the case of any Ocean Key Resort REO Property, the Ocean Key Resort B-Noteholder (as a collective whole) by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective REO Property. Both the Special Servicer and the Tax Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) and, to the extent such amounts relate to the Ocean Key Resort Loan Pair and/or the Ocean Key Resort REO Property, at the expense of the Trust Fund and the Ocean Key Resort B-Noteholder payable pursuant to Section 3.05(g)(xi), consult with counsel.

     (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the Certificateholders and, in the case of any Ocean Key Resort REO Property, the Ocean Key Resort B-Noteholder (as a collective whole) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or either result in the receipt by any REMIC Pool, of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper management, maintenance and disposition of such REO Property, including without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

          (iii) any ground rents in respect of such REO Property; and

          (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

     To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee and the Fiscal Agent) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

     (c) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the REO Property to remain classified as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code) for the operation and management of any REO Property; provided that:

          (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

          (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

          (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

          (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

          (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

     SECTION 3.18. Resolution of Defaulted Mortgage Loans and REO Properties.

     (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

     (b) Within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; and provided, further, that, the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12-months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, the Special Servicer shall update its determination of the fair value at least once every 90 days. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency and the Majority Controlling Class Certificateholder (and, with respect to the Ocean Key Resort Mortgage Loan or the Pecanland Mall Mortgage Loan, the Ocean Key Resort B-Noteholder or the Majority Class PM Certificateholder, as applicable) promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the Mortgage Loan File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Special Servicer may conclusively rely on the opinion and reports of Independent third parties in making such determination.

     (c) Subject to the terms set forth in Section 2.03, in the event a Mortgage Loan becomes a Defaulted Mortgage Loan, each of the Majority Controlling Class Certificateholder and the Special Servicer shall have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the Trust Fund (with respect to the Pecanland Mall Mortgage Loan, subject to Section 3.18(d), and with respect to the Ocean Key Resort Mortgage Loan, subject to the Ocean Key Resort Intercreditor Agreement) at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related Mortgagor or an Affiliate of the related Mortgagor at any time after the related Mortgage Loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. Notwithstanding the foregoing, and subject to Section 3.18(d) and any applicable co-lender, intercreditor or similar agreement, the Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option; and if the Purchase Option is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within 60 days of a Mortgage Loan


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

becoming a Defaulted Mortgage Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Controlling Class Certificateholder, and the Special Servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of such 15-day period, subject to Section 3.18(d) and any applicable co-lender, intercreditor or similar agreement, the Majority Controlling Class Certificateholder shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate (i) once the related Defaulted Mortgage Loan is no longer a Defaulted Mortgage Loan (provided, however, that, if such Mortgage Loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable), (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout.

     (d) Notwithstanding Section 3.18(c), if the Pecanland Mall Mortgage Loan becomes a Defaulted Mortgage Loan, then (for 90 days thereafter or, if sooner, the end of the corresponding Purchase Option described in Section 3.18(c)), the Majority Class PM Certificateholder shall be entitled to purchase the Pecanland Mall Mortgage Loan at the applicable Purchase Price (and such right shall be superior to the corresponding Purchase Option set forth in Section 3.18(c)).

     (e) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit O, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable.

     (f) If the Special Servicer or the Majority Controlling Class Certificateholder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, the Trustee shall determine as soon as reasonably practicable (and, in any event, within 30 days) after the Trustee has received the written notice, whether the Option Price represents fair value for the Defaulted Mortgage Loan; provided that, if the Special Servicer is then in the process of obtaining a new Appraisal with respect to the related Mortgaged Property, then the Trustee shall make its fair value determination with respect to such Mortgage Loan as soon as reasonably practicable (but in any event within 30 days) after the Trustee's receipt of such new Appraisal. Such fair value determination shall be made in accordance with the Trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the Trustee shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property. In addition, the Trustee shall refer to the Servicing Standard, the Trustee's good faith reasonable judgment and all other relevant information delivered to it by the Special Servicer or otherwise contained in the Mortgage File; provided that the Trustee shall take account of any change in circumstances regarding the related Mortgaged Property known to the Trustee that has occurred subsequent to, and that would, in the Trustee's reasonable judgment, materially affect the value of the related Mortgaged Property. Furthermore, the Trustee shall consider all available objective third-party information obtained from generally available sources, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The Trustee may rely on the opinion and reports of Independent third parties in making such determination; provided that the Trustee may rely on the most current Appraisal obtained for the related Mortgaged Property pursuant to this Agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this subsection shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances (or if such Advance is deemed to be a Nonrecoverable Advance such costs shall be reimbursable as Additional Trust Fund Expenses). The other parties to this Agreement shall cooperate with all reasonable requests for information.

     (g) Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or a repurchase by the applicable Mortgage Loan Seller pursuant to Section 2.03.

     (h) If title to any Mortgaged Property is acquired by the Trust Fund in respect of any Mortgage Loan, then the Special Servicer shall, subject to
Section 6.11, use its reasonable best efforts to sell the subject REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified in Section 3.16(a), or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, subject to Section 6.11, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan or the Ocean Key Resort Mortgage Loan, the Class PM Representative or the Ocean Key Resort B-Noteholder, respectively), the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; provided, further, that, if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such REO Property and (iii) the Special Servicer shall not bid less than the greater of (a) the fair market value set forth in such Appraisal or (b) the Purchase Price.

     (i) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to a Purchase Option) or an REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Special Servicer, the Master Servicer, any Mortgage Loan Seller or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to the Trust Fund and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

     (j) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be remitted by the Special Servicer to the Master Servicer within one Business Day of receipt for deposit into the Certificate Account. The Special Servicer shall immediately notify the Trustee upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(j). Thereafter, the Special Servicer shall notify each holder of a Purchase Option of such failure and such holder of a Purchase Option may then exercise its Purchase Option in accordance with this
Section 3.18.

     (k) Notwithstanding anything herein to the contrary, the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative or the Class PM Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

     (l) The amount paid for a Defaulted Mortgage Loan or related REO Property purchased under this Agreement shall be deposited into the Certificate Account, in the case of a Mortgage Loan, or the related REO Account, in the case of an REO Property (except any portion of such amount constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account or, in the case of the Ocean Key Resort Mortgage Loan, applied in accordance with the Ocean Key Resort Intercreditor Agreement ). Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Mortgage Loan or related REO Property ownership of the Defaulted Mortgage Loan or REO Property. The Trustee, upon receipt of a Request for Release, shall release or cause to be released to the Master Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Defaulted Mortgage Loan or related REO Property.

     SECTION 3.19. Additional Obligations of Master Servicer and Special
                   Servicer.

     (a) The Master Servicer shall deposit in the Certificate Account on each P&I Advance Date, without any right of reimbursement therefor with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan for which the Special

Servicer has waived a prepayment restriction) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfall and (ii) the sum of (A) the Master Servicing Fee (calculated for this purpose only at a rate of 0.020% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period.

     (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

     (c) Subject to the terms of the applicable Mortgage Loan documents, without limiting the provisions of Section 3.20, with respect to the Mortgage Loans identified as loan numbers 4, 20, 21, 22 and 25 on the Mortgage Loan Schedule (the related Mortgaged Properties for which are identified on the Mortgage Loan Schedule as Yorktown Center, Pecanland Mall, Lake Shore Place, Nashua Mall and Waterfront Clematis, respectively), the Master Servicer or the Special Servicer, as applicable, to the extent the lender is given discretion under the related Mortgage Loan documents, shall only consent to any modification, waiver or amendment to the organizational documents of the related Mortgagor upon receipt of written confirmation from each Rating Agency that such modification, waiver or amendment would not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates.

     (d) Subject to the terms of the applicable Mortgage Loan documents, without limiting the provisions of Section 3.20, with respect to the Mortgage Loans identified as loan numbers 4, 20, 21, 22 and 25 on the Mortgage Loan Schedule (the related Mortgaged Properties for which are identified on the Mortgage Loan Schedule as Yorktown Center, Pecanland Mall, Lake Shore Place, Nashua Mall and Waterfront Clematis, respectively), the Master Servicer or the Special Servicer, as applicable, to the extent the lender is given discretion under the related Mortgage Loan documents, shall only consent to any removal or replacement of the property manager of, or any new management agreement with respect to, the related Mortgaged Property upon receipt of written confirmation from each Rating Agency that such change in the property manager of the related Mortgaged Property will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates.

     (e) Without limiting the provisions of Section 3.08, the Master Servicer and/or the Special Servicer, as the case may be, on behalf of the Trustee as the mortgagee of record in accordance with the Servicing Standard shall not permit the transfer by the Mortgagor to a tenant-in-common as contemplated by Section 1.13(c) of the Lake Shore Place Mortgage unless the tenants-in-common agreement required thereunder requires (among other things) that the Rating Agencies must provide written confirmation that such transfer will not result in the downgrade, qualification and/or withdrawal of the then current ratings of any then outstanding Class of Certificates and that any and all costs and/or expenses with respect to such transfer are borne by the related Mortgagor and/or the transferee, as the case may be.

     SECTION 3.20. Modifications, Waivers, Amendments and Consents.

     (a) Subject to Sections 3.20(b) through 3.20(j) below and to Sections 3.08(b) and 6.11, and further subject to any applicable intercreditor, co-lender or similar agreement (including, with respect to the Ocean Key Resort Loan Pair, the Ocean Key Resort Intercreditor Agreement), the Master Servicer (to the extent provided in Section 3.02(a) and Section 3.20(h) below) and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Serviced Loan (including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.

     (b) All modifications, waivers or amendments of any Serviced Loan (including, subject to Section 3.20(h), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard; provided, however, that neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced Loan not otherwise permitted by this Section 3.20 that would constitute a "significant modification" of such Serviced Loan within the meaning of Treasury regulation section 1.860G-2(b).

     (c) Except as provided in Section 3.20(d) and the last sentence of Section 3.02(a), neither the Master Servicer nor the Special Servicer, on behalf of the Trustee, shall agree or consent to any modification, waiver or amendment of any term of any Serviced Loan that would:

          (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest, late payment charges and amounts payable as additional servicing compensation) payable thereunder;

          (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

          (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released (other than in connection with a taking of all or part of the related Mortgaged Property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such Mortgaged Property or REO Property); or

          (iv) if such Serviced Loan is a Mortgage Loan in an amount equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000 (or with respect to Moody's $25,000,000), or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the related Mortgagor and/or any equity owner of the related Mortgagor or a transfer of voting control in the related Mortgagor or an equity owner of the related Mortgagor without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

          (v) allow any additional lien on the related Mortgaged Property if such Serviced Loan is a Mortgage Loan in an amount equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or, with respect to S&P only, is a Mortgage Loan that has an aggregate Loan-to-Value Ratio that is equal to or greater than 85% or has an aggregate Debt Service Coverage Ratio that is less than 1.2x without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates; or

          (vi) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Serviced Loan or reduce the likelihood of timely payment of amounts due thereon.

     (d) Notwithstanding Section 3.20(c), but subject to Section 6.11, the third paragraph of this Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Loan, (iv) extend the maturity date of any Specially Serviced Loan, or (v) accept a Principal Prepayment on any Specially Serviced Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, and (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Serviced Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate). In the case of every other modification, waiver or consent, the Special Servicer shall determine and may rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Serviced Loan under Treasury regulation section 1.860G-2(b) of the Code and (2) cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

     In addition, notwithstanding Section 3.20(c), but subject to Section 6.11, the third paragraph of this Section 3.20(d) and any applicable co-lender, intercreditor or similar agreement, the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Loan if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property, in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

     In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the least of (A) the original Mortgage Rate of such Mortgage Loan, (B) the highest fixed Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding and (C) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 20 years prior to the expiration of the term of such Ground Lease or
(iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The determination of the Special Servicer contemplated by clause (B) of the proviso to the first sentence of the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

     (e) The Special Servicer or, with respect to subsection (i) below, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it: (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulation section 1.1001-3(e)(2); and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or the Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

     (f) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers, the Trustee, the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) and the Rating Agencies, in writing, of any material modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the related Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15 hereof.

     (g) The Master Servicer shall not permit defeasance of any Mortgage Loan
(x) on or before the earliest date on which defeasance is permitted under the terms of such Mortgage Loan, and (y) in a manner that is inconsistent with the terms of such Mortgage Loan. Unless and except to the extent the Master Servicer is precluded from preventing such defeasance by the related Mortgage Loan documents or otherwise, the Master Servicer will not permit defeasance of any Mortgage Loan, unless: (i) the defeasance collateral consists of "Government Securities" within the meaning of the Investment

Company Act of 1940, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event (provided that the Master Servicer shall be entitled to rely conclusively on an Opinion of Counsel to that effect),
(iii) the Master Servicer has notified the Rating Agencies, (iv) to the extent the defeasance of the Mortgage Loan is required by the then-current applicable Rating Agency criteria to be reviewed by a Rating Agency, such Rating Agency has confirmed that such defeasance will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by such Rating Agency (provided that, (A) no confirmation from S&P shall be required if the Mortgage Loan being defeased, together with all Mortgage Loans cross-collateralized with such Mortgage Loan,
(I) is not one of the ten (10) largest Mortgage Loans (or cross-collateralized groups of Mortgage Loans) by Stated Principal Balance in the Trust Fund, and
(II) has a Stated Principal Balance at the time of the defeasance that is less than $20,000,000 and less than 5% of the then-aggregate Stated Principal Balance of the Mortgage Loans and the Master Servicer shall have delivered a Defeasance Certificate substantially in the form of Exhibit P hereto, (v) the Master Servicer has requested and received from the related Mortgagor (A) an Opinion of Counsel generally to the effect that the Trustee will have a perfected, first priority security interest in such defeasance collateral and (B) written confirmation from a firm of Independent accountants stating that payments made on such defeasance collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan in full on or before its Stated Maturity Date (or, in the case of an ARD Mortgage Loan, on or before its Anticipated Repayment Date) and to timely pay each Periodic Payment scheduled to be due prior thereto but after the defeasance and (vi) a single purpose entity (as defined below) is designated to assume the Mortgage Loan and own the Defeasance Collateral; provided that, if under the terms of the related Mortgage Loan documents, the related Mortgagor delivers cash to purchase the defeasance collateral rather than the defeasance collateral itself, the Master Servicer shall purchase the U.S. government obligations contemplated by the related Mortgage Loan documents. Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer may, in accordance with the related Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance; provided that the conditions set forth in clauses (i) through (vi) of the preceding sentence have been satisfied. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 3.20(g) shall be paid by the Mortgagor of the defeased Mortgage Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase the defeasance collateral, the Master Servicer shall either (A) buy such defeasance collateral or (B) prepay the Mortgage Loan, in either case, in accordance with the Servicing Standard. For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organizational documents provide as follows: it is formed solely for the purpose of owning and pledging the Defeasance Collateral related to the Mortgage Loans; it may not engage in any business unrelated to such Defeasance Collateral and the financing thereof; it does not have and may not own any assets other than those related to its interest in such Defeasance Collateral or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan.

     (h) For any Serviced Loan other than a Specially Serviced Loan, and subject to the rights of the Special Servicer set forth in this Section 3.20, the rights of the Controlling Class Representative and the Class PM Representative set forth in Sections 3.21 and 6.11 and the rights of the Ocean Key Resort B-Noteholder in the Ocean Key Resort Intercreditor Agreement, the Master Servicer, without the consent of the Special Servicer, the Controlling Class Representative or the Class PM Representative, as applicable, shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

          (i) approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 20% of the related Mortgaged Property;

          (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

          (iii) approving annual budgets for the related Mortgaged Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

          (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Serviced Loan requiring a specified number of days notice prior to a Principal Prepayment;

          (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Mortgage Loan if the Master Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause any REMIC Pool to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions; and

          (vi) subject to Section 3.08(b), approving certain consents with respect to right-of-ways and easements and consent to subordination of the related Serviced Loan to such easements or right-of-ways;

provided, however, in the case of the Ocean Key Resort Mortgage Loan, the Master Servicer shall provide written notice of such modification, waiver and amendment to the Ocean Key Resort B-Noteholder to the extent required under the Ocean Key Resort Intercreditor Agreement; and provided, further that the Master Servicer shall promptly notify the Special Servicer of any requests not subject to this
Section 3.20(h) for which the Special Servicer is responsible pursuant to this
Section 3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special Servicer may reasonably request related thereto.

     (i) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Penalty Interest or late payment charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Penalty Interest or late payment charges immediately prior to such waiver.

     (j) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall take the following action unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents) from the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such Rating Agency to the Certificates:

          (i) With respect to any Mortgaged Property that secures a Mortgage Loan with an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

          (ii) With respect to each Mortgage Loan with an unpaid principal balance that is equal to or greater than (A) five percent (5%) of the then aggregate principal balance of all the Mortgage Loans or (B) $20,000,000 and which is secured by a Mortgaged Property which is a hospitality property, the giving of any consent to any change in the franchise affiliation of such Mortgaged Property.

     (k) Notwithstanding anything to the contrary in this Agreement, to the extent consistent with the Servicing Standard and the Ocean Key Resort Intercreditor Agreement (taking into account the extent to which the Ocean Key Resort B-Note Loan is subordinate to the Ocean Key Resort Mortgage Loan): (i) no waiver, reduction or deferral of any particular amounts due on the Ocean Key Resort Loan, as applicable, shall be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Ocean Key Resort B-Note Loan; and (ii) no reduction of the Mortgage Rate on the Ocean Key Resort Mortgage Loan shall be effected prior to the reduction of the Mortgage Rate of the Ocean Key Resort B-Note Loan, to the maximum extent possible.

     SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
                   Servicer; Record Keeping.

     (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Loan, the Master Servicer or Special Servicer, whichever made such determination, shall promptly notify the other such party and the Trustee, and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately deliver or cause to be delivered a copy of the related Mortgage File and Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. Notwithstanding the occurrence of a Servicing Transfer Event, the Master Servicer shall continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer).

     Upon determining that a Specially Serviced Loan has become a Corrected Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to the Master Servicer and, within five Business Days of the occurrence, shall return the related Mortgage File to the Custodian and the related Servicing File, together with all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer, to the Master Servicer (or such other Person as may be directed by the Master Servicer). Upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Serviced Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Serviced Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Serviced Loan shall resume.

     (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Serviced Loan information, including correspondence with the related Mortgagor.

     (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii), (xxiv) and (xxv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances requested by the Special Servicer and made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

     (d) No later than 30 days after a Serviced Loan becomes a Specially Serviced Loan, the Special Servicer shall deliver to each Rating Agency, the Trustee, the Master Servicer, the Controlling Class Representative and, in the case of the Pecanland Mall Mortgage Loan, the Class PM Representative, a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

          (i) a summary of the status of such Specially Serviced Loan and negotiations with the related Mortgagor;

          (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

          (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

          (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

          (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

          (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

     If within ten (10) Business Days of receiving an Asset Status Report which relates to a recommended action for which the Controlling Class Representative (or, in the case of the Pecanland Mall Mortgage Loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Class PM Representative) is entitled to object under Section 6.11, the Controlling Class Representative (or, in the case of the Pecanland Mall Mortgage Loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Class PM Representative) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Serviced Loan documents. If the Controlling Class Representative (or, in the case of the Pecanland Mall Mortgage Loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Class PM Representative) disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative (or, in the case of the Pecanland Mall Mortgage Loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Class PM Representative) the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

     The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative (or, in the case of the Pecanland Mall Mortgage Loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Class PM Representative) shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (as a collective whole) and it has made a reasonable effort to contact the Controlling Class Representative (or, in the case of the Pecanland Mall Mortgage Loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Class PM Representative) and (ii) in any case, shall determine whether any such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

     Upon making such determination in clause (ii) of the last sentence of the immediately preceding paragraph, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 15 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders (other than for a reason which violates the Servicing Standard, which shall control), the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

     The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

     No direction of the Controlling Class Representative (or, in the case of the Pecanland Mall Mortgage Loan, so long as no Pecanland Mall Change-of-Control Event has occurred and is continuing, the Class PM Representative) or the majority of the Certificateholders shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC Pool, (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (c) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund or the Trustee or the officers and the directors of each party to claim, suit or liability or (d) expand the scope of the Master Servicer's, Trustee's or Special Servicer's responsibilities under this Agreement.

     SECTION 3.22. Sub-Servicing Agreements.

     (a) The Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder; provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(ix), (x) and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement) may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) with respect to any Sub-Servicing Agreement entered into by the Special Servicer, does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer or conduct any foreclosure action contemplated by Section 3.09 hereof or sale of a Mortgage Loan or REO Property contemplated by Section 3.18 hereof, and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Serviced Loan that becomes a Specially Serviced Loan. The Master Servicer and the Special Servicer shall each deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the

Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

     (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

     (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Serviced Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

     (d) In the event of the resignation, removal or other termination of Wachovia Bank, National Association or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or otherwise in accordance with the Sub-Servicing Agreement, in each case without paying any sub-servicer termination fee.

     Each Sub-Servicing Agreement will provide, among other things, that the Master Servicer and its successors may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans if Moody's (i) reduces the rating assigned to one or more Classes of the Certificates as a result of the sub-servicing of the Mortgage Loans by the Sub-

Servicer, or (ii) advises the Master Servicer or the Trustee in writing that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

     (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Serviced Loans or REO Properties for which it is responsible. The Master Servicer and the Special Servicer shall each be responsible, without any right of reimbursement, for all fees and other compensation and other amounts of Sub-Servicers retained by it.

     (f) The Special Servicer shall not enter into a Sub-Servicing Agreement unless Moody's has confirmed in writing that the execution of such agreement will not result in a qualification, downgrade, or withdrawal of the then-current ratings on the outstanding Certificates or such Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced pursuant to this Section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

     SECTION 3.23. Representations and Warranties of Master Servicer and Special
                   Servicer.

     (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Special Servicer, as of the Closing Date, that:

          (i) The Master Servicer is a national banking association, duly organized under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

          (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer (calculated, with respect to the initial Master Servicer, on a consolidated basis).

          (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

          (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

          (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (x) The Master Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (xi) The Master Servicer is on S&P's list of approved master servicers and is rated by Moody's as an acceptable master servicer.

     (b) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Master Servicer, as of the Closing Date, that:

               (i) The Special Servicer is a corporation duly organized under the laws of the State of Florida, validly existing and in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

               (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

               (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

               (x) The Special Servicer is on S&P's list of approved special servicers and is rated by Moody's as an acceptable special servicer.

     (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

     (d) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 3.23(a), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     (e) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 3.23(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.23(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 3.24. Sub-Servicing Agreement Representation and Warranty.

     The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Fiscal Agent, the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

     SECTION 3.25. Designation of Controlling Class Representative and the
                   Class PM Representative.

     (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including, without limitation, those specified in Section 6.11) or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class by a writing delivered to the Trustee. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). Delaware Securities Holdings, Inc. (an Affiliate of Lennar Partners, Inc.) shall be the initial Controlling Class Representative without need for further designation or notice.

     (b) Within ten (10) Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event. The expenses incurred by the Trustee in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

     (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to such existing Controlling Class Representative.

     (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

     (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust Fund. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

     (f) [Reserved].

     (g) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class PM Certificates representing more than 50% of the Class Principal Balance of the Class PM Certificates shall be entitled in accordance with this Section 3.25 to select a representative (the "Class PM Representative") having the rights and powers specified in this Agreement or to replace an existing Class PM Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Class PM Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class PM Certificates representing more than 50% of the Class Principal Balance of the Class PM Certificates or (ii) the resignation or removal of the Person acting as the Class PM Representative, the Trustee shall promptly notify the Depositor and the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class PM Certificates that they may select a Class PM Representative. Such notice shall set forth the process for selecting a Class PM Representative, which shall be the designation of such Class PM Representative by the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class PM Certificates representing more than 50% of the Class Principal Balance of the Class PM Certificates by a writing delivered to the Trustee. No appointment of any Person as a Class PM Representative shall be effective until such Person provides the Trustee and the Master Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). Except as otherwise agreed with the related Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Class PM Certificates, no Class PM Representative shall owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any Certificateholder.

     (h) Within ten (10) Business Days (or as soon thereafter as practicable if the Class PM Certificates are Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Trustee shall, to the extent in its possession, deliver to the requesting party the identity of the Class PM Representative and a list of each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class PM Certificates, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Class PM Representative or any of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Class PM Certificates. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Class PM Representative, the Trustee shall notify the other parties to this Agreement (and the Rating Agencies) of such event. The expenses incurred by the Trustee in connection with obtaining information from the

Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

     (i) A Class PM Representative may at any time resign as such by giving written notice to the Trustee and to each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class PM Certificates. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Class PM Certificates representing more than 50% of the Class Principal Balance of the Class PM Certificates shall be entitled to remove any existing Class PM Representative by giving written notice to the Trustee and to such existing Class PM Representative.

     (j) Once a Class PM Representative has been selected pursuant to this
Section 3.25, each of the parties to this Agreement and each Holder (or, in the case of Book-Entry Certificates, each Certificate Owner) of the Class PM Certificates shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, Certificate Owners) of the Class PM Certificates, by aggregate Certificate Principal Balance, or the Class PM Representative, as applicable, shall have notified the Trustee and each other Holder (or, in the case of Book-Entry Certificates, each other Certificate Owner) of the Class PM Certificates, in writing, of the resignation or removal of the Class PM Representative.

     (k) Any and all expenses of a Class PM Representative shall be borne by the Holders (or, in the case of Book-Entry Certificates, Certificate Owners) of the Class PM Certificates, pro rata, according to their respective Percentage Interests in the Class PM Certificates, and not by the Trust. Notwithstanding the foregoing, if a claim is made against a Class PM Representative by a Mortgagor with respect to this Agreement or the Pecanland Mall Mortgage Loan, such Class PM Representative shall immediately notify the Master Servicer, the Trustee and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) such Class PM Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards such Class PM Representative) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against such Class PM Representative. This provision shall survive the termination of this Agreement and the termination or resignation of such Class PM Representative.

     (l) All requirements of the Master Servicer and the Special Servicer to provide notices, reports, statements or other information (including the access to information on a website) with respect to the Pecanland Mall Mortgage Loan to the Controlling Class Representative contained in this Agreement shall also apply to the Class PM Representative, and the Master Servicer and the Special Servicer shall also deliver or make available to the Class PM Representative such notices, reports, statements or other information with respect to the Pecanland Mall Mortgage Loan that it delivers or makes available to the Controlling Class Representative.

     (m) Notwithstanding any other provision herein, with respect to the Pecanland Mall Mortgage Loan, prior to the occurrence and continuance of a Pecanland Mall Change-of-Control Event, with respect to the Pecanland Mall Mortgage Loan only, the Class PM Certificateholders in lieu of the Controlling Class Certificateholders, the Class PM Representative in lieu of the Controlling Class Representative and the Majority Class PM Certificateholder in lieu of the Majority Controlling Class Certificateholder shall be entitled to take all actions under this Agreement with respect to the Pecanland

Mall Mortgage Loan (other than exercising the Purchase Option set forth in Section 3.18(c)) that would otherwise be exercisable by the Controlling Class Certificateholders, Controlling Class Representative and the Majority Controlling Class Certificateholder, respectively. Following the occurrence and during the continuance of a Pecanland Mall Change-of-Control Event, the Controlling Class Certificateholders, Controlling Class Representative and the Majority Controlling Class Certificateholder, respectively, shall exercise such rights, and all references to the Class PM Representative and the Majority Class PM Certificateholder (insofar as they relate to consents, approvals or actions involving the Pecanland Mall Mortgage Loan) shall be deemed to refer to the Controlling Class Representative and the Majority Controlling Class Certificateholder, respectively.

     SECTION 3.26. Servicing of and Certain Matters Regarding the Ocean Key
                   Resort Loan Pair.

     (a) Subject to the Ocean Key Resort Intercreditor Agreement, the Ocean Key Resort Loan Pair shall be serviced pursuant to this Agreement as Serviced Loans, and servicing and administration of the Ocean Key Resort B-Note Loan shall continue hereunder for so long as the Ocean Key Resort Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Ocean Key Resort B-Noteholder to or for the benefit of the Trust Fund or any party hereto in accordance with the Ocean Key Resort Intercreditor Agreement remain due and owing; provided, however, if the Ocean Key Resort B-Note Loan is securitized, the Master Servicer's servicing obligations and duties with respect to the Ocean Key Resort B-Note Loan shall be limited to those obligations and duties described in the Ocean Key Resort Intercreditor Agreement and this Agreement. In addition, the obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall terminate with respect to the Ocean Key Resort B-Note Loan if, when and to the extent that (i) the Ocean Key Resort Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the Ocean Key Resort B-Noteholder to or for the benefit of the Trust Fund or any party hereto in accordance with the Ocean Key Resort Intercreditor Agreement remain due and owing.

     (b) Notwithstanding the foregoing, the following considerations shall apply with respect to the servicing of the Ocean Key Resort B-Note Loan:

          (i) none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall make any P&I Advance in respect of, or any Servicing Advance solely in respect of, the Ocean Key Resort B-Note Loan; and

          (ii) the Master Servicer and the Special Servicer shall each consult with the Ocean Key Resort B-Noteholder to the extent required by the Ocean Key Resort Intercreditor Agreement.

     (c) In the event the Special Servicer, in connection with a modification, waiver or amendment in respect of the Ocean Key Resort Mortgage Loan, modifies, waives or amends the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Mortgage Loan, all payments made in respect of such Mortgage Loan shall be made as though such modification, waiver or amendment did not occur, with the payment terms of such Mortgage Loan remaining the same as they are on the related Cut-Off Date, and the Ocean Key Resort B-Note Loan shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Ocean Key Resort Mortgage Loan attributable to such modification, waiver or amendment, in each case to the extent permitted by the Ocean Key Resort Intercreditor Agreement.

     (d) The Master Servicer shall timely provide to the Ocean Key Resort B-Noteholder any reports or notices required to be delivered to the Ocean Key Resort B-Noteholder pursuant to the Ocean Key Resort Intercreditor Agreement. The Special Servicer shall cooperate with the Master Servicer in preparing/delivering any such report or notice with respect to special servicing matters.

     (e) The parties hereto acknowledge that, with respect to the Ocean Key Resort Mortgage Loan, the Ocean Key Resort B-Noteholder has certain consent and direction rights as set forth in the Ocean Key Resort Intercreditor Agreement and agree to take such actions contemplated by the Ocean Key Resort Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow the Ocean Key Resort B-Noteholder to exercise such rights.

     (f) The parties hereto acknowledge that the Ocean Key Resort B-Noteholder shall not (1) owe any fiduciary duty to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Ocean Key Resort Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that the Ocean Key Resort B-Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (iii) may have special relationships and interests that conflict with the interests of the Certificateholders and shall be deemed to have agreed to take no action against the Ocean Key Resort B-Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, (iv) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates, and (v) shall not be liable by reason of its having acted or refrained from acting solely in the interests of the Ocean Key Resort B-Noteholder or its affiliates.

     (g) The parties hereto, the Controlling Class Representative, by its acceptance of its rights and obligations set forth herein, and each Certificateholder, by its acceptance of a Certificate, hereby acknowledge the right of the Ocean Key Resort B-Noteholder, upon the occurrence of an Ocean Key Resort Triggering Event of Default under the Ocean Key Resort Intercreditor Agreement, to purchase the Ocean Key Resort Mortgage Loan from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in, Section 8(a) of the Ocean Key Resort Intercreditor Agreement, and the parties hereto agree to take such actions contemplated by the Ocean Key Resort Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow the Ocean Key Resort B-Noteholder to purchase the Ocean Key Resort Mortgage Loan from the Trust. Such purchase right shall be superior to the corresponding Purchase Option set forth in Section 3.18(c)).

     (h) In connection with any purchase of the Ocean Key Resort Mortgage Loan, pursuant to or as contemplated by Section 3.26(h), the Master Servicer or the Special Servicer shall (i) if it receives the "Defaulted Mortgage Loan Purchase Price" (as defined in the Ocean Key Resort Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the Master Servicer for deposit, as applicable, into the Certificate Account and so notify the Trustee; and (ii) deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the Master Servicer, the Trustee shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee; and
(ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the Ocean Key Resort Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

     (i) Each of the rights of the Ocean Key Resort B-Noteholder under or contemplated by this Section 3.26 shall be exercisable by a designee thereof on its behalf; provided that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent are provided with written notice by the Ocean Key Resort B-Noteholder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

     (j) If the Ocean Key Resort B-Noteholder purchases the Ocean Key Resort Mortgage Loan pursuant to Section 3.26(h), or if any Person purchases the Ocean Key Resort Mortgage Loan as a Defaulted Mortgage Loan pursuant to Section 3.18, then (subject to the Ocean Key Resort Intercreditor Agreement) the Person effecting the purchase must also pay and/or reimburse to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the Ocean Key Resort B-Note Loan and that, pursuant to the Ocean Key Resort Intercreditor Agreement, would otherwise have been payable out of future collections on the Ocean Key Resort B-Note Loan. Notwithstanding anything herein to the contrary, but subject to the Ocean Key Resort Intercreditor Agreement, any such purchase shall be subject to such reimbursements.

     (k) Any reference to servicing any of the Mortgage Loans in accordance with any of the related Serviced Loan documents (including the related Mortgage Note and Mortgage) shall also mean, in the case of the Ocean Key Resort Loan Pair, in accordance with the Ocean Key Resort Intercreditor Agreement.

     (l) If there are any conflicts between this Agreement and the Ocean Key Resort Intercreditor Agreement, then the Ocean Key Resort Intercreditor Agreement shall control. The parties hereto recognize and acknowledge the respective rights of the Ocean Key Resort B-Noteholder under the Ocean Key Resort Intercreditor Agreement.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01. Distributions.

     (a) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii), and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Net Available Distribution Amount:

          (i) to make distributions of interest to the Holders of the respective Classes of the Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (ii) to make distributions of principal to the Holders of the Class A-1 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-1 Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date;

          (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-2 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-2 Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

          (iv) after the Class Principal Balance of the Class A-1 and Class A-2 Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-3 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-3 Certificates for, such Distribution
     Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 and/or Class A-2 Certificates pursuant to clauses (ii) and (iii) above);

          (v) after the Class Principal Balance of the Class A-1, Class A-2 and Class A-3 Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-4 Certificates, up to an amount (not to exceed the Class Principal Balance of the Class A-4 Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class A-4 Certificates for, such Distribution
     Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1, Class A-2 and/or Class A-3 Certificates pursuant to clauses (ii), (iii) and
     (iv) above);

          (vi) to make distributions to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, up to an amount equal to, pro rata as among such Classes in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

          (vii) to make distributions of interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (viii) after the Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, up to an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class B Certificates for, such Distribution
     Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (ix) to make distributions to the Holders of the Class B Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

          (x) to make distributions of interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xi) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, up to an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class C Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xii) to make distributions to the Holders of the Class C Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

          (xiii) to make distributions of interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the

     Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xiv) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, up to an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class D Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xv) to make distributions to the Holders of the Class D Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

          (xvi) to make distributions of interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xvii) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, up to an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class E Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xviii) to make distributions to the Holders of the Class E Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

          (xix) to make distributions of interest to the Holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xx) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, up to an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class F Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxi) to make distributions to the Holders of the Class F Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

          (xxii) to make distributions of interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xxiii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, up to an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class G Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxiv) to make distributions to the Holders of the Class G Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

          (xxv) to make distributions of interest to the Holders of Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xxvi) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, up to an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class H Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxvii) to make distributions to the Holders of the Class H Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

          (xxviii) to make distributions of interest to the Holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xxix) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, up to an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class J Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxx) to make distributions to the Holders of the Class J Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

          (xxxi) to make distributions of interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xxxii) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, up to an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class K Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxxiii) to make distributions to the Holders of the Class K Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

          (xxxiv) to make distributions of interest to the Holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xxxv) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, up to an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class L Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxxvi) to make distributions to the Holders of the Class L Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

          (xxxvii) to make distributions of interest to the Holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class M

     Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xxxviii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, up to an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class M Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xxxix) to make distributions to the Holders of the Class M Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

          (xl) to make distributions of interest to the Holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xli) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, up to an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class N Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xlii) to make distributions to the Holders of the Class N Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

          (xliii) to make distributions of interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xliv) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, up to an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class P Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xlv) to make distributions to the Holders of the Class P Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

          (xlvi) to make distributions of interest to the Holders of the Class Q Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (xlvii) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, up to an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class Q Certificates for, such Distribution Date) equal to the entire Net Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

          (xlviii) to make distributions to the Holders of the Class Q Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed; and

          (xlix) to make distributions to the Holders of the Class R Certificates, up to an amount equal to the excess, if any, of (A) the Net Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the Regular Certificates (other than the Class PM Certificates) on such Distribution Date pursuant to clauses (i) through (xlviii) above;

provided that on each Distribution Date after the aggregate of Class Principal Balances of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates has been reduced to zero, but any two or more of Classes of the Class A Certificates remain outstanding, the payments of principal to be made as contemplated by clauses (ii), (iii), (iv) and (v) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of the Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates (including any Certificate Deferred Interest with respect to such Classes of Certificates for such Distribution
Date) and without regard to the Net Principal Distribution Amount for such Distribution Date. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

     All distributions of interest made in respect of the Class X Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of the various Class X Components, pro rata in accordance with the respective amounts of Accrued Component Interest in respect of such Class X Components for such Distribution Date and, to the extent not previously deemed paid pursuant to this paragraph, for all prior Distribution Dates, if any.

     (b) On each Distribution Date, the Trustee shall withdraw from the Distribution Account any amounts that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Mortgage Loans during the related Collection Period and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges from REMIC I to REMIC II in respect of REMIC I Regular Interest A-1 (whether or not such Class has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge, as additional yield, as follows:

          (i) first, to the Holders of the respective Classes of Sequential Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of Certificates for such Distribution Date; and

          (ii) second, to the Holders of the Class X Certificates, up to any remaining portion of such Yield Maintenance Charges and/or Prepayment Premiums.

     If the subject Yield Maintenance Charge or Prepayment Premium being distributed on any Distribution Date pursuant to the prior paragraph relates to the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then (prior to such amount being deemed distributed from REMIC I to REMIC II as provided above in this Section 4.01(b)) such Yield Maintenance Charge or Prepayment Premium shall be deemed distributed from the Loan REMIC to REMIC I in respect of the two Loan REMIC Regular Interests, on a pro rata basis in accordance with their respective Loan REMIC Principal Balances outstanding immediately prior to the subject Distribution Date.

     Any distributions of additional interest, in the form of Yield Maintenance Charges, made with respect to the Class X Certificates on any Distribution Date pursuant to this Section 4.01(b) shall be allocated among the respective Class X Components on a pro rata basis in accordance with the relative amounts by which their respective Component Notional Amounts declined as a result of deemed distributions of principal on the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(i) (or, if there were no such declines, then on a pro rata basis in accordance with the relative sizes of their respective Component Notional Amounts).

     On each Distribution Date, the Trustee shall withdraw from the Additional Interest Account any amounts that represent (A) Additional Interest actually collected during the related Collection Period on the Citigroup ARD Mortgage Loans and any successor REO Mortgage Loans with respect thereto and shall distribute such amounts among the Holders of the Class Y-I Certificates pro rata in accordance with their respective Percentage Interests in such Class, (B) Additional Interest actually collected during the related Collection Period on the Wachovia ARD Mortgage Loans and any successor REO Mortgage Loans with respect thereto and shall distribute such amounts among the Holders of the Class Y-II Certificates pro rata in accordance with their respective Percentage Interests in such Class, (C) Additional Interest actually collected during the related Collection Period on the CDC ARD Mortgage Loans and any successor REO Mortgage Loans with respect thereto and shall distribute such amounts among the Holders of the Class Y-III Certificates pro rata in accordance with their respective Percentage Interests in such Class, and (D) interest and investment income, if any, earned in respect of amounts held in the Additional Interest Account as provided in Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date.

     (c) On each Distribution Date, the Trustee shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii) and deemed distributions from REMIC I to REMIC II pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the Class PM Available Distribution Amount:

          (i) to make distributions of interest to the Holders of the Class PM Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class PM Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

          (ii) to make distributions of principal to the Holders of the Class PM Certificates, up to an amount (not to exceed the Class Principal Balance of the Class PM Certificates outstanding immediately prior to, together with all Certificate Deferred Interest with respect to the Class PM Certificates for, such Distribution Date) equal to the entire Class PM Principal Distribution Amount for such Distribution Date; and

          (iii) to make distributions to the Holders of the Class PM Certificates, up to an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class PM Certificates and not previously reimbursed.

     (d) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to (or, in the case of the first Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Principal Balance Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing. If such check is returned to the Trustee, the Trustee, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Trustee shall be set aside by the Trustee and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Trustee has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Trustee shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R Certificates.

     (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the Initial Depository dated as of the Closing Date.

     (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

     (g) Except as otherwise provided in Section 9.01, whenever the Trustee receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

          (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

     (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Trustee with any IRS Forms W-9, W-8BEN, W-8IMY (and all appropriate attachments) or W-8ECI upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

     (i) All distributions made in respect of each Class of Principal Balance Certificates on each Distribution Date (including the final Distribution Date) pursuant to Section 4.01(a), Section 4.01(c), Section 4.01(k) or Section 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II with respect to the Corresponding REMIC I Regular Interest for such Class of Certificates; and all distributions made with respect to the Class X Certificates on each Distribution Date pursuant to Section 4.01(a) or Section
9.01 and allocable to any particular Class X Component, shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the Corresponding REMIC I Regular Interest for such Class X Component. In each case, if such distribution on any such Class of Certificates was a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to the preceding sentence shall be deemed to also be, respectively, a distribution of accrued interest, of principal or in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such REMIC I Regular Interest.

     (j) On each Distribution Date, immediately prior to making any actual distributions on the Certificates pursuant to Section 4.01(a), Section 4.01(c),
Section 4.01(k) or Section 9.01, or the corresponding deemed distributions on the REMIC I Regular Interests pursuant to Section 4.01(i), the Trustee shall be deemed to have made (or, in the case of clause eighth below, shall actually make), out of the Pecanland Mall Available Distribution Amount for such Distribution Date, the following distributions to REMIC I and, solely in the case of clause eighth below, the Class PM Representative, in the following order of priority, in each case to the extent of the remaining portion of the Pecanland Mall Available Distribution Amount for such Distribution Date:

          first, distributions to REMIC I of accrued interest with respect to Loan REMIC Regular Interest PM-1, up to an amount equal to all Uncertificated Distributable Interest with respect to such Loan REMIC Regular Interest for such Distribution Date and, to the extent not previously deemed distributed for all prior Distribution Dates, if any;

          second, distributions to REMIC I of principal with respect to Loan REMIC Regular Interest PM-1, up to the lesser of (i) the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-1 immediately prior to, together with any Loan REMIC Deferred Interest with respect to Loan REMIC Regular Interest PM-1 for, such Distribution Date and (ii) either (A) if no Pecanland Mall Payment Trigger Event exists for such Distribution Date, 50% of the Pecanland Mall Principal Distribution Amount for such Distribution Date, or (B) if a Pecanland Mall Payment Trigger Event exists for such Distribution Date, the entire Pecanland Mall Principal Distribution Amount for such Distribution Date;

          third, reimbursements to REMIC I of any Realized Losses and Additional Trust Fund Expenses previously allocated to Loan REMIC Regular Interest PM-1 and not previously reimbursed;

          fourth, distributions to REMIC I of accrued interest with respect to Loan REMIC Regular Interest PM-2, up to an amount equal to all Uncertificated Distributable Interest with respect to such Loan REMIC Regular Interest for such Distribution Date and, to the extent not previously deemed distributed for all prior Distribution Dates, if any;

          fifth, distributions to REMIC I of principal with respect to Loan REMIC Regular Interest PM-2, up to the lesser of (i) the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-2 immediately prior to, together with any Loan REMIC Deferred Interest with respect to Loan REMIC Regular Interest PM-2 for, such Distribution Date and (ii) the excess, if any, of (A) the entire Pecanland Mall Principal Distribution Amount for such Distribution Date, over (B) the amount of principal deemed distributed to REMIC I with respect to Loan REMIC Regular Interest PM-1 on such Distribution Date pursuant to clause second above;

          sixth, distributions to REMIC I of principal with respect to Loan REMIC Regular Interest PM-1, up to the lesser of (i) the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-1 immediately prior to, together with any Loan REMIC Deferred Interest with respect to Loan REMIC Regular Interest PM-1 for, such Distribution Date (net of the amount of principal deemed distributed to REMIC I with respect to Loan REMIC Regular Interest PM-1 on such Distribution Date pursuant to clause second above) and (ii) the excess, if any, of (A) the entire Pecanland Mall Principal Distribution Amount for such Distribution Date, over (B) the amount of principal deemed distributed to REMIC I with respect to both Loan REMIC Regular Interests on such Distribution Date pursuant to clause second and/or clause fifth above;

          seventh, reimbursements to REMIC I of any Realized Losses and Additional Trust Fund Expenses previously allocated to Loan REMIC Regular Interest PM-2 and not previously reimbursed; and

          eighth, reimbursements to the Class PM Representative of any outstanding Pecanland Mall Cure Payments made thereby pursuant to Section 6.11;

provided that, if any payments (or Advances in lieu thereof) or other collections on the Pecanland Mall Mortgage Loan or any related REO Property constituting part of the Pecanland Mall Available

Distribution Amount for any Distribution Date are applied to reimburse Nonrecoverable Advances or pay Additional Trust Fund Expenses with respect to any other Mortgage Loans or REO Mortgage Loans, then such payments (or Advances in lieu thereof) or other collections shall be deemed to have first been distributed from the Loan REMIC to REMIC I with respect to Loan REMIC Regular Interest PM-1 in payment of amounts deemed distributable to REMIC I with respect to such Loan REMIC Regular Interest pursuant to clauses first, second, third and sixth above on the subject Distribution Date.

     (k) On each Distribution Date, the Trustee shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of each Class of Sequential Pay Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes and unreimbursed after application of the Net Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account pursuant to the preceding sentence shall first be deemed to have been distributed to the Corresponding REMIC I Regular Interest(s) in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Principal Balances of the Classes receiving such distributions. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R Certificateholders.

     SECTION 4.02. Statements to Certificateholders; CMSA Loan Periodic
                   Update File.

     (a) On each Distribution Date, the Trustee shall make available or forward by mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent, the Ocean Key Resort B-Noteholder, the Underwriters and each Rating Agency, a statement substantially in the form attached hereto as Exhibit F-1 (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth, without limitation:

          (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

          (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

          (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums and/or Yield Maintenance Charges;

          (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;


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

          (v) the Available Distribution Amount, the Net Available Distribution Amount and the Class PM Available Distribution Amount for such Distribution Date;

          (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date with respect to the Mortgage Pool pursuant to Section 4.03, including, without limitation, any amounts applied pursuant to
     Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the Mortgage Pool that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (B) the aggregate amount of unreimbursed Servicing Advances as of the close of business on the related Determination Date and
     (C) the aggregate amount of all unreimbursed Nonrecoverable Advances as of the close of business on the related Determination Date;

          (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

          (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

          (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool as of the close of business on the related Determination Date;

          (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and
     (E) to the actual knowledge of the Master Servicer or Special Servicer in bankruptcy proceedings;

          (xi) as to each Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

          (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

          (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any

     Realized Loss in respect of the related REO Mortgage Loan in connection with such Final Recovery Determination;

          (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

          (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

          (xvi) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

          (xvii) the Principal Distribution Amount, Net Principal Distribution Amount and the Class PM Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

          (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

          (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

          (xx) the Class Principal Balance of each Class of Principal Balance Certificates and the Class Notional Amount of the Class X Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

          (xxi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

          (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent with respect to the Mortgage Pool during the related Collection Period in accordance with
     Section 4.03(d);

          (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee, the Fiscal Agent and the Special Servicer during the related Collection Period in accordance with Section 3.03(d) with respect to the Mortgage Pool;

          (xxiv) the aggregate amount of (A) servicing fees paid to the Master Servicer and the Special Servicer and (B) trustee fees paid to the Trustee during the related Collection Period;

          (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

          (xxvi) the current credit support levels for each Class of Regular Certificates;

          (xxvii) the original and then-current ratings for each Class of Regular Certificates;

          (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges with respect to the Mortgage Pool and each Loan Group collected during the related Collection Period;

          (xxix) the amounts, if any, actually distributed with respect to the Class Y-I Certificates, Class Y-II Certificates, Class Y-III Certificates or Class R Certificates on such Distribution Date; and

          (xxx) the value of any REO Property included in the Trust Fund as of the end of the related Collection Period, based on the most recent Appraisal or other valuation.

     In the case of information to be furnished pursuant to clauses (i) through
(iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) and (xxx) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

     The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

     On or prior to each Distribution Date, the Trustee shall make available to each Privileged Person (or, following receipt of written direction of the Depositor, the general public) via its Internet Website, (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File, and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (or, following receipt of the written direction from the Depositor specified in the first parenthetical in this sentence, interested parties) (and not in furtherance of the distribution thereof under the securities laws), the Prospectus Supplement, the Prospectus and this Agreement, and (v) any other items at the request of the Depositor.

     In addition, on or prior to each Distribution Date, the Trustee shall make available via its Internet Website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA Property File and (iii) any other items at the request of the Depositor. The Trustee shall provide access to such restricted reports, upon request, to each Privileged Person.

     The Trustee shall not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its Internet

Website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     In connection with providing access to the Trustee's Internet Website, the Trustee, may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith and in compliance with the terms of this Agreement.

     Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section 4.02(a). Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon request, send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to such Certificateholder during such calendar year (or the applicable portion thereof that such Person was a Certificateholder) pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholder to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

     If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

     The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee,

Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     (b) Not later than 1:30 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall furnish to the Trustee, the Depositor, the Special Servicer and the Underwriters, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy (other than in the case of the Trustee) of such transmitted information to follow promptly, an accurate and complete CMSA Loan Periodic Update File providing the required information for the Mortgage Loans as of such Determination Date. Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date, the Master Servicer shall deliver to the Trustee notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period.

     In the performance of its obligations set forth in Section 4.05, and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CMSA Loan Periodic Update File caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

     SECTION 4.03. P&I Advances.

     (a) On or before 1:30 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to (704) 593-7731 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at (704) 593-7836 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by

10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee (or the Fiscal Agent on its behalf) shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply. If the Trustee fails to make any such P&I Advance on the related Distribution Date, but the Fiscal Agent makes such P&I Advance on such date, then the Trustee shall be deemed not to be in default hereunder.

     (b) The aggregate amount of P&I Advances to be made by the Master Servicer, the Trustee or the Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, be equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Periodic Payments, net of related Master Servicing Fees and Special Servicing Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Mortgage Loans on their respective Due Dates during the related Collection Period to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the last day of related Collection Period; provided that, (x) if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the Master Servicer, the Trustee or the Fiscal Agent shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and Special Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Mortgage Loan, the Master Servicer, the Trustee or the Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Required Appraisal Mortgage Loan only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus 1/12th of the product of (1) such Appraisal Reduction Amount and (2) the weighted average of the per annum Pass-Through Rates for such Distribution Date applicable to the respective Classes of Certificates to which such Appraisal Reduction Amount is allocated pursuant to Section 4.04(e), weighted on the basis of the respective portions of such Appraisal Reduction Amount allocable to such Classes, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause
(y).

     (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Fiscal Agent, the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee or the Fiscal Agent, as applicable, shall rely on the Master Servicer's or the Special Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee or the Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that, if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee or the Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. In determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance, the Trustee shall be subject to the standards set forth in Section 8.01(a) hereunder and the Fiscal Agent shall use its reasonable good faith judgment.

     (d) In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance out of the Certificate Account pursuant to
Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made (provided, however, no such interest shall accrue during any grace period under a Mortgage Loan) to but not including the date of reimbursement such interest to be payable, first out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made, and then from general collections on the Mortgage Pool then on deposit in the Certificate Account; provided, however, that if such P&I Advance was made with respect to the Ocean Key Resort Mortgage Loan or any successor REO Mortgage Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the Ocean Key Resort Custodial Account in accordance with, and if available pursuant to, Section 3.05(g). Subject to the fourth paragraph of Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.


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

     (e) In no event shall the Master Servicer, the Trustee or the Fiscal Agent make a P&I Advance with respect to the Ocean Key Resort B-Note Loan or any successor REO B-Note Loan with respect thereto.

     SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                   Expenses; Allocation of Mortgage Deferred Interest; Allocation of Appraisal Reduction Amounts; and Allocation of Prepayment Interest Shortfalls.

     (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Trustee shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date and are not allocable to the Class PM Certificates on such Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool (exclusive of the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-2) that will be outstanding immediately following such Distribution Date: first, sequentially to the Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case until the remaining Class Principal Balance thereof has been reduced to zero; and, then, pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, until the Class Principal Balances thereof are reduced to zero. Notwithstanding the foregoing, all Realized Losses and Additional Trust Fund Expenses, if any, in respect of or related to the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto will be allocated on each Distribution Date: first, to the Class PM Certificates (but only to the extent that the Class Principal Balance of the Class PM Certificates exceeds the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-2 that will be outstanding immediately following such Distribution Date) until the Class Principal Balance thereof is reduced to zero; and thereafter will be allocated to the respective Classes of the Sequential Pay Certificates (in each case, to the extent and in reduction of their respective Class Principal Balances) in the order above. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Principal Balance Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Principal Balance Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Principal Balance Certificates has been reduced to zero, shall be deemed allocated to the Class R Certificates.

     (b) If the Class Principal Balance of any Class of Principal Balance Certificates is reduced on any Distribution Date pursuant to Section 4.04(a), then the REMIC I Principal Balance of such Class' Corresponding REMIC I Regular Interest shall be deemed to have first been reduced by the exact same amount. All such reductions in the REMIC I Principal Balances of the respective REMIC I


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Regular Interests shall be deemed to be an allocation of Realized Losses and
Additional Trust Fund Expenses.

     (c) On each Distribution Date, following the deemed distributions to be made in respect of the Loan REMIC Regular Interests pursuant to Section 4.01(j), the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-1 (after taking account of such deemed distributions) shall be reduced to the extent necessary to equal the Stated Principal Balance of the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto, as the case may be, that will be outstanding immediately following such Distribution Date; and the Loan REMIC Principal Balance of REMIC Regular Interest PM-2 (after taking account of such deemed distributions pursuant to Section 4.01(j)) shall be reduced to the extent necessary (if at all) to equal the excess, if any, of (i) the Stated Principal Balance of the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto that will be outstanding immediately following such Distribution Date, over (ii) the Loan REMIC Principal Balance of Loan REMIC Regular Interest PM-1 (after taking account of such deemed distributions pursuant to Section 4.01(j)). All such reductions in the Loan REMIC Principal Balances of the respective Loan REMIC Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

     (d) On each Distribution Date, the amount of any Mortgage Deferred Interest added to the unpaid principal balance of any Mortgage Loan during the related Collection Period will (except as provided below with respect to the Pecanland Mall Mortgage Loan) be allocated as Certificate Deferred Interest to each outstanding Class of Sequential Pay Certificates in reverse alphabetical order (except with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates which amounts shall be applied pro rata (based on remaining Class Principal Balances) to such Certificates), in each case up to the respective amounts of Accrued Certificate Interest with respect to each such Class of Certificates for such Distribution Date. On each Distribution Date, any Mortgage Deferred Interest added to the unpaid principal balance of the Pecanland Mall Mortgage Loan during the related Collection Period will be allocated: first, as Certificate Deferred Interest to the Class PM Certificates, up to the amount of the Accrued Certificate Interest with respect to the Class PM Certificates for such Distribution Date; and then, as Certificate Deferred Interest to the Sequential Pay Certificates as described above. On each Distribution Date, the Class Principal Balance of each Class of Principal Balance Certificates to which Mortgage Deferred Interest has been allocated shall be increased by the amount of Certificate Deferred Interest with respect to such Class for such Distribution Date. The amount of Mortgage Deferred Interest allocated to any Class of Principal Balance Certificates on any Distribution Date shall be allocated as REMIC I Deferred Interest to, and will increase the REMIC I Principal Balance of such Class' Corresponding REMIC I Regular Interest. The amount of Mortgage Deferred Interest allocated to the Class PM Certificates on any Distribution Date shall be allocated as Loan REMIC Deferred Interest to, and will increase the Loan REMIC Principal Balance of, Loan REMIC Regular Interest PM-2; and the amount of Mortgage Deferred Interest in respect of the Pecanland Mall Mortgage Loan allocated to the Sequential Pay Certificates, as a collective whole, on any Distribution Date shall be allocated as Loan REMIC Deferred Interest to, and will increase the Loan REMIC Principal Balance of, Loan REMIC Regular Interest PM-1. The allocations provided for in this Section 4.04(d) shall be made prior to any distributions or deemed distributions required to be made hereunder on the subject Distribution Date.

     (e) Any Appraisal Reduction Amount shall be allocated only for purposes of determining the amount of P&I Advances with respect to the related Required Appraisal Mortgage

Loan, as follows: to the Class Principal Balance of the Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Class Principal Balances; provided that, with respect to any Appraisal Reduction Amount relating to the Pecanland Mall Mortgage Loan or any successor REO Mortgage Loan with respect thereto, such Appraisal Reduction Amount will be allocated to the Class PM Certificates, up to the related Class Principal Balance, prior to any allocation of such Appraisal Reduction Amount to the Sequential Pay Certificates. On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for the Distribution Date. The Master Servicer shall report to the Trustee on or before each Determination Date all Appraisal Reduction Amounts and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the reductions in P&I Advances required by Section 4.03.

     (f) The Net Aggregate Prepayment Interest Shortfall for each Distribution Date shall be allocated as follows:

          (i) to the Class PM Certificates in an amount equal to the product of
     (A) the portion, if any, of such Net Aggregate Prepayment Interest Shortfall attributable to the Pecanland Mall Mortgage Loan, multiplied by
     (B) a fraction, the numerator of which is the Accrued Certificate Interest with respect to the Class PM Certificates for such Distribution Date, net of any Certificate Deferred Interest with respect to the Class PM Certificates for such Distribution Date, and the denominator of which is the excess, if any, of (1) 1/12th of the product of the Net Mortgage Pass-Through Rate with respect to the Pecanland Mall Mortgage Loan for such Distribution Date, multiplied by the Stated Principal Balance of the Pecanland Mall Mortgage Loan immediately prior to such Distribution Date, over (2) any Mortgage Deferred Interest added to the unpaid principal balance of the Pecanland Mall Mortgage Loan during the related Collection Period; and

          (ii) to each Class of Sequential Pay Certificates in an amount equal to the product of (A) the amount of such Net Aggregate Prepayment Interest Shortfall (exclusive of any portion thereof allocable to the Class PM Certificates pursuant to clause (i) above), multiplied by (B) a fraction, the numerator of which is the Accrued Certificate Interest with respect to such Class of Sequential Pay Certificates for such Distribution Date, net of any Certificate Deferred Interest with respect to such Class of Sequential Pay Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest with respect to all the Classes of Sequential Pay Certificates for such Distribution Date, net of the aggregate Certificate Deferred Interest with respect to all the Classes of Sequential Pay Certificates for such Distribution Date.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to any Class of Principal Balance Certificates shall be deemed to have first been allocated to such Class' Corresponding REMIC I Regular Interest.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to the Class PM Certificates shall be deemed to have first been allocated to Loan

REMIC Regular Interest PM-2, with any remaining portion of such Net Aggregate Prepayment Interest Shortfall attributable to the Pecanland Mall Mortgage Loan to be allocated to Loan REMIC Regular Interest PM-1.

     SECTION 4.05. Calculations.

     The Trustee shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses, Additional Trust Fund Expenses and other items to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Trustee of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

     SECTION 4.06. Use of Agents.

     The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations or liabilities, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates.

     (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7, respectively; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates, $1,000,000 in the case of the Class X Certificates, and $250,000 in the case of Non-Registered Certificates (other than the Class R, Class X and Class Y Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Y-I, Class Y-II, Class Y-III and Class R Certificates shall be issuable in minimum denominations representing Percentage Interests in the subject Class of not less than 10%.

     (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02. Registration of Transfer and Exchange of Certificates.

     (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the Corporate Trust Office), shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor

Certificate Registrar may prescribe; provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

     (b) No transfer of any Non-Registered Certificate or any interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.

     If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the Depositor, the Underwriters or their respective Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

     If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial Transfer thereof by the Depositor, the Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit G-4, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following two paragraphs, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 hereto are, with respect to the subject Transfer, true and correct.

     Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

     Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph of this Section 5.02(b), (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

     Except as provided in the next paragraph, no beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Regulation S Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 hereto certifying that such Transferee is not a United States Securities Person. On or prior to the Regulation S Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream. The Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

     Notwithstanding the preceding paragraph, after the Regulation S Release Date, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

     None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Holder or Certificate Owner of a Non-Registered Certificate desiring to effect such a Transfer shall, and upon acquisition of such a Certificate or interest therein shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if the Transfer is not so exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

     (c) No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or the initial Transfer of a Non-Registered Certificate or any interest therein by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03, any Transfer of a Global Certificate to a successor Depository, the

Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) alternatively, except in the case of a Class Y-I, Class Y-II, Class Y-III or Class R Certificate, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate (other than, if applicable, a Class Y-I, Class Y-II, Class Y-III or Class R Certificate) that is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

     (d) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.

The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

     (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

     (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit I-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

     (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (i)(B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in the subject Class R Certificate to such proposed Transferee. In addition, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is an entity classified as a partnership under the Code, the Certificate Registrar shall not register the transfer of the subject Class R Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

     (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Class R Certificate and (2) not to Transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

     (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

     (ii) (A) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

     (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Class R Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to cause the transfer of such Class R Certificate to a Permitted Transferee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver such Class R Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

     (iii) The Tax Administrator shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury regulation sections 1.860D-1(b)(5) and

1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate, and the Trustee, the Master Servicer and the Special Servicer shall furnish to the Tax Administrator all information in its possession necessary for the Tax Administrator to discharge such obligation. The Transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Tax Administrator, the Master Servicer and the Special Servicer for providing such information.

     (iv) The provisions of this Section 5.02(d) set forth prior to this clause
(iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee and the Master Servicer the following:

          (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

          (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

     (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

     (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

     (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

     (k) Each Person who has or who acquires any Ownership Interest in a Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of the intercreditor agreements affecting such Certificate.

     SECTION 5.03. Book-Entry Certificates.

     (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) and in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(b) and in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class PM Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q and Class PM Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

     (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor advises the Depository of its intent to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates and (in the event applicable law and/or the Depository's procedures require that the Depository Participants holding Ownership Interests in such Class of Book-Entry Certificates submit a withdrawal request to the Depository in order to so terminate the book-entry system) the Depositor additionally notifies those Depository Participants and those Depository Participants submit a withdrawal request with respect to such termination, then the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same.

     Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate) which interests are transferable through the book-entry facilities of the Depository.

     SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.05. Persons Deemed Owners.

     Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

     SECTION 6.01. Liability of Depositor, Master Servicer and Special Servicer.

     The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

     SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master
                   Servicer or Special Servicer.

     Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation, national banking association or other legal entity, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation, national banking association or other foreign legal entity, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Serviced Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

     The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

     SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and
                   Special Servicer.

     None of the Depositor, the Master Servicer or the Special Servicer, or any director, officer, employee or agent of any of them, shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Ocean Key Resort B-Noteholder for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust

Fund, the Trustee, the Certificateholders or the Ocean Key Resort B-Noteholder for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than Advances (the reimbursement of which is otherwise provided for hereunder) and other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof or that constitutes amounts payable to any Sub-Servicer retained by the Master Servicer or the Special Servicer or those expenses described in the last sentence of the definition of Servicing Advances; (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder; provided, however, that if and to the extent that the Ocean Key Resort Loan Pair and/or the Ocean Key Resort B-Noteholder is involved, such expenses, costs and liabilities shall be payable out of the Ocean Key Resort Custodial Account pursuant to Section 3.05(g) and, if not solely attributable to the Ocean Key Resort B-Note Loan (or any successor REO B-Note Loan with respect thereto), shall also be payable out of the Certificate Account as and to the extent permitted by Section 3.05(a). None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a); provided, however, that if the Ocean Key Resort Loan Pair and/or the Ocean Key Resort B-Noteholder is involved, such indemnity shall be payable out of the Ocean Key Resort Custodial Account pursuant to Section 3.05(g) and, if not solely attributable to the Ocean Key Resort B-Note Loan (or any successor REO B-Note Loan with respect thereto), shall also be payable out of the Certificate Account as and to the extent permitted by Section 3.05(a). In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

     SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

     The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall each have the right to resign at any other time; provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts such appointment, and assumes the responsibilities and obligations of the resigning party hereunder, prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

     Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

     SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer
                   and the Special Servicer.

     The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; and provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee; and provided, further, that the Depositor may exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

     SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate
                   with Trustee.

     The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

     SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with
                   Master Servicer.

     The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with
                   Special Servicer.

     The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

     SECTION 6.09. Designation of Special Servicer by the Controlling Class
                   Certificateholders.

     Subject to the next paragraph, the Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve in such capacity; provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates; provided that such confirmation need not be obtained from S&P if the designated Person is on S&P's approved special servicer list. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of

Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and, subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation (including Workout Fees earned on Specially Serviced Loans which became Corrected Loans prior to its resignation or are otherwise payable to the terminated or resigning Special Servicer pursuant to Section 3.11(c)), and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account, the Ocean Key Resort Custodial Account, a Servicing Account, a Reserve Account or an REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Loans and REO Properties.

     Notwithstanding the foregoing, if the Controlling Class of Certificates consists of Book-Entry Certificates, then the rights of the Holders of the Controlling Class of Certificates set forth above in this Section 6.09 may be exercised directly by the relevant Certificate Owner(s); provided that the identity of such Certificate Owner(s) has been confirmed to the Trustee to its reasonable satisfaction.

     SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                   Certificate.

     The Master Servicer or an Affiliate of the Master Servicer or any Special Servicer or an Affiliate of any Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting

Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

     SECTION 6.11. The Controlling Class Representative.

     (a) Subject to Section 6.11(b), in the case of the Pecanland Mall Mortgage Loan or any related REO Property, and Section 6.11(e), in the case of the Ocean Key Resort Loan Pair, the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event or the violation of the Servicing Standard and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the Master Servicer (provided that, if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less);

          (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund) for less than the related Purchase Price;

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

          (v) any release of collateral, or acceptance of substitute or additional collateral, for a Mortgage Loan unless required by the related Mortgage Loan documents and/or applicable law;

          (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan Documents);

          (viii) with respect to the Pecanland Mall Mortgage Loan, any acceptance of a discounted payoff;

          (ix) with respect to the Pecanland Mall Mortgage Loan, any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

          (x) with respect to the Pecanland Mall Mortgage Loan, any approval of a material capital expenditure;

          (xi) with respect to the Pecanland Mall Mortgage Loan, any replacement of the property manager; and

          (xii) with respect to the Pecanland Mall Mortgage Loan, any adoption or approval of a plan in bankruptcy of the related Mortgagor.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in this Agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any applicable law, any provision of this Agreement or any Mortgage Loan or the REMIC Provisions (and the Special Servicer shall disregard any such direction or objection), including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Certificateholders. For the avoidance of doubt, the Master Servicer and/or the Special Servicer shall disregard any direction or objection of any party (including, without limitation, of the Controlling Class Representative or the Class PM Representative) if such direction and or objection causes the Master Servicer or the Special Servicer to violate the Servicing Standard, any applicable law, any provision of this Agreement or any Mortgage Loan or the REMIC Provisions or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee or any of their respective Affiliates, officers, directors employees or agents to any claim suit or liability, or materially expand the scope of the Master Servicer's or Special Servicer's responsibility hereunder or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer is not in the best interest of the Certificateholders or is inconsistent with the Servicing Standard.

     (b) Notwithstanding anything otherwise in this Section 6.11 or anything otherwise contained in this Agreement, with respect to actions to be taken related to the Pecanland Mall Mortgage

Loan or any related REO Property, if a Pecanland Mall Change-of-Control Event shall not have occurred or is not continuing, then: the Class PM Representative shall have all of the rights, powers and responsibilities of the Controlling Class Representative set forth in Section 6.11(a), subject to the same limitations; Section 6.11(a) shall apply to the Class PM Representative to the same extent it applies to the Controlling Class Representative; and all references to "Controlling Class Representative" in Section 6.11(a) shall be deemed to mean the Class PM Representative.

     (c) Neither the Controlling Class Representative nor the Class PM Representative will have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that neither the Controlling Class Representative nor the Class PM Representative will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative and/or the Class PM Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative and/or the Class PM Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative and the Class PM Representative may act solely in the interests of the Holders of the Controlling Class of Certificates and the Class PM Certificates, respectively, the Controlling Class Representative and the Class PM Representative do not have any duties to the Holders of any Class of Certificates other than the Controlling Class of Certificates and the Class PM Certificates, respectively, that the Controlling Class Representative and the Class PM Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class of Certificates and the Class PM Certificates, respectively, and that the Controlling Class Representative and the Class PM Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative, the Class PM Representative or any director, officer, employee, agent or principal thereof for having so acted.

     (d) The Master Servicer or the Special Servicer, as applicable, based on their respective responsibilities, shall deliver to the Class PM Representative notice of any monetary or non-monetary default with respect to the Pecanland Mall Mortgage Loan promptly after a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the Class PM Representative shall have the right to cure any monetary default, and any non-monetary default susceptible to cure by the payment of money, with respect to the Pecanland Mall Mortgage Loan, which (in the case of monetary defaults) shall include the obligation to reimburse any related Advances and interest thereon, within five Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non-monetary default susceptible to cure by the payment of money following the date of such notice (such period, the "Pecanland Mall Cure Period" and, any payments made to effect any such cure, "Pecanland Mall Cure Payments"); provided that the Class PM Representative's right to cure a monetary default or non-monetary default susceptible to cure by the payment of money shall be limited to (A) six Pecanland Mall Cure Events over the life of the Pecanland Mall Mortgage Loan and (B) no more than three consecutive Pecanland Mall Cure Events. As used herein, "Pecanland Mall Cure Event" means the Class PM Representative's exercise of cure rights for one month.

     (e) Notwithstanding anything in this Section 6.11 or anything contained in this Agreement, but subject to the Servicing Standard and the REMIC Provisions, with respect to the Ocean Key Resort Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall comply with Section 16 of the Ocean Key Resort Intercreditor Agreement with respect to any action to:

          (i) increase the interest rate or principal amount of the Ocean Key Resort Mortgage Loan;

          (ii) increase in any other material respect any monetary obligations of the related Mortgagor under the related Mortgage Loan documents;

          (iii) decrease, forgive, waive, release or defer the interest or the interest rate or principal amount of the Ocean Key Resort B-Note Loan or forgive, waive, decrease, defer or release all or any portion of the Ocean Key Resort B-Note Loan;

          (iv) shorten the scheduled maturity date of the Ocean Key Resort Mortgage Loan;

          (v) increase the term of the Ocean Key Resort B-Note Loan to a date occurring after the maturity date of the Ocean Key Resort Mortgage Loan;

          (vi) accept a grant of any lien on or security interest in any collateral or property of the related Mortgagor or any other Person not originally granted under the related Mortgage Loan documents unless the same shall also secure the Ocean Key Resort B-Note Loan;

          (vii) modify or amend the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the related Mortgage Loan documents;

          (viii) cross-default the Ocean Key Resort Mortgage Loan with any other indebtedness;

          (ix) obtain any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the related Mortgaged Property;

          (x) release the lien of the Mortgage securing the Ocean Key Resort B-Note Loan (except in connection with a payment in full of the Ocean Key Resort Loan Pair or with respect to a de minimis portion of the related Mortgaged Property or as provided in the related loan documents as executed on the date of origination of the Ocean Key Resort Loan Pair);

          (xi) spread the lien of the related Mortgage to encumber additional real property unless the same shall also secure the Ocean Key Resort B-Note Loan; or

          (xii) extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Ocean Key Resort Mortgage Loan when none is required at the time the Ocean Key Resort Mortgage Loan is closed or after the current maturity date of the Ocean Key Resort Mortgage Loan or increase the amount of such prepayment fee, premium or yield maintenance charge or otherwise modify any prepayment or defeasance provision in a manner materially adverse to the Ocean Key Resort B-Noteholder.

     For the avoidance of doubt, the Master Servicer and/or the Special Servicer shall disregard any direction or objection of the Ocean Key Resort B-Noteholder if such direction and or objection causes the Master Servicer or the Special Servicer to violate the Servicing Standard, any applicable law, any provision of this Agreement or the Ocean Key Resort Intercreditor Agreement or the REMIC Provisions or exposes the Master Servicer, the Special Servicer, the Trust Fund or the Trustee or any of their respective Affiliates, officers, directors employees or agents to any claim suit or liability, or materially expands the scope of the Master Servicer's or Special Servicer's responsibility hereunder or causes the Master Servicer or the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interest of the Certificateholders and the Ocean Key Resort B-Noteholder, as a collective whole, or is inconsistent with the Servicing Standard.

                                  ARTICLE VII

                                     DEFAULT

     SECTION 7.01. Events of Default.

     (a) "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Certificate Account or the Ocean Key Resort Custodial Account, which failure continues unremedied for one Business Day after the date upon which such deposit was required to have been made hereunder, or to deposit into, or remit to the Trustee for deposit into the Distribution Account any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 10:00 a.m., New York City time on the related Distribution Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

          (ii) any failure by the Special Servicer to timely deposit into an REO Account or to timely deposit into, or to timely remit to the Master Servicer for deposit into, the Certificate Account or the Ocean Key Resort Custodial Account, any amount required to be so deposited or remitted under this Agreement; or

          (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in
Section 3.03(c); or

          (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

          (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which breach continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

          (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

          (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

          (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

          (x) the Master Servicer or the Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Master Servicer or the Special Servicer obtained such actual knowledge) and, in the case of either of clauses
(A) or (B), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action; or

          (xi) the Master Servicer or the Special Servicer, as the case may be, is removed from S&P's approved master servicer list or special servicer list, as the case may be, and such removal continues for a period of 60 days;

          (xii) the Master Servicer shall fail to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

          (xiii) the Special Servicer fails to be rated at least "CSS2" by Fitch, Inc.

     (b) If any Event of Default shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Serviced Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Serviced Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, the Ocean Key Resort Custodial Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, the Certificate Account, the Ocean Key Resort Custodial Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Serviced Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this
Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of


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

Advances or otherwise, and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

     (c) If the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x) or (xi), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after receipt of such termination notice, then the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c); provided the Trustee has requested the Master Servicer to continue to serve as the Master Servicer during such period. Upon receipt of the "request for proposal" materials, the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Serviced Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Master Servicer to be terminated pursuant to Section 7.01(b) shall supply the Trustee with the names of Persons from whom to solicit such bids; provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Serviced Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination to the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Serviced Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Serviced Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.0 basis points per Serviced Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45


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days after the receipt of notice of termination by the Master Servicer to be terminated pursuant to Section 7.01(b).

     Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted
(i) if the successful bid was a Servicing-Retained Bid, to the Master Servicer to be terminated pursuant to Section 7.01(b) the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation. In connection with such remittance, the Trustee is entitled to be reimbursed by the Master Servicer to be terminated pursuant to Section 7.01(b) for the Trustee's "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing as contemplated by this paragraph and by the definition of "Bid Allocation".

     If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Master Servicer to be terminated pursuant to Section 7.01(b) received notice of such termination, or if no Successful Bidder was identified within such 45-day period, the Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this
Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

     SECTION 7.02. Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, unless and until a successor is appointed pursuant to
Section 6.04, Section 6.09 or Section 7.01, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in Section 7.01(a)(xii), the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the acts, omissions, representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than fees already earned, including, without limitation, Workout Fees). Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer,


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

as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to
Section 6.09. No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption by the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Serviced Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03. Notification to Certificateholders.

     (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor, all the Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

     SECTION 7.04. Waiver of Events of Default.

     The Holders representing at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause
(i), (ii), (x) or (xii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section

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7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

     SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.


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                                  ARTICLE VIII

                        THE TRUSTEE AND THE FISCAL AGENT

     SECTION 8.01. Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement and the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to the Authenticating Agent, Certificate Registrar, Tax Administrator and Custodian.

     SECTION 8.02. Certain Matters Affecting Trustee.

     Except as otherwise provided in Section 8.01 and Article X:

          (a) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (c) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in
     Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

          (g) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

          (h) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinion(s) of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

     SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or
                   Sufficiency of Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee and the Fiscal Agent in Article II, Section 8.15, Section 8.18 and Section 11.07 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15 and Section 8.18, the Trustee and the Fiscal Agent make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee and the Fiscal Agent shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer except to the extent that such funds are delivered to the Trustee. The Trustee and the Fiscal Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee or the Fiscal Agent in good faith, pursuant to this Agreement.

     SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

     The Trustee, the Fiscal Agent or any agent of the Trustee or the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") as it would have if it were not the Trustee, the Fiscal Agent or such agent.

     SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

     (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder at the Trustee Fee Rate. Except as contemplated by Section 3.06, the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

     (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Certificate Account (and, to the extent that the Ocean Key Resort Loan Pair and/or any related REO Property is affected, by the Trust Fund and/or the Ocean Key Resort B-Noteholder, first out of the Ocean Key Resort Custodial Account, and then out of the Certificate Account) against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein; provided that such expense is an "unanticipated expense incurred by the REMIC" within the meaning of Treasury regulation section 1.860G-1(b)(3)(ii) and is not an Advance (the reimbursement for Advances being separately provided for herein); and provided, further, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this
Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein, or (3) any loss, liability or expense that constitutes allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

     SECTION 8.06. Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such bank, trust company, association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this section the combined capital and surplus of such bank, trust company, association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long term unsecured debt rating of at least (a) "A+" by S&P and "Aa3" by Moody's and a short-term unsecured debt rating of at least "A-1" by S&P, (b) "A-" from S&P and "A3" from Moody's, if a Fiscal Agent meeting the requirements of Section 8.17(a) is then currently acting in such capacity, or (c) such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that, if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any sub-servicer, the Underwriters, the Depositor, or any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

     SECTION 8.07. Resignation and Removal of Trustee.

     (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee fails to make distributions required pursuant to
Section 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then-current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

     (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor trustee so appointed.

     (d) In the event that the Trustee is terminated or removed pursuant to this
Section 8.07, all of its and any corresponding Fiscal Agent's rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee and such Fiscal Agent).

     (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08. Successor Trustee.

     (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

     (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

     (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor, the Master Servicer, the Special Servicer and the Certificateholders.

     SECTION 8.09. Merger or Consolidation of Trustee and Fiscal Agent.

     Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which the Trustee or the Fiscal Agent may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder; provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

     (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     SECTION 8.11. Appointment of Custodians.

     The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance herewith. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

     SECTION 8.12. Appointment of Authenticating Agents.

     (a) The Trustee may at the Trustee's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. LaSalle Bank National Association shall be the initial Authenticating Agent. If LaSalle Bank National Association is removed as Trustee, then it shall also be terminated as Authenticating Agent. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

     (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.13. Access to Certain Information.

     The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

     SECTION 8.14. Appointment of Tax Administrators.

     (a) The Trustee may appoint at the Trustee's expense, one or more Tax Administrators, which shall be authorized to act on behalf of the Trustee in performing the obligations and duties of the Tax Administrator set forth herein. The Trustee shall cause any such Tax Administrator to execute and deliver to the Trustee an instrument in which such Tax Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a Tax Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Tax Administrator. Each Tax Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as Tax Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. LaSalle Bank National Association shall be the initial Tax Administrator. If LaSalle Bank National Association is removed as Trustee, then it shall also be terminated as Tax Administrator.

     (b) Any Person into which any Tax Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Tax Administrator shall be a party, or any Person succeeding to the corporate agency business of any Tax Administrator, shall continue to be the Tax Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the Tax Administrator.

     (c) Any Tax Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Tax Administrator by giving written notice of termination to such Tax Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Tax Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor Tax Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Special Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Tax Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor Tax Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Tax Administrator. No Tax Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

     SECTION 8.15. Representations, Warranties and Covenants of Trustee.

     (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer, the Depositor and the Fiscal Agent and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

          (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

          (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          (viii) The Trustee is eligible to act hereunder in accordance with
     Section 8.06 and is a "Qualified Trustee" under the Ocean Key Resort Intercreditor Agreement.

     (b) The representations and warranties of the Trustee set forth in Section 8.15(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

     (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 8.15(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.15(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     SECTION 8.16. Reports to the Securities and Exchange Commission.

     (a) The Trustee, the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund's satisfying the reporting requirements under the Exchange Act. The Trustee and the Master Servicer shall each monitor for (and, to the extent it has actual knowledge thereof, notify the Depositor of) any and all events with respect to the Trust that occur during the Reporting Period that should be reported pursuant to a Form 8-K or other relevant form filed with the Commission. The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for securities similar to the Registered Certificates as are required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Trustee shall sign and file (via EDGAR) such reports on behalf of the Depositor, with respect to: (i) in the case of Form 8-K, distributions and other events relating to the Trust Fund and the Registered Certificates that occur during the Reporting Period; and (ii) in the case of Form 10-K, fiscal years of the Trust that occur during the Reporting Period. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. Notwithstanding the foregoing, in the event that the Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

     (b) A Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date during the Reporting Period, and shall include a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. Within 90 days following the end of each fiscal year of the Trust during the Reporting Period (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission thereunder), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit Q (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if the Commission determines that the Certification may be executed by multiple Persons, the Trustee shall sign the Certification, subject to the succeeding paragraph and Section 8.16(d) through 8.16(f), in respect of items 1 through 3 thereof, the Master Servicer shall cause its respective senior officers in charge of servicing to sign the Certification in respect of items 4 and 5 thereof to the extent such items relate to the duties and actions of the Master Servicer, and the Special Servicer shall cause its respective senior officers in charge of servicing to sign the Certification in respect of items 4 and 5 thereof to the extent such items relate to the duties and actions of the Special Servicer, and the Trustee may rely on the Certification signed by the Master Servicer and Special Servicer to the same extent as provided in Section 8.16(c) below. The Master Servicer may rely on the Certification signed by the Special Servicer to the same extent as provided in Section 8.16(c) below.

     In the event the Commission determines that the Certification may be executed by multiple Persons, and with respect to the Trustee's obligation in the preceding paragraph to sign the Certification in respect of item 3, the Trustee's obligation to sign such Certification shall be conditioned upon the Trustee and the Depositor entering into an agreement with respect to the payment of a reasonable additional fee for the reasonable costs and expenses necessary for the Trustee to sign such Certification; provided that in no event shall such fee exceed $15,000 annually. In the event that such agreement is not reached, the Depositor may continue to sign the portion of the Certification which the Trustee does not sign.

     Although it is the parties intent that compliance by the parties with provisions of this Section 8.16 will constitute compliance with the review and certifications required by Section 302(a) of the Sarbanes-Oxley Act (the "Section 302 Requirements") or other applicable law, or the interpretation thereof by the Commission's staff (including the issuance of additional guidance by such staff), if it is determined that additional or modified procedures are required, or, similarly, to the extent that certain certifications or procedures are not required, the parties hereto agree to negotiate in good faith to modify the provisions of this Section 8.16 to comply with such change or additional guidance. Notwithstanding any other provision herein, no consent of any Certificateholder or the Ocean Key Resort B-Noteholder shall be required to make any such modification or amendment to this Section 8.16 to make such changes as are described above. In addition, in no event shall the provisions set forth in this Section 8.16(b) limit the ability of, or impose an obligation on, the Trustee or the Master Servicer to conduct additional investigations determined by it to be necessary or appropriate (in accordance with the written advice of counsel) to comply with the Section 302 Requirements.

     (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit R) for the benefit of the Depositor and its officers, directors and Affiliates (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Master

Servicer shall sign a certification (in the form attached hereto as Exhibit S-1) for the benefit of the Depositor and its officers, directors and Affiliates, and the Special Servicer shall sign a certification (in the form attached hereto as Exhibit S-2) for the benefit of the Depositor and the Master Servicer and their officers, directors and Affiliates. Each such certification shall be delivered to the Depositor, the Trustee and the Master Servicer, if applicable, by March 15th of each year (or if not a Business Day, the immediately preceding Business
Day). The Certification attached hereto as Exhibit Q shall be delivered to the Trustee for filing by March 29th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this Section 8.16(c), and (ii) the Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and, in the case of the Special Servicer, the Master Servicer, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's or Special Servicer's obligations of the Master Servicer or the Special Servicer, as the case may be, under this Section 8.16 or the negligence, bad faith or willful misconduct of the Master Servicer or the Special Servicer, as the case may be, in connection therewith or a breach of the certification delivered by the Master Servicer or the Special Servicer pursuant to the first sentence of this Section 8.16(c). If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 8.16 or the Trustee's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Trustee pursuant to the first sentence of this
Section 8.16(c), (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.16 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Master Servicer pursuant to the first sentence of this Section 8.16(c) and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor or the Master Servicer as a result of the losses, claims, damages or liabilities of the Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 8.16 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith or a breach of the certification delivered by the Special Servicer pursuant to the first sentence of this Section 8.16(c).

     (d) If the Trustee reasonably determines that it is required to file any Servicer Report or any other servicing information with the Commission to comply with the Sarbanes-Oxley Act, the Trustee may do so; provided that it has either
(i) provided the Depositor with written advice from a national reputable counsel with an active commercial mortgage-backed securities practice reasonably acceptable to the Depositor at least 10 Business Days prior to the first occasion of such filing stating that


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

the filing of any such Servicer Reports in the filings described in Section 8.16(a) is required to comply with the Section 302 Requirements, or (ii) received the prior written consent not to be unreasonably withheld of the Depositor to such filing.

     (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer, each Rating Agency and Special Servicer a copy of any such executed report, statement or information.

     (f) In performing its obligations under this Agreement, including, but not limited to, this Section 8.16, none of the Trustee or the Master Servicer, on behalf of the Trust Fund, the Depositor or otherwise, shall be responsible or liable for compliance with any reporting or filing requirement under any state or federal securities laws, except to the extent such requirement is specifically set forth in this Agreement.

     SECTION 8.17. The Fiscal Agent.

     (a) The Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "AA-" from S&P (or "A+" from S&P, if the Fiscal Agent's short-term unsecured debt rating is at least "A-1" by S&P) and "Aa3" from Moody's, or, in the case of either Rating Agency, such other rating as shall not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency, as confirmed in writing by such Rating Agency.

     (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as successor master servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this
Section 8.17(b) or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

     (c) All fees and expenses of the Fiscal Agent (other than any interest owed to the Fiscal Agent in respect of unreimbursed Advances) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust Fund, the Depositor, the Master Servicer or the Special Servicer.

     (d) The obligations of the Fiscal Agent set forth in this Section 8.17 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, so long as the initial Trustee) shall act as Trustee hereunder. The Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of
Section 8.06; provided that the Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it (or, in the case of the initial Fiscal Agent, at such time as the initial Trustee) resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee, and which appointment the successor Trustee shall use its best efforts to make, insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06). Any successor fiscal agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless either (i) it satisfies the rating requirements of Section 8.17(a) or (ii) the Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor fiscal agent would not, in and of itself, result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency.

     (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

     SECTION 8.18. Representations and Warranties of Fiscal Agent.

     (a) The Fiscal Agent hereby represents and warrants to the Master Servicer, the Special Servicer, the Depositor and the Trustee and for the benefit of the Certificateholders, as of the Closing Date, that:

          (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and possesses all licenses and authorizations necessary to the performance of its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

          (iii) The Fiscal Agent has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Fiscal Agent to perform its obligations under this Agreement.

          (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

          (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Fiscal Agent of or compliance by the Fiscal Agent with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

          (viii) The Fiscal Agent is eligible to act hereunder in accordance with Section 8.17.

     (b) The representations and warranties of the Fiscal Agent set forth in
Section 8.17(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

     (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 8.18(a), subject to such appropriate modifications to the representation and warranty set forth in Section 8.18(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage
                   Loans.

     Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in the Trust Fund, plus (2) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the aggregate Cut-off Date Balances of the Mortgage Loans, (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer or the Majority Controlling Class Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Majority Controlling Class Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Majority Controlling Class Certificateholder's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's or the Majority Controlling Class Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, as applicable, shall deposit, or deliver to the Master Servicer for deposit, in the Certificate Account (or, to the extent allocable to any Ocean Key Resort REO Property, in the Ocean Key Resort Custodial Account) not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. On the P&I Advance Date relating to such final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Controlling Class Certificateholder, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

     Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Controlling Class Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

     Upon presentation and surrender of the Certificates (exclusive of the Class Y Certificates) by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that, in accordance with Section 4.01, are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account, as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses
(ii) through (vii) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be deemed distributed in respect of the REMIC I Regular Interests in accordance with
Section 4.01(i) and, to the extent related to the Pecanland Mall Mortgage Loan or any related REO Property, deemed distributed in respect of the Loan REMIC Regular Interests pursuant to Section 4.01(j).

     On or after the Final Distribution Date, upon presentation and surrender of the Class Y-I Certificates, the Trustee shall distribute to the Class Y-I Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Citigroup ARD Mortgage Loan or any successor REO Mortgage Loan with respect thereto. On or after the Final Distribution Date, upon presentation and surrender of the Class Y-II Certificates, the Trustee shall distribute to the Class Y-II Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Wachovia ARD Mortgage Loan. On or after the Final Distribution Date, upon presentation and surrender of the Class Y-III Certificates, the Trustee shall distribute to the Class Y-III Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a CDC ARD Mortgage Loan.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

     SECTION 9.02. Additional Termination Requirements.

     (a) If the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, each REMIC Pool) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of any REMIC Pool as defined in Section 860F of the Code or cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each REMIC Pool pursuant to Treasury regulation section 1.860F-1;

          (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I and, if applicable, the Loan REMIC to the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder, as applicable, for cash; and

          (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
     Section 9.01 all cash on hand (other than cash retained to meet claims), and each REMIC Pool shall terminate at that time.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each REMIC Pool, which authorization shall be binding upon all successor
Certificateholders.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

     SECTION 10.01. REMIC Administration.

     (a) The Tax Administrator shall elect to treat each REMIC Pool as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending December 31, 2004, in the case of each REMIC Pool.

     (b) The Loan REMIC Regular Interests, the REMIC I Regular Interests and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in the Loan REMIC, REMIC I and REMIC II, respectively; provided that the Class X Certificates shall evidence multiple "regular interests" in REMIC II. The Class R Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in each REMIC Pool. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in any REMIC Pool (within the meaning of Treasury regulation section 1.860D-1(b)(1)).

     (c) The Closing Date is hereby designated as the "startup day" of each REMIC Pool within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Loan REMIC Regular Interests, the REMIC I Regular Interests and the Regular Certificates (or, in the case of the Class X Certificates, the "regular interests" in REMIC II evidenced thereby) for purposes of the REMIC Provisions shall be the Rated Final Distribution Date.

     (d) The related Plurality Class R Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each REMIC Pool, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the Tax Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each REMIC Pool in the performance of its duties as such.

     (e) Except as otherwise provided in Section 3.17(a) and subsections (h) and
(i) below, the Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each REMIC Pool (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

     (f) Within 30 days after the Closing Date, the Tax Administrator shall obtain taxpayer identification numbers for each REMIC Pool by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file (if not previously prepared and filed) with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the Tax Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of each REMIC Pool.

The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to each REMIC Pool as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.01 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

     (g) The Tax Administrator shall perform on behalf of each REMIC Pool all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the Tax Administrator shall provide to: (i) any Transferor of a Class R Certificate or agent of a non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each REMIC Pool.

     (h) The Tax Administrator shall perform its duties hereunder so as to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any REMIC Pool to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, or
(ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The Tax Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to any REMIC Pool, or causing any REMIC Pool to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax

Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause any REMIC Pool to take any such action as to which the Tax Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the Tax Administrator. At all times as may be required by the Code, the Tax Administrator (to the extent it is within its control) shall take all necessary actions within the scope of its responsibilities as more specifically set forth in this Agreement such that it does not cause substantially all of the assets of each REMIC Pool to fail to consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (i) If any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Article X (provided that no liability shall be imposed upon the Tax Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or (v) of this subsection (i); (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the Trust constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Trustee upon the written direction of the Tax Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b), subject to Section 3.05(c).

     (j) The Tax Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis.

     (k) Following the Startup Day, none of the Trustee, the Master Servicer or the Special Servicer shall accept any contributions of assets to any REMIC Pool unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC Pool will not cause: (i) such REMIC Pool to fail to qualify as a REMIC at any time that any Certificates


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

are outstanding; or (ii) the imposition of any tax on such REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (l) None of the Trustee, the Master Servicer or the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit:
(i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of a REMIC Pool, (C) the termination of each REMIC Pool pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or an REO Account for gain; or
(iii) the acquisition of any assets on behalf of a REMIC Pool (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Ocean Key Resort Custodial Account, the Distribution Account or an REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition or acquisition, but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition or acquisition, will not cause: (x) any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding; or
(y) the imposition of any tax on any REMIC Pool under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (m) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services nor permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     SECTION 10.02. Grantor Trust Administration.

     (a) The Tax Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional Interest as separate assets of the Grantor Trust, and not of any REMIC Pool, as permitted by Treasury regulation section 1.860G-2(i)(1). The Class Y-I Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on Citigroup ARD Mortgage Loans and proceeds thereof. The Class Y-II Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on Wachovia ARD Mortgage Loans and proceeds thereof. The Class Y-III Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on the CDC ARD Mortgage Loans and proceeds thereof.

     (b) The Tax Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Tax Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

     (c) The Tax Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Tax Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Tax Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Tax Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the Tax Administrator's request therefor, shall provide in writing to the Tax Administrator such information as is reasonably requested by the Tax Administrator for tax purposes, and the Tax Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Tax Administrator to perform such obligations.

     (d) The Tax Administrator shall furnish or cause to be furnished to each Holder of a Class Y Certificate on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trust at the time and in the manner required under the Code, and shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

     (e) The Tax Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the Tax Administrator to the extent reasonably requested by the Tax Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Tax Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the Tax Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Tax Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Tax Administrator has advised it in writing that the Tax Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Tax Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Tax Administrator. The Tax Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this

Agreement, but in no event at the cost or expense of the Trust Fund, the Tax Administrator or the Trustee. Under no circumstances may the Tax Administrator vary the assets of the Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Y Certificates.

     (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Tax Administrator, if such tax arises out of or results from a breach by the Tax Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.


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

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01. Amendment.

     (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders or the Ocean Key Resort B-Noteholder: (i) to cure any ambiguity; (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein; (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof; (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or the Grantor Trust at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; (vi) as provided in Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii); (vii) to modify Section 8.16, as contemplated by
Section 8.16(b); or (viii) to otherwise modify or delete any existing provisions of this Agreement; provided that such action (except any amendment described in clause (i), (ii), (v), (vi) or (vii) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates; and provided, further, that such amendment shall not significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FAS 140).

     (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Serviced Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to the Ocean Key Resort B-Noteholder, without the consent of the Ocean Key Resort B-Noteholder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of the Ocean Key Resort B-Noteholder in a manner other than as described in the immediately preceding clause (i) without the consent of the Holders of all Certificates of such Class or the consent of the Ocean Key Resort B-Noteholder, as the case may be, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding and the consent of the Ocean Key Resort B-Noteholder, as the case may be, (iv) modify the provisions of Section
3.20 or the definition of Servicing Standard without the consent of the Holders of Certificates entitled to all of the Voting Rights and the consent of the Ocean Key Resort B-Noteholder, (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, or (vi) significantly change the activities of the Trust (insofar as such change would adversely affect the status of the Trust as a "qualifying special-purpose entity" under FAS 140) without the consent of the Holders entitled to at least 51% of all the Voting Rights (without regard to Certificates held by the Depositor or any of the Depositor's Affiliates and/or agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

     (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any REMIC Pool pursuant to the REMIC Provisions or on the Grantor Trust or cause any REMIC Pool to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

     (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and the Ocean Key Resort B-Noteholder.

     (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (f) Each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

     (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account, the Ocean Key Resort Custodial Account or the Distribution Account pursuant to Sections 3.05.

     SECTION 11.02. Recordation of Agreement; Counterparts.

     (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits it, the Ocean Key Resort B-Noteholder, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a) or, to the extent that it benefits the Ocean Key Resort B-Noteholder, out of the Ocean Key Resort Custodial Account pursuant to Section 3.05(g)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or the Ocean Key Resort B-Noteholder; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

     (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03. Limitation on Rights of Certificateholders.

     (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) No Certificateholder (except as expressly provided for herein) shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the

Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04. Governing Law.

     This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 11.05. Notices.

     Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 11th Floor, New York, New York 10013, Attention: Angela Vleck, facsimile number: (212) 816-8307; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075, Attention:
Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, facsimile number: 704-593-7735; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 1601 Washington Avenue, Miami Beach, Florida 33139, Attention: Randy Wolpert, facsimile number: 305-695-5239;
(iv) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Citigroup Commercial Mortgage Trust 2004-C1, facsimile number: (312) 904-2084; (v) in the case of the Fiscal Agent, ABN AMRO Bank N.V., 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group--Citigroup Commercial Mortgage Trust 2004-C1, facsimile number: (312) 904-2084; (vi) in the case of the Underwriters, to each of Citigroup Global Markets Inc., 388 Greenwich Street, 11th Floor, New York, New York 10013, Attention: Angela Vleck, facsimile number: (212) 816-8307, Wachovia Capital Markets, LLC, 301 South College Street, Charlotte, North Carolina 28288-1075, Attention: Mr. William J. Cohane, facsimile number: 704-383-7639, Caisse Des Depots Securities Inc., 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Gary DiGiuseppe, facsimile number: (212) 891-6263 and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 Attention: Lainie Kaye, facsimile number: (212) 797-4488; (vii) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
CMBS Surveillance Group; and (B) Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041-0003 Attention: CMBS Surveillance Group, facsimile number

212-438-2662; and (viii) in the case of the Ocean Key Resort B-Noteholder, the address for notice to the Ocean Key Resort B-Noteholder as set forth in the Ocean Key Resort Intercreditor Agreement; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

     SECTION 11.06. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07. Grant of a Security Interest.

     The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee agree that it is their intent that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

     SECTION 11.08. Streit Act.

     Any provisions required to be contained in this Agreement by Section 126 of
Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail; provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

     SECTION 11.09. Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement; provided that the Ocean Key Resort B-Noteholder is an intended third party beneficiary hereunder with respect to those provisions of this Agreement affecting its interest in the Ocean Key Resort Loan Pair.

     SECTION 11.10. Article and Section Headings.

     The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 11.11. Notices to Rating Agencies.

     (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) with respect to each of the following of which it has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Event of Default that has not been cured;

          (iii) the resignation or termination of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer;

          (iv) the repurchase of Mortgage Loans by any of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement;

          (v) any change in the location of the Distribution Account;

          (vi) the final payment to any Class of Certificateholders; and

          (vii) any sale or disposition of any Mortgage Loan or REO Property.

     (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          (i) the resignation or removal of the Trustee or the Fiscal Agent; and

          (ii) any change in the location of the Certificate Account or the Ocean Key Resort Custodial Account.

     (c) The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) with respect to a non-performing or defaulted Mortgage Loan such information as the Rating Agency or Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

     (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

          (i) each of its annual statements as to compliance described in
     Section 3.13;

          (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

          (iii) any Officer's Certificate delivered to the Trustee pursuant to
     Section 4.03(c) or 3.08(a); and

          (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

     (e) The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative), upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative (and, with respect to the Pecanland Mall Mortgage Loan, the Class PM Representative) a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

     (f) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

     (g) Notwithstanding any provision herein to the contrary each of the Master Servicer, the Special Servicer or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

     SECTION 11.12. Complete Agreement.

     This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CITIGROUP COMMERCIAL MORTGAGE
                                       SECURITIES INC., Depositor



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:



                                       WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       Master Servicer



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:



                                       LENNAR PARTNERS, INC., Special Servicer



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:



                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       Trustee



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:



                                       ABN AMRO BANK N.V., Fiscal Agent



                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK               )
                                )  ss.:
COUNTY OF NEW YORK              )



     On the ______ day of June, 2004, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ___________________________________ of Citigroup Commercial Mortgage
Securities Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -----------------------------------------
                                            Notary Public



[Notarial Seal]

STATE OF ___________________     )
                                 )  ss.:
COUNTY OF _________________      )



     On the ______ day of _____________, 2004, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ___________________________________ of
____________________________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -----------------------------------------
                                            Notary Public



[Notarial Seal]

STATE OF ___________________       )
                                   )  ss.:
COUNTY OF _________________        )



     On the ______ day of _____________, 2004, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ___________________________________ of
___________________________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -----------------------------------------
                                            Notary Public



[Notarial Seal]

STATE OF ___________________      )
                                  )  ss.:
COUNTY OF _________________       )



     On the ______ day of _____________, 2004, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ___________________________________ of
_____________________________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -----------------------------------------
                                            Notary Public



[Notarial Seal]

STATE OF ___________________       )
                                   )  ss.:
COUNTY OF _________________        )



     On the ______ day of _____________, 2004, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ___________________________________ of
_____________________________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       -----------------------------------------
                                            Notary Public



[Notarial Seal]

                                   EXHIBIT A-1

                FORM OF CLASS [A-1] [A-2] [A-3] [A-4] CERTIFICATE


                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
   CLASS [A-1] [A-2] [A-3] [A-4] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [__% per annum] [Variable]                  Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $_____________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [A-1] [A-2] [A-3]
June 1, 2004                                                    [A-4] Certificates as of the Closing Date:
                                                                $_____________

Cut-off Date:  June 1, 2004 (or, as to any particular           Aggregate unpaid principal balance of the Mortgage Pool as
Mortgage Loan, if later, the date of origination)               of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
Closing Date:  June 24, 2004                                    $1,182,418,798

First Distribution Date: July 16, 2004

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                        Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  [A-1] [A-2] [A-3] [A-4]-___                    CUSIP No.:  _____________
                                                                ISIN:  _____________


                                     A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [CEDE & CO.] [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates


                                     A-1-2
of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate



                                     A-1-3
issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-1-4

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-1-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Trustee


                                    By:
                                       ----------------------------------------
                                    Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [A-1] [A-2] [A-3] [A-4] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar


                                    By:
                                       ----------------------------------------
                                    Authorized Officer





                                     A-1-6

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                    ------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:
                                     -------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                       -----------------------------------------
                                       Signature by or on behalf of Assignor



                                       -----------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to______________________________________________________________________.


                  This information is provided by______________________________, the assignee named above, or __________________________________, as its agent.





                                     A-1-7

                                   EXHIBIT A-2

                           FORM OF CLASS X CERTIFICATE


                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  Variable                                     Initial Certificate Notional Amount of this Certificate as of the Closing Date:
                                                                 $___________________

Date of Pooling and Servicing Agreement:                         Class Notional Amount of all the Class X Certificates as of
June 1, 2004                                                     the Closing Date:
                                                                 $1,182,418,798

Cut-off Date:  June 1, 2004 (or, as to any particular Mortgage   Aggregate unpaid principal balance of the Mortgage Pool as
Loan, if later, the date of origination)                         of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
Closing Date:  June 24, 2004                                     $1,182,418,798

First Distribution Date: July 16, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  X-___                                           CUSIP No.:  173067 AJ8
                                                                 ISIN:  US173067AJ87




                                     A-2-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.



                                     A-2-2

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                  This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent" which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered


                                     A-2-3
at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate is a Global


                                     A-2-4

Certificate, a Transfer of this Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, the Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the


                                     A-2-5
denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

                  Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such


                                     A-2-6

Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the



                                     A-2-7
requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans



                                     A-2-8
and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-2-9

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                          ----------------------------------
                                       Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar


                                       By:
                                          ----------------------------------
                                       Authorized Officer





                                     A-2-10

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:


                                          --------------------------------------
                                          Signature by or on behalf of Assignor



                                          --------------------------------------
                                          Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.




                                     A-2-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:




                                                                                                       Signature of
                                                       Amount of                                         authorized
                              Amount of               Increase in          Principal Amount of          officer of
                        Decrease in Principal      Principal Amount        this Global Security         Trustee or
                           Amount of this            of this Global           following such             securities
Date of Exchange           Global Security               Security          decrease (or increase)        Custodian
--------------------------------------------------------------------------------------------------------------------














                                     A-2-12

                                   EXHIBIT A-3

                    FORM OF CLASS [B] [C] [D] [E] CERTIFICATE


                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
       CLASS [B] [C] [D] [E] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  Variable                                     Initial Certificate Principal Balance of this Certificate as of the Closing Date:
                                                                 $__________________

Date of Pooling and Servicing Agreement:                         Class Principal Balance of all the Class [B] [C] [D] [E]
June 1, 2004                                                     Certificates as of the Closing Date:
                                                                 $__________________

Cut-off Date:  June 1, 2004 (or, as to any particular Mortgage   Aggregate unpaid principal balance of the Mortgage Pool as
Loan, if later, the date of origination)                         of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
Closing Date:  June 24, 2004                                     $1,182,418,798

First Distribution Date:  July 16, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [B] [C] [D] [E] -___                             CUSIP No.:  _____________
                                                                 ISIN:__________________




                                     A-3-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.



                                     A-3-2

                  This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement), which term includes any successor entity under the Agreement, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last


                                     A-3-3
appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any



                                     A-3-4
agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-3-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           -----------------------------------
                                            Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [B] [C] [D] [E] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar


                                       By:
                                          -----------------------------------
                                           Authorized Officer




                                     A-3-6

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:



Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of Assignor



                                        ----------------------------------------
                                        Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.






                                     A-3-7

                                   EXHIBIT A-4

                      FORM OF CLASS [F] [G] [H] CERTIFICATE


                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
         CLASS [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [Variable]                                  Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $_______________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [F] [G] [H]
June 1, 2004                                                    Certificates as of the Closing Date:
                                                                $_______________

Cut-off Date:  June 1, 2004 (or, as to any particular           Aggregate unpaid principal balance of the Mortgage Pool as
Mortgage Loan, if later, the date of origination)               of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
Closing Date:  June 24, 2004                                    $1,182,418,798


First Distribution Date: July 16, 2004

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                        Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [F] [G] [H] -___                                CUSIP No.:  _____________
                                                                ISIN:__________________



                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.



                                     A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                  This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"; which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such



                                     A-4-3
distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of


                                     A-4-4
the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, the Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon



                                     A-4-5
delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

                  Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon



                                     A-4-6
delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories



                                     A-4-7
by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any



                                     A-4-8
agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-4-9

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Certificate Registrar


                                      By:
                                          --------------------------------------
                                         Authorized Officer





                                     A-4-10

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:


                                       -----------------------------------------
                                       Signature by or on behalf of Assignor



                                       -----------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of_____________________________________________________________.

                  Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

                  This information is provided by______________________________, the assignee named above, or__________________________________, as its agent.



                                     A-4-11

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                                                                                                Signature of
                                                                                                 authorized
                           Amount of              Amount of          Principal Amount of         officer of
                     Decrease in Principal       Increase in        this Global Security         Trustee or
                        Amount of this        Principal Amount         following such            securities
Date of Exchange        Global Security    of this Global Security   decrease (or increase)      Custodian
-------------------------------------------------------------------------------------------------------------














                                     A-4-12

                                   EXHIBIT A-5

           FORM OF CLASS [J] [K] [L] [M] [N] [P] [Q] [PM] CERTIFICATE


                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
     CLASS [J] [K] [L] [M] [N] [P] [Q] [PM] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Pass-Through Rate:  [Variable]                                  Initial Certificate Principal Balance of this Certificate
                                                                as of the Closing Date:
                                                                $______________________

Date of Pooling and Servicing Agreement:                        Class Principal Balance of all the Class [J] [K] [L] [M]
June 1, 2004                                                    [N] [P] [Q] [PM] Certificates as of the
                                                                Closing Date:
                                                                $______________________

Cut-off Date:  June 1, 2004 (or, as to any particular           Aggregate unpaid principal balance of the Mortgage Pool as
Mortgage Loan, if later, the date of origination)               of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
Closing Date:  June 24, 2004                                    $1,182,418,798

First Distribution Date: July 16, 2004

Master Servicer:  Wachovia Bank, National Association           Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                        Fiscal Agent: ABN AMRO Bank N.V.

Certificate No. [J] [K] [L] [M] [N] [P] [Q]                     CUSIP No.:  _____________
[PM] -___
                                                                ISIN:________________




                                     A-5-1

[FOR BOOK ENTRY CERTIFICATES: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[FOR A CLASS PM CERTIFICATE: THE CLASS PM CERTIFICATES, TO WHICH THIS CERTIFICATE BELONGS, RELATES SOLELY TO A SINGLE MORTGAGE LOAN, THE PECANLAND MALL MORTGAGE LOAN, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]



                                     A-5-2

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR A REGULATION S GLOBAL CERTIFICATE: PRIOR TO THE DATE (THE "RELEASE DATE") THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THIS CERTIFICATE TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

                  This certifies that [CEDE & CO.] [________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement) ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"; which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.



                                     A-5-3

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in the notice to Certificateholders of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.



                                     A-5-4

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates, the initial Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

                  If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, the Underwriters or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit G-4 to the Agreement, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the two following paragraphs, no interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit G-4 attached to the Agreement are, with respect to the subject Transfer, true and correct.



                                     A-5-5

                  Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  Also notwithstanding the second preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.

                  Except as provided in the next paragraph no beneficial interest in a Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of a beneficial interest in such Regulation S Global Certificate. On and prior to the Release Date, the Certificate Owner desiring to effect any such Transfer shall be required to obtain from such Certificate Owner's prospective Transferee a written certification substantially in the form set forth in Exhibit G-5 to the Agreement certifying that such Transferee is not a United States Securities Person. On or prior to the Release Date, beneficial interests in the Regulation S Global Certificate for each Class of Book-Entry Non-Registered Certificates may be held only through Euroclear or Clearstream.

                                     A-5-6

                  Notwithstanding the preceding paragraph, after the Release Date, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred by the Depositor or any Affiliate of the Depositor to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates upon delivery to the Certificate Registrar of (x) a certificate to the effect that the Certificate Owner desiring to effect such Transfer is the Depositor or an Affiliate of the Depositor and (y) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar of such certification and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

                  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate or any interest herein by the Depositor, the Underwriters or any of their respective Affiliates or, as contemplated by Section 5.03 of the Agreement, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective



                                     A-5-7

Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60; or
(iii) alternatively, if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on the Exemptions, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The forms of certification attached to the Agreement as Exhibit H-1 (in the case of Definitive Non-Registered Certificates) and Exhibit H-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [FOR BOOK ENTRY CERTIFICATES: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of



                                     A-5-8
this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.



                                     A-5-9

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.







                                     A-5-10

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                          --------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [J] [K] [L] [M] [N] [P] [Q] [PM] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Certificate Registrar


                                       By:
                                          --------------------------------------
                                          Authorized Officer





                                     A-5-11

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________

________________________________________________________________________________

Dated:


                                       -----------------------------------------
                                       Signature by or on behalf of Assignor



                                       -----------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of ____________________________________________________________.

      Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to_____________________________________________________________________.

                  This information is provided by______________________________, the assignee named above, or__________________________________, as its agent.




                                     A-5-12

                       [FOR BOOK ENTRY CERTIFICATES ONLY]

                                   SCHEDULE A

                    SCHEDULE OF EXCHANGES IN GLOBAL SECURITY

     The following exchanges of a part of this Global Security have been made:

                                                                                                  Signature of
                                                  Amount of                                        authorized
                           Amount of             Increase in          Principal Amount of          officer of
                     Decrease in Principal    Principal Amount        this Global Security         Trustee or
                        Amount of this         of this Global            following such            securities
Date of Exchange        Global Security            Security          decrease (or increase)        Custodian
------------------------------------------------------------------------------------------------------------------



















                                     A-5-13

                                   EXHIBIT A-6

                           FORM OF CLASS R CERTIFICATE


                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
              CLASS R COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in the
June 1, 2004                                                     related Class:  ___%

Cut-off Date:  June 1, 2004 (or, as to any particular Mortgage   Aggregate unpaid principal balance of the Mortgage Pool as
Loan, if later, the date of origination)                         of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
Closing Date:  June 24, 2004                                     $1,182,418,798

First Distribution Date: July 16, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  R -___




                                     A-6-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.



                                     A-6-2

                  This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent", which term includes any successor entity under the Agreement) which term includes any successor entity under the Agreement) a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.



                                     A-6-3

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or



                                     A-6-4
qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt, of an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such



                                     A-6-5

Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Class R Certificate as they come due, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is an entity classified as a partnership under the Code, the Certificate Registrar shall not register the transfer of this Certificate unless at the time of transfer, the Certificate Registrar has actual knowledge that all of the proposed Transferee's beneficial owners are United States Tax Persons.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest herein and (2) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and
(b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any REMIC Pool to (1) cease to qualify as a REMIC or (2) be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee of a Class R Certificate other than a Disqualified Organization, a Plan, a Non-United States Tax Person or a United States Tax Person with respect to whom income on the Class R Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other United States Tax Person.

                  A "Disqualified Organization" is any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of



                                     A-6-6
any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, that are eligible to elect to be treated as United States Tax Persons).
                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than certain obligations of the Trustee set


                                     A-6-7
forth in the Agreement) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any Controlling Class Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




                                     A-6-8

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:
                                              ----------------------------------
                                               Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class R Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as Certificate Registrar


                                           By:
                                              ----------------------------------
                                              Authorized Officer




                                     A-6-9

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:


                                       -----------------------------------------
                                       Signature by or on behalf of Assignor



                                       -----------------------------------------
                                       Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

                  This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.



                                     A-6-10

                                   EXHIBIT A-7

                 FORM OF CLASS [Y-1] [Y-II] [Y-III] CERTIFICATE


                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
           CLASS [Y-1] [Y-II] [Y-III] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2004-C1


This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

Date of Pooling and Servicing Agreement:                         Percentage Interest evidenced by this Certificate in Class
June 1, 2004                                                     [Y-1] [Y-II] [Y-III]:  ___%

Cut-off Date:  June 1, 2004 (or, as to any particular Mortgage   Aggregate unpaid principal balance of the Mortgage Pool as
Loan, if later, the date of origination)                         of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial Pool Balance"):
Closing Date:  June 24, 2004                                     $1,182,418,798

First Distribution Date: July 16, 2004

Master Servicer:  Wachovia Bank, National Association            Trustee:  LaSalle Bank National Association

Special Servicer:  Lennar Partners, Inc.                         Fiscal Agent: ABN AMRO Bank N.V.

Certificate No.  [Y-1] [Y-II] [Y-III]-___




                                     A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., WACHOVIA BANK, NATIONAL ASSOCIATION, LENNAR PARTNERS, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK N.V., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Y Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement) and LaSalle Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement); ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent," which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such


                                     A-7-2

Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

                  Pursuant to the terms of the Agreement, distributions will be made on the 4th Business Day following the 11th calendar day of each month (or, if such 11th calendar day is not a Business Day, then the 5th Business Day following such 11th calendar day) (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Custodial Accounts, the Certificate Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.



                                     A-7-3

                  No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

                  If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or the initial Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates, then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit G-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit G-2 to the Agreement or as Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that the prospective Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit G-2 or Exhibit G-3 attached to the Agreement are, with respect to the subject Transfer, true and correct.

                  None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

                  No Transfer of this Certificate or any interest herein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of this Certificate by the Depositor, the Underwriters or any of their respective Affiliates, the Certificate Registrar shall refuse to register the



                                     A-7-4

Transfer of this Certificate unless it has received from the prospective Transferee, either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such Transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. The form of certification attached to the Agreement as Exhibit H-1 is acceptable for purposes of the preceding sentence. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Trustee (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                  Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the respective obligations and responsibilities under the Agreement of the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent and the Trustee (other than certain obligations of the Trustee set forth in the Agreement) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required under the Agreement to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Controlling Class Certificateholder of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price determined as provided in the Agreement, and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them under the Agreement. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or any Controlling Class



                                     A-7-5

Certificateholder to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



                                     A-7-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                          -------------------------------------
                                          Authorized Officer


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Class [Y-1] [Y-II] [Y-III] Certificates referred to in the within-mentioned Agreement.

Dated:  _____________


                                     LASALLE BANK NATIONAL ASSOCIATION,
                                     as Certificate Registrar


                                     By:
                                        ---------------------------------------
                                        Authorized Officer




                                     A-7-7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

                  I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________

________________________________________________________________________________



Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor



                                           -------------------------------------
                                           Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS


                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to___________________________________ for the account of ____________________________________________________________.

                  Distributions made by check (such check to be made payable to ______________________) and all applicable statements and notices should be mailed to______________________________________________________________________.

                  This information is provided by _____________________________, the assignee named above, or __________________________________, as its agent.




                                     A-7-8

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE


      CONTROL                                                                                                          ZIP
       NUMBER         LOAN / PROPERTY NAME            PROPERTY ADDRESS            CITY           COUNTY       STATE    CODE
    ------------- ------------------------------ --------------------------- --------------- --------------- --------- --------
         1        ARC Portfolio 10-6             Various                     Various         Various         Various   Various
         1a       Sunshine City                  201 North West 133rd Road   Plantation      Broward         FL        33325
         1b       Country Club Mobile Estates    5100 South 1300 East        Salt Lake City  Salt Lake       UT        84117
         1c       Windsor Mobile Estates         2800 S. Hampton Park Drive  West Valley     Salt Lake       UT        84119
                                                                             City
         1d       Big Country Estates            3400 South Greeley Highway  Cheyenne        Laramie         WY        82007
         1e       Harper Woods MHP               2200 Harper Street          Lawrence        Douglas         KS        66046
         1f       The Vineyards                  3268 E Road                 Clifton         Mesa            CO        81520
         1g       Rockview Heights               201 Rockview Lane           Arnold          Jefferson       MO        63010
         2        ARC Portfolio 10-4             Various                     Various         Various         Various   Various
         2a       The Meadows                    14470 E. 13th Avenue        Aurora          Arapahoe        CO        80011
         2b       Foxhall Village                5909 Foxhall Village Road   Raleigh         Wake            NC        27616
         2c       New Twin Lakes                 31 Regina Drive             Bloomingburg    Sullivan        NY        12721
         2d       Sundown                        1000 West 450 North Street  Clearfield      Davis           UT        84015
         2e       Meadowood                      1900 Northwest Lyman Road   Topeka          Shawnee         KS        66608
         2f       Blue Valley                    730 Allen Road              Manhattan       Riley           KS        66502
         2g       Connie Jean                    5570 Connie Jean Road       Jacksonville    Duval           FL        32222
         3        ARC Portfolio 5-1              Various                     Various         Various         Various   Various
         3a       Countryside Village            10960 Beach Boulevard       Jacksonville    Duval           FL        32246
                  Jacksonville
         3b       Parkview Estates               913 South Grand Avenue      San Jacinto     Riverside       CA        92582
         3c       Falcon Farms                   2507 214th Street North     Port Byron      Rock Island     IL        61275
         3d       Forest Park                    183 Pitcher Road            Queensbury      Warren          NY        12804
         3e       Green Valley Village           2760 South Robertson Road   Casper          Natrona         WY        82604
         3f       Pleasant Grove                 5000 Hilltop Needmore Road  Fuquay Varina   Wake            NC        27526
         3g       Rose Country Estates           3400 North Northeast Loop   Tyler           Smith           TX        75708
                                                 323
         4        Yorktown Center                Butterfield Road at I-355   Lombard         Du Page         IL        60148
                  StorageMart Portfolio
         5        StorageMart - Brooklyn, NY     718 Atlantic Avenue         Brooklyn        Kings           NY        11217
         6        StorageMart - Secaucus, NJ     250 Flanagan Way            Secaucus        Hudson          NJ        07094
         7        StorageMart - Pompano Beach,   301 South Federal Highway   Pompano Beach   Broward         FL        33062
                  FL
         8        StorageMart - Kansas City,     7536 Wornall Road           Kansas City     Jackson         MO        64114
                  MO (Wornall Road)
         9        StorageMart - Dania Beach, FL  2021 Griffin Road           Dania Beach     Broward         FL        33312
         10       StorageMart - Miami, FL (NW    4920 Northwest 7th Street   Miami           Miami-Dade      FL        33126
                  7th Street)
         11       StorageMart - Kansas City,     9012 Northwest Prairie      Kansas City     Platte          MO        64153
                  MO (Prairie View)              View Road
         12       StorageMart - Overland Park,   9220 West 135th Street      Overland Park   Johnson         KS        66221
                  KS
         13       StorageMart - Miami, FL (SW    640 Southwest 2nd Avenue    Miami           Miami-Dade      FL        33130
                  2nd Avenue)
         14       StorageMart - Lenexa, KS       16101 West 95th Street      Lenexa          Johnson         KS        66219

                                     ALLOCATED     MONTHLY DEBT
      CONTROL      CUT-OFF DATE    CUT-OFF DATE       SERVICE
       NUMBER        BALANCE          BALANCE         PAYMENT
    ------------- --------------- ---------------- --------------
         1         37,839,209.68                      216,202.17
         1a                         10,129,805.29
         1b                          9,930,399.67
         1c                          7,736,937.90

         1d                          4,546,448.04
         1e                          2,352,986.27
         1f                          1,834,531.67
         1g                          1,308,100.84
         2         34,152,199.83                      195,135.68
         2a                         11,665,739.38
         2b                          7,291,087.11
         2c                          7,029,355.78
         2d                          3,552,068.08
         2e                          3,028,605.41
         2f                            927,276.72
         2g                            658,067.35
         3         24,654,245.70                      133,545.10
         3a                         12,634,586.87

         3b                          3,494,672.96
         3c                          3,477,871.65
         3d                          2,419,388.97
         3e                          1,142,489.24
         3f                            840,065.62
         3g                            645,170.39

         4         93,000,000.00    93,000,000.00     478,428.09

         5         11,840,000.00    11,840,000.00      59,164.27
         6          8,760,000.00     8,760,000.00      43,773.56
         7          6,960,000.00     6,960,000.00      34,779.00

         8          6,760,000.00     6,760,000.00      33,779.60

         9          5,920,000.00     5,920,000.00      29,582.14
         10         5,196,000.00     5,196,000.00      25,964.32

         11         4,512,000.00     4,512,000.00      22,546.38

         12         4,053,000.00     4,053,000.00      20,252.77

         13         3,886,000.00     3,886,000.00      19,418.27

         14         3,369,000.00     3,369,000.00      16,834.83


                                     B-1


      CONTROL                                                                                                          ZIP
       NUMBER         LOAN / PROPERTY NAME            PROPERTY ADDRESS            CITY           COUNTY       STATE    CODE
    ------------- ------------------------------ --------------------------- --------------- --------------- --------- --------
         15       StorageMart - Kansas City, KS  2816 Eaton Street           Kansas City     Wyandotte       KS        66103
         16       StorageMart - Lombard, IL      100 West North Avenue       Lombard         Du Page         IL        60148
         17       StorageMart - Merriam, KS      7460 Frontage Road          Merriam         Johnson         KS        66203
         18       StorageMart - Kansas City,     11510 North Main Street     Kansas City     Clay            MO        64155
                  MO (North Main)
         19       StorageMart - Olathe, KS       1310 South Enterprise       Olathe          Johnson         KS        66061
                                                 Drive
         20       Pecanland Mall                 4700 Milhaven Road          Monroe          Ouachita        LA        71203
                                                                                             Parish
         21       Lake Shore Place               680 North Lake Shore Drive  Chicago         Cook            IL        60611
         22       Nashua Mall                    10 Coliseum Avenue          Nashua          Hillsborough    NH        03063
                  Crossroads Center Portfolio
         23       Crossroads Center              9616-9879 Fremont Pike      Rossford        Wood            OH        43460
         24       Auburn Mile Shopping Center    280-720 Brown Road          Auburn Hills    Oakland         MI        48326
         25       Waterfront Clematis            1 North Clematis and 101    West Palm       Palm Beach      FL        33401
                                                 North Clematis              Beach
         26       305 Madison                    305 Madison Ave.            Morristown      Morris          NJ        07960
         27       DFS-Guam                       1296 Pale San Vitores Road  Tumon Bay       NAP             Guam      96911
                  Walgreens Portfolio
         28       Walgreens - 4285 West          4285 West Powell Boulevard  Gresham         Multnomah       OR        97030
                  Powell, Gresham, OR
         29       Walgreens - 16200 Northeast    16200 Northeast Glisan      Gresham         Multnomah       OR        97030
                  Glisan Gresham, OR             Street
         30       Fred Meyer- Kent               10201 Southeast 240th       Kent            King            WA        98031
                                                 Street
         31       Fred Meyer- Grants Pass        1101 Grants Pass Parkway    Grants Pass     Josephine       OR        97526
                  Wildcat Self Storage
                  Portfolio
         32       Wildcat Self Storage -         4125 Hempstead Station      Kettering       Montgomery      OH        45429
                  Kettering, OH                  Drive
         33       Wildcat Self Storage -         4900 & 4950 Franklin        Norwood         Hamilton        OH        45212
                  Norwood, OH                    Avenue
         34       Wildcat Self Storage - South   2201 Moellering Street      Cincinnati      Hamilton        OH        45214
                  Fairmount, OH
         35       Wildcat Self Storage -         5318 Fields Ertel Road      Cincinnati      Warren          OH        45249
                  Deerfield, OH
         36       Wildcat Self Storage -         2140 Stapleton Court        Forest Park     Hamilton        OH        45240
                  Forest Park, OH
         37       Wildcat Self Storage - Huber   7888 Wildcat Road           Huber Heights   Montgomery      OH        45424
                  Heights, OH
         38       Wildcat Self Storage - Blue    8900 Rossash Road           Blue Ash        Hamilton        OH        45236
                  Ash, OH
         39       Ocean Key Resort               Zero Duval Street           Key West        Monroe          FL        33040
         40       Hall Office Park               2611 & 2811 Internet        Frisco          Collin          TX        75034
                                                 Boulevard
         41       Sheraton Suites                2400 West Loop South        Houston         Harris          TX        77027
         42       400 Atlantic Avenue            400 Atlantic Avenue         Boston          Suffolk         MA        02110
         43       Continental Office Building    1012 14th Street Northwest  Washington      District of     DC        20005
                                                                                             Columbia
         44       Dupont Medical Building        1234 19th Street Northwest  Washington      District of     DC        20036
                                                                                             Columbia
         45       Victoria Mall                  7800 North Navarro Street   Victoria        Victoria        TX        77904

                                     ALLOCATED     MONTHLY DEBT
      CONTROL      CUT-OFF DATE    CUT-OFF DATE       SERVICE
       NUMBER        BALANCE          BALANCE         PAYMENT
    ------------- --------------- ---------------- --------------
         15         3,280,000.00     3,280,000.00      16,390.10
         16         3,240,000.00     3,240,000.00      16,190.22
         17         3,056,000.00     3,056,000.00      15,270.78
         18         2,552,000.00     2,552,000.00      12,752.30

         19         1,616,000.00     1,616,000.00       8,075.12

         20        62,322,214.51    62,322,214.51  358,527.18(a)

         21        57,000,000.00    57,000,000.00     305,988.33
         22        35,500,000.00    35,500,000.00     215,586.97

         23        26,960,000.00    26,960,000.00     151,052.29
         24         7,740,000.00     7,740,000.00      43,365.90
         25        32,670,000.00    32,670,000.00     182,840.78

         26        28,355,937.71    28,355,937.71  165,859.43(b)
         27        26,864,654.71    26,864,654.71     156,537.06

         28         2,577,369.29     2,577,369.29      15,229.91

         29         2,448,003.29     2,448,003.29      14,465.47

         30        11,447,416.87    11,447,416.87      69,838.03

         31         8,262,048.69     8,262,048.69      50,404.84


         32         4,321,831.77     4,321,831.77      24,101.75

         33         4,046,625.44     4,046,625.44      22,567.00

         34         3,977,078.76     3,977,078.76      22,179.15

         35         3,477,335.86     3,477,335.86      19,392.22

         36         3,389,905.73     3,389,905.73      18,904.64

         37         2,295,041.70     2,295,041.70      12,798.86

         38         1,889,683.70     1,889,683.70      10,538.28

         39        23,067,932.72    23,067,932.72     142,724.62
         40        21,914,933.88    21,914,933.88     131,547.72

         41        20,941,940.52    20,941,940.52     134,278.21
         42        19,161,640.90    19,161,640.90     110,223.16
         43        13,629,000.00    13,629,000.00      73,580.46

         44         5,171,000.00     5,171,000.00      27,917.28

         45        18,786,387.57    18,786,387.57     121,374.11

                                     B-2


      CONTROL                                                                                                          ZIP
       NUMBER         LOAN / PROPERTY NAME            PROPERTY ADDRESS            CITY           COUNTY       STATE    CODE
    ------------- ------------------------------ --------------------------- --------------- --------------- --------- --------
         46       Promenade Office Park          4165 & 4195 E. Thousand     Westlake        Ventura         CA        91362
                                                 Oaks Blvd                   Village
         47       Briarwood                      299 West Hillcrest Drive    Thousand Oaks   Ventura         CA        91360
         48       Delray Bay Apartments          3360 Delray Bay Drive       Delray Beach    Palm Beach      FL        33483
         49       The Yards Plaza                4500 - 4650 South Damen     Chicago         Cook            IL        60609
                                                 Avenue
         50       Carmel Rancho Shopping Center  26135 and 26200 Carmel      Carmel          Monterey        CA        93923
                                                 Rancho Boulevard
         51       Cumberland Office Park         2500 Cumberland Parkway     Atlanta         Cobb            GA        30339
         52       Amboy Plaza Shopping Center    6400 Amboy Road             Staten Island   Richmond        NY        10309
         53       Lakeside Technology Center     5301-5570 West Idlewild     Tampa           Hillsborough    FL        33634
                                                 Avenue & 5730 North
                                                 Hoover Boulevard
         54       Airport Executive Towers I &   1150 Northwest 72nd         Miami           Miami-Dade      FL        33126
                  II                             Avenue and 7270 Northwest
                                                 12th Street
         55       Norwalk Self Storage           25 New Canaan Avenue        Norwalk         Fairfield       CT        06851
         56       The Berkeley Center            2200 - 2240 Shattuck        Berkeley        Alameda         CA        94704
                                                 Avenue, 2070 Allston Way,
                                                 & 2065 Kittredge Street
         57       North Tech Business Center     4616 Howard Lane            Austin          Travis          TX        78728
         58       Melville Corporate Center II   330 South Service Road      Melville        Suffolk         NY        11747
                  Oklahoma City Aparment
                  Porfolio
         59       Newport Grenada Apartments     3407 Northwest 39th Street  Oklahoma City   Oklahoma        OK        73112
         60       Emerald Court Apartments       4746 Northwest 23rd Street  Oklahoma City   Oklahoma        OK        73127
         61       Casa Linda Apartments          5400-5620 North Meridian    Oklahoma City   Oklahoma        OK        73112
                                                 Avenue
                  Edmond Apartment Portfolio
         62       Christopher Place Apartments   101 North Boulevard Street  Edmond          Oklahoma        OK        73034
         63       University Park Apartments     300 South Rankin Street     Edmond          Oklahoma        OK        73034
         64       909 North Place Apartments     909 North Kennedy Avenue    Edmond          Oklahoma        OK        73034
         65       Sanford Farms Shopping Center  299 Miami Avenue            Amsterdam       Montgomery      NY        12010
         66       Rancho Vista MHP               17324 Sonoma Highway        Sonoma          Sonoma          CA        95476
         67       West Covina Parkway Plaza      1000 - 1200 West Covina     West Covina     Los Angeles     CA        91790
                                                 Parkway
         68       Greentree Plaza                305-505 South East          Everett         Snohomish       WA        98208
                                                 Everett Mall Way
         69       Breckenridge Apartments        14502 Valor Circle          Tampa           Hillsborough    FL        33613
         70       Hilton Garden Inn              189 Midway Avenue           Daytona Beach   Volusia         FL        32114
         71       Lynwood Shopping Center        10821 Long Beach Boulevard  Lynwood         Los Angeles     CA        90262
         72       Fallbrook Mercantile           845-855 South Main Avenue   Fallbrook       San Diego       CA        92028
         73       Lowe's Home Improvement        5400 Fairmont Parkway       Pasadena        Harris          TX        77505
         74       1845 North Clybourn Avenue     1845 North Clybourn Avenue  Chicago         Cook            IL        60614
         75       Indian Tree Shopping Center    7705-7739 Wadsworth         Arvada          Jefferson       CO        80003
                                                 Boulevard
         76       Canyon Plaza-Phase I           3421-3433 Broadway          American        Napa            CA        94503
                                                                             Canyon
         77       Foxcroft Apartments            1010 Foxcroft Lane          Statesville     Iredell         NC        28677

                                     ALLOCATED     MONTHLY DEBT
      CONTROL      CUT-OFF DATE    CUT-OFF DATE       SERVICE
       NUMBER        BALANCE          BALANCE         PAYMENT
    ------------- --------------- ---------------- --------------
         46        11,988,263.55    11,988,263.55      66,983.20

         47         5,594,532.85     5,594,532.85      31,284.56
         48        17,500,000.00    17,500,000.00      93,090.03
         49        17,460,861.22    17,460,861.22      94,693.87

         50        15,689,287.51    15,689,287.51      94,327.97

         51        15,000,000.00    15,000,000.00      86,585.37
         52        14,785,324.91    14,785,324.91      82,093.20
         53        14,578,323.60    14,578,323.60      80,397.84


         54        14,060,183.31    14,060,183.31      81,915.70


         55        12,960,663.16    12,960,663.16      73,405.27
         56        12,935,059.30    12,935,059.30      81,827.16


         57        12,190,376.95    12,190,376.95      74,610.42
         58        11,964,175.66    11,964,175.66      68,209.99


         59         2,477,974.62     2,477,974.62      15,693.42
         60         2,253,610.73     2,253,610.73      14,272.48
         61         2,193,780.35     2,193,780.35      13,893.57


         62         2,099,719.87     2,099,719.87      13,331.17
         63         1,451,437.57     1,451,437.57       9,215.21
         64           781,314.21       781,314.21       4,960.58
         65        11,000,000.00    11,000,000.00      66,623.90
         66        10,480,000.00    10,480,000.00      58,456.52
         67         9,846,801.14     9,846,801.14   58,452.61(c)

         68         9,810,000.00     9,810,000.00      54,536.32

         69         9,700,000.00     9,700,000.00      54,710.93
         70         9,087,738.74     9,087,738.74      57,083.82
         71         8,962,068.31     8,962,068.31      51,383.70
         72         8,000,000.00     8,000,000.00      44,922.46
         73         7,549,580.99     7,549,580.99      42,385.84
         74         7,500,000.00     7,500,000.00      36,683.33
         75         7,470,431.18     7,470,431.18      44,389.30

         76         7,214,718.95     7,214,718.95      42,678.20

         77         7,100,000.00     7,100,000.00      39,206.46


                                     B-3

      CONTROL                                                                                                          ZIP
       NUMBER         LOAN / PROPERTY NAME            PROPERTY ADDRESS            CITY           COUNTY       STATE    CODE
    ------------- ------------------------------ --------------------------- --------------- --------------- --------- --------
         78       JetPort Plaza                  443 Western Avenue          South Portland  Cumberland      ME        04106
         79       Las Palmas Apartments          4200 Las Palmas Circle      Brownsville     Cameron         TX        78521
         80       Village Knoll Apartments       100 Joya Circle             Harrisburg      Dauphin         PA        17112
         81       104 Windsor Center Drive       104 Windsor Center Drive    East Windsor    Mercer          NJ        08520
         82       Riverside Corners              5-23 Post Road West         Westport        Fairfield       CT        06880
         83       65-69 East Avenue              65-69 East Avenue           Norwalk         Fairfield       CT        06851
         84       Glisan Center                  519-535 Northwest 16th      Portland        Multnomah       OR        97209
                                                 Avenue
         85       Orchards Marketplace           5821, 5831, 5841, 5891      Las Vegas       Clark           NV        89142
                                                 East Charleston Boulevard
         86       Northbridge Plaza              5700-5800 Frantz Road       Dublin          Franklin        OH        43016
         87       Northland Mall                 451 and 415 South Schmale   Carol Stream    Du Page         IL        60188
                                                 Road
         88       Med-Plex Office Building       5458 Town Center Road       Boca Raton      Palm Beach      FL        33486
         89       Atriums at Somerset III        2780 & 2790 Somerset Drive  Lauderdale      Broward         FL        33311
                                                                             Lakes
                  Eckerds Portfolio
         90       Eckerd -  Baton Rouge, LA      9608 Jefferson Highway      Baton Rouge     East Baton      LA        70809
                                                                                             Rouge
         91       Eckerd - Gulfport, MS          2424 25th Avenue            Gulfport        Harrison        MS        39501
         92       Satyr Hill Shopping Center     2033 - 2053 East Joppa      Baltimore       Baltimore       MD        21234
                                                 Road
         93       Barrington Place Apartments    201 Betz Road               Cheney          Spokane         WA        99004
         94       Fielder Crossing Condominiums  1727 Westview Terrace       Arlington       Tarrant         TX        76013
         95       17 Christopher Way             17 Christopher Way          Eatontown       Monmouth        NJ        07724
         96       Stop & Shop-Beverly, MA        29-35 Enon Street           Beverly         Essex           MA        01915
         97       191 Waukegan Road              191 Waukegan Road           Northfield      Cook            IL        60093
         98       Chester & Columbus Shopping    4128 Chester Avenue         Bakersfield     Kern            CA        93301
                  Center
         99       Longhaven West MHP             5201 West Camelback Road    Phoenix         Maricopa        AZ        85031
        100       Kent-Kangley Center Shops      13003 Southeast             Kent            King            WA        98030
                                                 Kent-Kangley Road
        101       120 New Canaan Avenue          120 New Canaan Avenue       Norwalk         Fairfield       CT        06850
        102       Glastonbury Wellness Center    628A Hebron Avenue          Glastonbury     Hartford        CT        06033
        103       Foodsco Plaza                  3061-3089 East Shields      Fresno          Fresno          CA        93726
                                                 Avenue
        104       Long Beach Plaza               2005 Long Beach Boulevard   Long Beach      Los Angeles     CA        90806
        105       2150 Coliseum Drive            2160 & 2106 Coliseum Drive  Hampton         Hampton City    VA        23666
        106       Harper Crossing                2116 Morganton Boulevard    Lenoir          Caldwell        NC        28645
                                                 Southwest
        107       Waterford Apartments           3829 Gannon Lane            Dallas          Dallas          TX        75237
        108       Gappie Plaza                   SWC 35th Street & Martin    Chicago         Cook            IL        60653
                                                 Luther King Dv.
        109       Three Flags Center             1360 South Fifth Street     St. Charles     St. Charles     MO        63301
        110       Flamingo Swenson Plaza         670 East Flamingo Road      Las Vegas       Clark           NV        89119
        111       Calumet City Retail            1351 River Oaks Drive       Calumet City    Cook            IL        60409
        112       Value City Furniture Building  2500 Prince William         Woodbridge      Prince William  VA        22192
                                                 Parkway
        113       27th and Bridgeport            2602 Bridgeport Way West    University      Pierce          WA        98466
                                                                             Place
        114       Heritage Plaza Shopping        1450 North Brindlee         Arab            Marshall        AL        35016
                  Center                         Mountain Parkway

                                     ALLOCATED     MONTHLY DEBT
      CONTROL      CUT-OFF DATE    CUT-OFF DATE       SERVICE
       NUMBER        BALANCE          BALANCE         PAYMENT
    ------------- --------------- ---------------- --------------
         78         7,000,000.00     7,000,000.00      41,564.36
         79         6,800,000.00     6,800,000.00      40,922.76
         80         6,700,000.00     6,700,000.00      44,217.03
         81         6,457,024.84     6,457,024.84      38,845.50
         82         4,388,511.92     4,388,511.92      25,430.06
         83         2,063,610.47     2,063,610.47      12,111.90
         84         5,827,495.87     5,827,495.87      35,073.71

         85         5,825,786.38     5,825,786.38      33,731.32

         86         5,660,000.00     5,660,000.00      33,752.83
         87         5,611,421.77     5,611,421.77      33,223.54

         88         5,576,255.76     5,576,255.76      31,866.49
         89         5,475,004.07     5,475,004.07      31,563.27


         90         2,741,861.19     2,741,861.19      18,177.61

         91         2,594,975.76     2,594,975.76      17,203.81
         92         5,291,803.16     5,291,803.16      32,583.35

         93         5,184,187.41     5,184,187.41      29,203.96
         94         5,100,000.00     5,100,000.00      18,884.17
         95         4,963,026.16     4,963,026.16      30,041.85
         96         4,950,296.68     4,950,296.68      42,463.45
         97         4,844,549.03     4,844,549.03      29,572.55
         98         4,809,396.77     4,809,396.77      26,345.77

         99         4,644,000.00     4,644,000.00      26,720.63
        100         4,328,194.37     4,328,194.37      25,219.86

        101         4,325,513.35     4,325,513.35      25,885.00
        102         4,091,808.73     4,091,808.73      23,537.24
        103         4,088,988.84     4,088,988.84      24,502.55

        104         4,080,598.93     4,080,598.93      24,111.74
        105         3,992,632.88     3,992,632.88      23,904.93
        106         3,982,104.59     3,982,104.59      22,088.15

        107         3,500,000.00     3,500,000.00      14,165.28
        108         3,465,819.23     3,465,819.23      22,529.16

        109         3,272,285.55     3,272,285.55      19,635.28
        110         3,218,186.61     3,218,186.61      17,988.77
        111         2,990,488.39     2,990,488.39      16,547.53
        112         2,860,042.56     2,860,042.56      18,591.11

        113         2,428,475.79     2,428,475.79      14,567.76

        114         2,397,072.92     2,397,072.92      15,802.41


                                     B-4


      CONTROL                                                                                                          ZIP
       NUMBER         LOAN / PROPERTY NAME            PROPERTY ADDRESS            CITY           COUNTY       STATE    CODE
    ------------- ------------------------------ --------------------------- --------------- --------------- --------- --------
        115       The Oaks Mobile Home Park      1500 Richmond Road          Santa Paula     Ventura         CA        93060


                                     ALLOCATED     MONTHLY DEBT
      CONTROL      CUT-OFF DATE    CUT-OFF DATE       SERVICE
       NUMBER        BALANCE          BALANCE         PAYMENT
    ------------- --------------- ---------------- --------------
        115         2,337,510.32     2,337,510.32      13,210.65


                               ORIGINAL
                                TERM TO     REMAINING
                               MATURITY/     TERM TO     SCHEDULED                      ORIGINAL         REMAINING
      CONTROL     MORTGAGE        ARD      MATURITY/ARD  MATURITY     AMORTIZATION    AMORTIZATION     AMORTIZATION
       NUMBER        RATE      (MONTHS)     (MONTHS)       DATE           TYPE       TERM (MONTHS)     TERM (MONTHS)    GROUND LEASE
    ------------- ----------- ------------ ------------ ------------ --------------- --------------- ------------------ ------------
         1           5.5300%          120          117    3/1/14     Balloon                    360                357
         1a                                                                                                                  No
         1b                                                                                                                  No
         1c                                                                                                                  No
         1d                                                                                                                  No
         1e                                                                                                                  No
         1f                                                                                                                  No
         1g                                                                                                                  No
         2           5.5300%          120          117    3/1/14     Balloon                    360                357
         2a                                                                                                                  No
         2b                                                                                                                  No
         2c                                                                                                                  No
         2d                                                                                                                  No
         2e                                                                                                                  No
         2f                                                                                                                  No
         2g                                                                                                                  No
         3           5.0500%           60           57    3/1/09     Balloon                    360                357
         3a                                                                                                                  No
         3b                                                                                                                  No
         3c                                                                                                                  No
         3d                                                                                                                  No
         3e                                                                                                                  No
         3f                                                                                                                  No
         3g                                                                                                                  No
         4           4.6300%          120          119    5/11/14    Partial                    360                360       No
                                                                     IO/Balloon

         5           4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         6           4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         7           4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         8           4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         9           4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         10          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         11          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         12          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         13          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         14          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         15          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         16          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         17          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         18          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         19          4.3820%           60           59    5/11/29    Partial IO/ARD             360                360       No
         20          4.2765%           72           69    3/1/10     Balloon                    300                297       No
         21          5.0000%          120          118    4/11/14    Partial                    360                360       No
                                                                     IO/Balloon



                   MASTER                      ANTICIPATED
      CONTROL      SERVICING                    REPAYMENT
       NUMBER       FEE RATE     ARD LOAN         DATE
    -------------  ----------- -------------- --------------
         1           0.04000%       No
         1a
         1b
         1c
         1d
         1e
         1f
         1g
         2           0.04000%       No
         2a
         2b
         2c
         2d
         2e
         2f
         2g
         3           0.04000%       No
         3a
         3b
         3c
         3d
         3e
         3f
         3g
         4           0.04000%       No


         5           0.05000%       Yes          5/11/09
         6           0.05000%       Yes          5/11/09
         7           0.05000%       Yes          5/11/09
         8           0.05000%       Yes          5/11/09
         9           0.05000%       Yes          5/11/09
         10          0.05000%       Yes          5/11/09
         11          0.05000%       Yes          5/11/09
         12          0.05000%       Yes          5/11/09
         13          0.05000%       Yes          5/11/09
         14          0.05000%       Yes          5/11/09
         15          0.05000%       Yes          5/11/09
         16          0.05000%       Yes          5/11/09
         17          0.05000%       Yes          5/11/09
         18          0.05000%       Yes          5/11/09
         19          0.05000%       Yes          5/11/09
         20          0.04000%       No
         21          0.04000%       No

                                     B-6

                               ORIGINAL
                                TERM TO     REMAINING
                               MATURITY/     TERM TO     SCHEDULED                      ORIGINAL         REMAINING
      CONTROL     MORTGAGE        ARD      MATURITY/ARD  MATURITY     AMORTIZATION    AMORTIZATION     AMORTIZATION
       NUMBER        RATE      (MONTHS)     (MONTHS)       DATE           TYPE       TERM (MONTHS)     TERM (MONTHS)    GROUND LEASE
    ------------- ----------- ------------ ------------ ------------ --------------- --------------- ------------------ ------------
         22          6.1200%          120          120    6/11/14    Balloon                    360                360       No

         23          5.3800%          120          119    5/11/14    Partial                    360                360       No
                                                                     IO/Balloon
         24          5.3800%          120          119    5/11/14    Partial                    360                360       No
                                                                     IO/Balloon
         25          5.3700%          120          119    5/11/14    Partial                    360                360       No
                                                                     IO/Balloon
         26          5.5500%          120          113   11/01/13    Balloon                    312                305       No
         27          5.6900%          120          115   01/01/14    Balloon                    360                355       No

         28          5.8200%          120          115    1/1/14     Balloon                    360                355       No
         29          5.8200%          120          115    1/1/14     Balloon                    360                355       No
         30          6.1200%          132          127    1/1/34     ARD                        360                355       No
         31          6.1200%          132          127    1/1/34     ARD                        360                355       No

         32          5.2800%           60           54    12/1/08    Balloon                    360                354       No
         33          5.2800%           60           54    12/1/08    Balloon                    360                354       No
         34          5.2800%           60           54    12/1/08    Balloon                    360                354       No
         35          5.2800%           60           54    12/1/08    Balloon                    360                354       No
         36          5.2800%           60           54    12/1/08    Balloon                    360                354       No
         37          5.2800%           60           54    12/1/08    Balloon                    360                354       No
         38          5.2800%           60           54    12/1/08    Balloon                    360                354       No
         39          5.5630%           84           83    5/11/11    Balloon                    300                299    Partial
                                                                                                                         Leasehold
         40          5.9750%          120          116   02/01/14    Balloon                    360                356       No
         41          5.9200%          120          118    4/11/14    Balloon                    300                298       No
         42          5.6000%          120          118    4/11/14    Balloon                    360                358       No
         43          5.0500%           84           77    11/1/10    Partial                    360                360       No
                                                                     IO/Balloon
         44          5.0500%           84           77    11/1/10    Partial                    360                360      Yes
                                                                     IO/Balloon
         45          5.9100%          120          112   10/09/13    Balloon                    300                292       No
         46          5.3465%          120          119   05/01/14    Balloon                    360                359       No
         47          5.3538%          120          119   05/01/14    Balloon                    360                359       No
         48          4.9200%          120          120    6/11/34    Partial IO/ARD             360                360       No
         49          5.0700%          120          118    4/11/34    ARD                        360                358       No
         50          5.9900%          120          116    2/1/14     Balloon                    360                356       No
         51          5.6500%          120          118    4/11/34    Partial IO/ARD             360                360       No
         52          5.2900%          144          143    5/11/16    Balloon                    360                359       No
         53          5.2100%           60           57    3/1/09     Balloon                    360                357       No
         54          5.6700%          120          113    11/1/13    Balloon                    360                353       No
         55          5.4500%          120          117    3/1/14     Balloon                    360                357       No
         56          6.4600%          120          114   12/01/13    Balloon                    360                354       No
         57          6.1860%          120          119   05/01/14    Balloon                    360                359       No



                   MASTER                      ANTICIPATED
      CONTROL      SERVICING                    REPAYMENT
       NUMBER       FEE RATE     ARD LOAN         DATE
    -------------  ----------- -------------- --------------
         22          0.04000%       No

         23          0.07000%       No

         24          0.07000%       No

         25          0.04000%       No

         26          0.04000%       No
         27          0.04000%       No

         28          0.10000%       No
         29          0.10000%       No
         30          0.10000%       Yes          1/1/15
         31          0.10000%       Yes          1/1/15

         32          0.04000%       No
         33          0.04000%       No
         34          0.04000%       No
         35          0.04000%       No
         36          0.04000%       No
         37          0.04000%       No
         38          0.04000%       No
         39          0.04000%       No

         40          0.04000%       No
         41          0.04000%       No
         42          0.04000%       No
         43          0.10000%       No

         44          0.10000%       No

         45          0.04000%       No
         46          0.04000%       No
         47          0.04000%       No
         48          0.04000%       Yes          6/11/14
         49          0.04000%       Yes          4/11/14
         50          0.12000%       No
         51          0.04000%       Yes          4/11/14
         52          0.09000%       No
         53          0.09000%       No
         54          0.04000%       No
         55          0.04000%       No
         56          0.04000%       No
         57          0.04000%       No



                                     B-7

                               ORIGINAL
                                TERM TO     REMAINING
                               MATURITY/     TERM TO     SCHEDULED                      ORIGINAL         REMAINING
      CONTROL     MORTGAGE        ARD      MATURITY/ARD  MATURITY     AMORTIZATION    AMORTIZATION     AMORTIZATION
       NUMBER        RATE      (MONTHS)     (MONTHS)       DATE           TYPE       TERM (MONTHS)     TERM (MONTHS)    GROUND LEASE
    ------------- ----------- ------------ ------------ ------------ --------------- --------------- ------------------ ------------
         58          5.5100%          120          117    3/11/14    Balloon                    360                357      Yes

         59          5.7900%          120          118    4/11/14    Balloon                    300                298       No
         60          5.7900%          120          118    4/11/14    Balloon                    300                298       No
         61          5.7900%          120          118    4/11/14    Balloon                    300                298       No

         62          5.7700%          120          115    1/1/14     Balloon                    300                295       No
         63          5.7700%          120          115    1/1/14     Balloon                    300                295       No
         64          5.7700%          120          115    1/1/14     Balloon                    300                295       No
         65          6.0950%          132          132   06/01/15    Balloon                    360                360       No
         66          5.3400%          120          119    5/11/34    Partial IO/ARD             360                360       No
         67          5.7650%          120          113   11/09/13    Balloon                    360                360    Partial
                                                                                                                         Leasehold
         68          5.3100%          108          105    3/1/13     Partial                    360                360       No
                                                                     IO/Balloon
         69          5.4400%          120          116    2/11/29    Partial IO/ARD             360                360       No
         70          5.7200%          120          119    5/11/34    ARD                        300                299      Yes
         71          5.5500%          120          116    2/1/14     Balloon                    360                356       No
         72          5.4000%          120          117    3/1/14     Partial                    360                360       No
                                                                     IO/Balloon
         73          5.2800%          120          108    6/1/33     ARD                        360                348       No
         74          5.6800%          108          105    3/1/13     Interest Only    Interest Only      Interest Only       No
         75          5.8800%          120          116    2/1/14     Balloon                    360                356       No
         76          5.8300%          120          115    1/1/14     Balloon                    360                355       No
         77          5.2500%           60           56    2/1/09     Partial                    360                360       No
                                                                     IO/Balloon
         78          5.9100%          120          120    6/11/14    Balloon                    360                360       No
         79          5.4400%          120          111    9/1/13     Partial                    309                309       No
                                                                     IO/Balloon
         80          5.0000%          120          120   06/01/14    Balloon                    240                240       No
         81          5.9700%          120          113    11/1/13    Balloon                    360                353       No
         82          5.6200%          120          113    11/1/13    Balloon                    360                353       No
         83          5.7300%          120          112    10/1/13    Balloon                    360                352       No
         84          6.0000%          120          116    2/1/14     Balloon                    360                356       No
         85          5.6400%          120          116    2/1/14     Balloon                    360                356       No
         86          5.9500%          120          120    6/11/14    Balloon                    360                360       No
         87          5.8200%          120          113    11/1/13    Balloon                    360                353       No
         88          5.5200%           60           56    2/1/09     Balloon                    360                356       No
         89          5.6300%          120          119    5/11/14    Balloon                    360                359       No

         90          6.0800%          108           93    3/1/12     Balloon                    300                285       No
         91          6.0800%          108           93    3/1/12     Balloon                    300                285       No
         92          6.2000%          120          114    12/1/13    Balloon                    360                354       No
         93          5.4100%          108          106    4/11/13    Balloon                    360                358       No
         94          4.3000%           60           58    4/11/09    Interest Only    Interest Only      Interest Only       No
         95          6.0200%          120          112    10/1/13    Balloon                    360                352       No



                   MASTER                      ANTICIPATED
      CONTROL      SERVICING                    REPAYMENT
       NUMBER       FEE RATE     ARD LOAN         DATE
    -------------- ----------- -------------- --------------
         58          0.04000%       No

         59          0.10000%       No
         60          0.10000%       No
         61          0.10000%       No

         62          0.10000%       No
         63          0.10000%       No
         64          0.10000%       No
         65          0.04000%       No
         66          0.04000%       Yes          5/11/14
         67          0.04000%       No

         68          0.10000%       No

         69          0.04000%       Yes          2/11/14
         70          0.04000%       Yes          5/11/14
         71          0.10000%       No
         72          0.10000%       No

         73          0.04000%       Yes          6/1/13
         74          0.08000%       No
         75          0.10000%       No
         76          0.04000%       No
         77          0.04000%       No

         78          0.04000%       No
         79          0.04000%       No

         80          0.04000%       No
         81          0.04000%       No
         82          0.04000%       No
         83          0.04000%       No
         84          0.08000%       No
         85          0.04000%       No
         86          0.04000%       No
         87          0.04000%       No
         88          0.04000%       No
         89          0.08000%       No

         90          0.07000%       No
         91          0.07000%       No
         92          0.04000%       No
         93          0.08000%       No
         94          0.04000%       No
         95          0.04000%       No


                                     B-8


                               ORIGINAL
                                TERM TO     REMAINING
                               MATURITY/     TERM TO     SCHEDULED                      ORIGINAL         REMAINING
      CONTROL     MORTGAGE        ARD      MATURITY/ARD  MATURITY     AMORTIZATION    AMORTIZATION     AMORTIZATION
       NUMBER        RATE      (MONTHS)     (MONTHS)       DATE           TYPE       TERM (MONTHS)     TERM (MONTHS)    GROUND LEASE
    ------------- ----------- ------------ ------------ ------------ --------------- --------------- ------------------ ------------
         96          6.1000%          180          177    3/1/19     Fully                      180                177       No
                                                                     Amortizing
         97          6.1000%          120          112    10/1/13    Balloon                    360                352       No
         98          5.1500%          108          105    3/11/13    Balloon                    360                357       No
         99          5.3600%          120          119   05/01/14    Partial                    336                336       No
                                                                     IO/Balloon
        100          5.6900%          108          103    1/1/13     Balloon                    360                355       No
        101          5.9300%          120          114    12/1/13    Balloon                    360                354       No
        102          5.6000%          120          118    4/11/14    Balloon                    360                358       No
        103          5.9700%          144          141    3/1/16     Balloon                    360                357    Partial
                                                                                                                         Leasehold
        104          5.0600%           60           57    3/11/29    ARD                        300                297       No
        105          5.9700%          120          118    4/11/14    Balloon                    360                358       No
        106          5.2500%           84           80    2/1/11     Balloon                    360                356       No
        107          4.7000%           60           57    3/11/09    Interest Only    Interest Only      Interest Only       No
        108          5.9900%          120          113    11/1/13    Balloon                    300                293       No
        109          6.0000%          108          107    5/11/13    Balloon                    360                359       No
        110          5.3400%          120          118    4/11/34    ARD                        360                358      Yes
        111          5.2400%          120          117    3/11/14    Balloon                    360                357       No
        112          6.0200%          120          115    1/1/14     Balloon                    300                295       No
        113          5.9800%          120          117    3/1/14     Balloon                    360                357       No
        114          6.2300%          120          119    5/11/34    ARD                        300                299       No
        115          5.4100%           84           79    1/1/11     Balloon                    360                355       No



                  MASTER                      ANTICIPATED
      CONTROL     SERVICING                    REPAYMENT
       NUMBER      FEE RATE     ARD LOAN         DATE
    ------------- ----------- -------------- --------------
         96         0.04000%       No

         97         0.04000%       No
         98         0.04000%       No
         99         0.04000%       No

        100         0.10000%       No
        101         0.04000%       No
        102         0.04000%       No
        103         0.10000%       No

        104         0.04000%       Yes          3/11/09
        105         0.04000%       No
        106         0.07000%       No
        107         0.04000%       No
        108         0.04000%       No
        109         0.04000%       No
        110         0.04000%       Yes          4/11/14
        111         0.04000%       No
        112         0.04000%       No
        113         0.07000%       No
        114         0.04000%       Yes          5/11/14
        115         0.04000%       No

                                                                                 CROSS
                                                                             COLLATERALIZED/
                                                                             CROSS DEFAULTED   DEFEASANCE
       CONTROL       ADDITIONAL INTEREST      MORTGAGE      ENVIRONMENTAL     (MORTGAGE LOAN      LOAN?      SECURED BY LETTER OF
       NUMBER           RATE AFTER ARD       LOAN SELLER       POLICY             GROUP)        (YES/NO)        CREDIT (YES/NO)
    -------------- ------------------------- ------------ ------------------ ----------------- ------------ ------------------------
          1                                  CGM                                    No             Yes                No

         1a                                                      No
         1b                                                      No
         1c                                                      No
         1d                                                      No
         1e                                                      No
         1f                                                      No
         1g                                                      No
          2                                  CGM                                    No             Yes                No

         2a                                                      No
         2b                                                      No
         2c                                                      No
         2d                                                      No
         2e                                                      No
         2f                                                      No
         2g                                                      No
          3                                  CGM                                    No             Yes                No

         3a                                                      No
         3b                                                      No
         3c                                                      No
         3d                                                      No
         3e                                                      No
         3f                                                      No
         3g                                                      No
          4                                  Wachovia            No                 No             Yes                No
                                                                                 Yes (C1)
          5          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
          6          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
          7          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
          8          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
          9          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         10          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.

                     INTEREST
                       RESERVE
                      MORTGAGE
       CONTROL          LOAN?
       NUMBER         (YES/NO)          TYPE OF LOCKBOX
    --------------  -------------- ---------------------------
          1          Actual/360    In-Place Soft, Springing
                                   Hard
         1a
         1b
         1c
         1d
         1e
         1f
         1g
          2          Actual/360    In-Place Soft, Springing
                                   Hard
         2a
         2b
         2c
         2d
         2e
         2f
         2g
          3          Actual/360    In-Place Soft, Springing
                                   Hard
         3a
         3b
         3c
         3d
         3e
         3f
         3g
          4          Actual/360    In-Place Soft

          5          Actual/360    Springing Hard



          6          Actual/360    Springing Hard



          7          Actual/360    Springing Hard



          8          Actual/360    Springing Hard



          9          Actual/360    Springing Hard



         10          Actual/360    Springing Hard




                                      B-10

                                                                                 CROSS
                                                                             COLLATERALIZED/
                                                                             CROSS DEFAULTED   DEFEASANCE
       CONTROL       ADDITIONAL INTEREST      MORTGAGE      ENVIRONMENTAL     (MORTGAGE LOAN      LOAN?      SECURED BY LETTER OF
       NUMBER           RATE AFTER ARD       LOAN SELLER       POLICY             GROUP)        (YES/NO)        CREDIT (YES/NO)
    -------------- ------------------------- ------------ ------------------ ----------------- ------------ ------------------------
         11          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         12          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         13          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         14          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         15          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         16          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         17          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         18          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         19          Greater of interest     Wachovia            No              Yes (C1)          No       Yes, $3,500,000 LOC on
                    rate plus 3% or TCMYI                                                                   the entire portfolio
                           plus 3%                                                                          for revenue related
                                                                                                            holdback.
         20                                  CGM                 No                 No             Yes                No
         21                                  Wachovia            No                 No         Yes (YM or             No
                                                                                               Defeasance)
         22                                  CGM                 No                 No             Yes                No
                                                                                 Yes (C2)
         23                                  CGM                 No              Yes (C2)          Yes                No
         24                                  CGM                 No              Yes (C2)          Yes                No
         25                                  CGM                 No                 No             Yes                No
         26                                  CDCMC               No                 No             Yes                No
         27                                  CDCMC               No                 No             Yes                No
                                                                                 Yes (C6)
         28                                  CGM                 No              Yes (C6)          Yes                No
         29                                  CGM                 No              Yes (C6)          Yes                No
         30                8.1200%           CGM                 No                 No             Yes                No
         31                8.1200%           CGM                 No                 No             Yes                No
                                                                                 Yes (C3)
         32                                  CGM                 No              Yes (C3)          Yes                No

                    INTEREST
                      RESERVE
                     MORTGAGE
       CONTROL         LOAN?
       NUMBER        (YES/NO)          TYPE OF LOCKBOX
    -------------- -------------- ---------------------------
         11         Actual/360    Springing Hard



         12         Actual/360    Springing Hard



         13         Actual/360    Springing Hard



         14         Actual/360    Springing Hard



         15         Actual/360    Springing Hard



         16         Actual/360    Springing Hard



         17         Actual/360    Springing Hard



         18         Actual/360    Springing Hard



         19         Actual/360    Springing Hard



         20         Actual/360    Springing Hard
         21         Actual/360    Springing Hard

         22           30/360      None

         23         Actual/360    None
         24         Actual/360    None
         25         Actual/360    Springing Hard
         26         Actual/360    In-Place Hard
         27         Actual/360    Springing Hard

         28         Actual/360    None
         29         Actual/360    None
         30         Actual/360    Springing Hard
         31         Actual/360    Springing Hard

         32         Actual/360    Springing Hard




                                      B-11

                                                                                 CROSS
                                                                             COLLATERALIZED/
                                                                             CROSS DEFAULTED   DEFEASANCE
       CONTROL       ADDITIONAL INTEREST      MORTGAGE      ENVIRONMENTAL     (MORTGAGE LOAN      LOAN?      SECURED BY LETTER OF
       NUMBER           RATE AFTER ARD       LOAN SELLER       POLICY             GROUP)        (YES/NO)        CREDIT (YES/NO)
    -------------- ------------------------- ------------ ------------------ ----------------- ------------ ------------------------
         33                                  CGM          Yes, Pollution         Yes (C3)          Yes                No
                                                          legal liability
                                                          policy.
         34                                  CGM                 No              Yes (C3)          Yes                No
         35                                  CGM                 No              Yes (C3)          Yes                No
         36                                  CGM                 No              Yes (C3)          Yes                No
         37                                  CGM                 No              Yes (C3)          Yes                No
         38                                  CGM                 No              Yes (C3)          Yes                No
         39                                  Wachovia            No                 No             Yes                No
         40                                  CDCMC               No                 No             Yes      "Yes, $5,000,000 LOC
                                                                                                            for EADS Telecom which
                                                                                                            serves
         41                                  CGM                 No                 No             Yes                No
         42                                  CGM                 No                 No             Yes                No
         43                                  CGM                 No                 No             Yes                No
         44                                  CGM                 No                 No             Yes                No
         45                                  CDCMC               No                 No             Yes                No
         46                                  CDCMC               No                 No             Yes                No
         47          Greater of interest     CDCMC               No                 No             Yes                No
                    rate plus 3% or TCMYI
                           plus 3%
         48          Greater of interest     Wachovia            No                 No             Yes      Yes, $5,000,000 LOC
                    rate plus 3% or TCMYI                                                                   for performance
                           plus 3%.                                                                         holdback
         49                                  Wachovia     Yes, secured              No             Yes                No
                                                          creditor policy.
         50           Greater of initial     CGM                 No                 No             Yes                No
                    interest rate plus 3%
                       or TCMYI plus 3%
         51                                  Wachovia            No                 No             Yes                No
         52                                  CGM                 No                 No             Yes                No
         53                                  CGM                 No                 No             Yes                No
         54                                  CGM                 No                 No             Yes                No
         55                                  CGM          Yes, Pollution            No             Yes                No
                                                          Legal Liability
                                                          Select Policy.
         56                                  CDCMC        No                        No             Yes                No
         57                                  CDCMC               No                 No             Yes                No
         58                                  CGM                 No                 No             Yes                No
                                                                                 Yes (C4)
         59                                  CGM                 No              Yes (C4)          Yes                No
         60                                  CGM                 No              Yes (C4)          Yes                No
         61                                  CGM                 No              Yes (C4)          Yes                No
                                                                                 Yes (C7)
         62                                  CGM                 No              Yes (C7)          Yes                No
         63                                  CGM                 No              Yes (C7)          Yes                No
         64                                  CGM                 No              Yes (C7)          Yes                No
         65                                  CDCMC               No                 No             Yes                No
         66           Greater of initial     Wachovia            No                 No             Yes                No
                   interest rate plus 3.0%
                      or TCMYI plus 3.0%


                      INTEREST
                        RESERVE
                       MORTGAGE
       CONTROL           LOAN?
       NUMBER          (YES/NO)          TYPE OF LOCKBOX
    -------------- - -------------- ---------------------------
         33           Actual/360    Springing Hard


         34           Actual/360    Springing Hard
         35           Actual/360    Springing Hard
         36           Actual/360    Springing Hard
         37           Actual/360    Springing Hard
         38           Actual/360    Springing Hard
         39           Actual/360    None
         40


         41           Actual/360    In-Place Hard
         42           Actual/360    Springing Hard
         43           Actual/360    None
         44           Actual/360    None
         45           Actual/360    In-Place Hard
         46           Actual/360    Springing Hard
         47           Actual/360    Springing Hard


         48           Actual/360    Springing Hard


         49           Actual/360    Springing Hard

         50           Actual/360    None


         51           Actual/360    Springing Hard
         52           Actual/360    Springing Hard
         53           Actual/360    In-Place Hard
         54           Actual/360    None
         55           Actual/360    None


         56           Actual/360     In-Place Hard
         57           Actual/360     In-Place Hard
         58           Actual/360    None

         59           Actual/360    None
         60           Actual/360    None
         61           Actual/360    None

         62           Actual/360    None
         63           Actual/360    None
         64           Actual/360    None
         65           Actual/360    Springing Hard
         66           Actual/360    Springing Hard



                                      B-12

                                                                                 CROSS
                                                                             COLLATERALIZED/
                                                                             CROSS DEFAULTED   DEFEASANCE
       CONTROL       ADDITIONAL INTEREST      MORTGAGE      ENVIRONMENTAL     (MORTGAGE LOAN      LOAN?      SECURED BY LETTER OF
       NUMBER           RATE AFTER ARD       LOAN SELLER       POLICY             GROUP)        (YES/NO)        CREDIT (YES/NO)
    -------------- ------------------------- ------------ ------------------ ----------------- ------------ ------------------------
         67                                  CDCMC        No                 No                Yes          No
         68                                  CGM          No                 No                Yes          No
         69           Greater of Initial     Wachovia     No                 No                Yes          No
                    Interest Rate plus 3%
                       or TCMYI plus 3%
         70          greater of interest     Wachovia     No                 No                Yes          No
                    rate plus 3% or TCMYI
                           plus 3%
         71                                  CGM          No                 No                Yes          No
         72                                  CGM          No                 No                Yes          No
         73                 7.28%            CGM          No                 No                Yes          No
         74                                  CGM          No                 No                Yes          "Yes, 1) TI allowances
                                                                                                            LOC in total amount of
                                                                                                            $594,505: (a) $78,750.00
                                                                                                            (Pure Beauty); (b)
                                                                                                            $33,280.00 (James &
                                                                                                            Sons); (c) $303,600.00
                                                                                                            (Ann Taylor);
                                                                                                            (d) $112,875.00
                                                                                                            (Joseph A. Bank);
                                                                                                            and (f) $66,000.00
                                                                                                            (Gymbore); each
                                                                                                            gets released upon
                                                                                                            submission to Lender
                                                                                                            of clean estoppels.
         75                                  CGM          No                 No                Yes          No
         76                                  CGM          No                 No                Yes          No
         77                                  CGM          No                 No                Yes          No
         78                                  CGM          No                 No                No           No
         79                                  CGM          No                 No                Yes          No
         80                                  CDCMC        No                 No                Yes          No
         81                                  CGM          No                 No                Yes          No
         82                                  CGM          No                 No                Yes          No
         83                                  CGM          No                 No                Yes          No
         84                                  CGM          No                 No                Yes          No
         85                                  CGM          No                 No                Yes          No
         86                                  CGM          No                 No                Yes          No
         87                                  CGM          No                 No                Yes          No
         88                                  CGM          No                 No                Yes          No
         89                                  CGM          No                 No                Yes          No
                                                                             Yes (C5)
         90                                  CGM          No                 Yes (C5)          Yes          No
         91                                  CGM          No                 Yes (C5)          Yes          No
         92                                  CGM          No                 No                Yes          No
         93                                  CGM          No                 No                Yes          No
         94                                  CGM          No                 No                Yes          No
         95                                  CGM          No                 No                Yes          Yes, $314,000 LOC for
                                                                                                            Northrop reserve

                     INTEREST
                       RESERVE
                      MORTGAGE
       CONTROL          LOAN?
       NUMBER         (YES/NO)          TYPE OF LOCKBOX
    --------------  -------------- ---------------------------
         67          Actual/360     In-Place Hard
         68          Actual/360    None
         69          Actual/360    Springing Hard


         70          Actual/360    Springing Hard


         71          Actual/360    None
         72          Actual/360    Springing Hard
         73          Actual/360    Springing Hard
         74













         75          Actual/360    None
         76          Actual/360    None
         77          Actual/360    In-Place Soft
         78          Actual/360    None
         79          Actual/360    None
         80          Actual/360    None
         81          Actual/360    Springing Hard
         82          Actual/360    None
         83          Actual/360    None
         84          Actual/360    None
         85          Actual/360    None
         86          Actual/360    None
         87          Actual/360    Springing Hard
         88          Actual/360    None
         89          Actual/360    None

         90          Actual/360    In-Place Hard
         91          Actual/360    In-Place Hard
         92          Actual/360    None
         93          Actual/360    None
         94          Actual/360    None
         95          Actual/360    None



                                      B-13

                                                                                 CROSS
                                                                             COLLATERALIZED/
                                                                             CROSS DEFAULTED   DEFEASANCE
       CONTROL       ADDITIONAL INTEREST      MORTGAGE      ENVIRONMENTAL     (MORTGAGE LOAN      LOAN?      SECURED BY LETTER OF
       NUMBER           RATE AFTER ARD       LOAN SELLER       POLICY             GROUP)        (YES/NO)        CREDIT (YES/NO)
    -------------- ------------------------- ------------ ------------------ ----------------- ------------ ------------------------
         96                                  CGM          No                 No                Yes          No
         97                                  CGM          No                 No                Yes          No
         98                                  CGM          No                 No                Yes          No
         99                                  CDCMC        No                 No                Yes          No
         100                                 CGM          No                 No                Yes          No
         101                                 CGM          No                 No                Yes          No
         102                                 CGM          No                 No                Yes          No
         103                                 CGM          No                 No                Yes          No
         104                10.06%           CGM          No                 No                Yes          No
         105                                 CGM          No                 No                Yes          No
         106                                 CGM          No                 No                Yes          No
         107                                 CGM          No                 No                Yes          No
         108                                 CGM          Yes, Secured       No                Yes          No
                                                          Creditor Policy.
         109                                 CGM          No                 No                Yes          No
         110          Greater of initial     Wachovia     No                 No                Yes          No
                   interest rate plus 3.0%
                      or TCMYI plus 3.0%
         111                                 CGM          No                 No                Yes          No
         112                                 CGM          No                 No                Yes          No
         113                                 CGM          No                 No                Yes          No
         114       greater of the interest   Wachovia     No                 No                Yes          No
                   rate plus three percent
                     (3%) or the Treasury
                   Constant Maturity Index
                      plus three percent
         115                                 CGM          No                 No                Yes          No

                     INTEREST
                       RESERVE
                      MORTGAGE
       CONTROL          LOAN?
       NUMBER         (YES/NO)          TYPE OF LOCKBOX
    --------------  -------------- ---------------------------
         96          Actual/360    In-Place Hard
         97          Actual/360    None
         98          Actual/360    None
         99          Actual/360    Springing Soft
         100         Actual/360    None
         101         Actual/360    None
         102         Actual/360    None
         103         Actual/360    None
         104         Actual/360    In-Place Hard
         105         Actual/360    Springing Hard
         106         Actual/360    In-Place Hard
         107         Actual/360    None
         108         Actual/360    Springing Hard

         109         Actual/360    None
         110         Actual/360    Springing Hard


         111         Actual/360    None
         112         Actual/360    Springing Hard
         113         Actual/360    None
         114         Actual/360    Springing Hard




         115         Actual/360    None


                     DEFERRED                         ESCROWED                        ESCROWED
                    MAINTENANCE                      REPLACEMENT      ESCROWED         TI/LC
                      ESCROW       ENVIRONMENTAL      RESERVES         ANNUAL         RESERVES
       CONTROL        CURRENT      ESCROW CURRENT      INITIAL      REPLACEMENT       INITIAL         ESCROWED ANNUAL     GRACE
       NUMBER         BALANCE         BALANCE          DEPOSIT        RESERVES        DEPOSIT         TI/LC RESERVES       PERIOD
    -------------- -------------- ----------------- -------------- --------------- --------------- ---------------------- ----------
          1              201,175             6,250          6,317          75,800       NAP                 NAP               0
         1a               19,650                 0
         1b                9,313                 0
         1c               89,463                 0
         1d               77,125                 0
         1e                1,875                 0
         1f                3,750                 0
         1g                    0             6,250
          2              108,294            18,750          6,396          76,750       NAP                 NAP               0
         2a                8,750                 0
         2b               55,500                 0
         2c                5,625            12,500
         2d                6,500                 0
         2e               24,419                 0
         2f                    0                 0
         2g                7,500             6,250
          3              658,416               313          6,350          76,200       NAP                 NAP               0
         3a              249,066                 0
         3b                2,350                 0
         3c              373,500                 0
         3d                    0               313
         3e                    0                 0
         3f                2,000                 0
         3g               31,500                 0
          4                4,126           500,364              0         102,797        0                   0                0

          5                    0                 0              0               0        0                   0                0
          6                    0                 0          1,187               0        0                   0                0
          7               15,875                 0          2,016               0        0                   0                0
          8                  438                 0          1,081               0        0                   0                0
          9                1,750                 0          1,086               0        0                   0                0
         10                    0                 0            941               0        0                   0                0
         11               12,875                 0              0           2,364        0                   0                0
         12                    0                 0          1,233               0        0                   0                0
         13                8,000                 0            572               0        0                   0                0
         14               15,688                 0          1,012               0        0                   0                0
         15                6,250                 0              0           1,932        0                   0                0
         16               37,500                 0              0               0        0                   0                0
         17                    0                 0            167           2,004        0                   0                0
         18               18,750                 0            118           1,416        0                   0                0
         19                  125                 0            116           1,392        0                   0                0
         20                    0                 0              0               0        0                   0                2
         21                    0                 0              0          97,813        0                   0                0
         22                    0                 0              0          21,764        0                70,000              0





       CONTROL
       NUMBER       PROPERTY SIZE   PROPERTY SIZE UNIT TYPE
    --------------  -------------- ---------------------------
          1                 1,516
         1a                   350                        Pads
         1b                   323                        Pads
         1c                   249                        Pads
         1d                   251                        Pads
         1e                   142                        Pads
         1f                    98                        Pads
         1g                   103                        Pads
          2                 1,535
         2a                   303                        Pads
         2b                   315                        Pads
         2c                   257                        Pads
         2d                   200                        Pads
         2e                   250                        Pads
         2f                   148                        Pads
         2g                    62                        Pads
          3                 1,524
         3a                   643                        Pads
         3b                   200                        Pads
         3c                   215                        Pads
         3d                   183                        Pads
         3e                   106                        Pads
         3f                    72                        Pads
         3g                   105                        Pads
          4               619,283                          SF

          5                57,121                          SF
          6                94,939                          SF
          7                93,880                          SF
          8                86,503                          SF
          9                86,904                          SF
         10                75,250                          SF
         11                91,635                          SF
         12                98,675                          SF
         13                35,794                          SF
         14                80,920                          SF
         15                61,995                          SF
         16                83,550                          SF
         17                66,215                          SF
         18                76,085                          SF
         19                63,300                          SF
         20               349,133                          SF
         21               489,066                          SF
         22               318,829                          SF


                                      B-15


                     DEFERRED                         ESCROWED                        ESCROWED
                    MAINTENANCE                      REPLACEMENT      ESCROWED         TI/LC
                      ESCROW       ENVIRONMENTAL      RESERVES         ANNUAL         RESERVES
       CONTROL        CURRENT      ESCROW CURRENT      INITIAL      REPLACEMENT       INITIAL         ESCROWED ANNUAL     GRACE
       NUMBER         BALANCE         BALANCE          DEPOSIT        RESERVES        DEPOSIT         TI/LC RESERVES       PERIOD
    -------------- -------------- ----------------- -------------- --------------- --------------- ---------------------- ----------
         23                    0                 0              0               0        0                   0                0
         24                    0                 0              0               0        0                   0                0
         25               59,750                 0              0               0        0                   0                0
         26                    0                 0              0               0        0                   0                0
         27                    0                 0              0               0        0                   0                5

         28                    0                 0              0           2,077                            0                5
         29                    0                 0              0           2,070                            0                5
         30                    0                 0              0               0                            0                5
         31                    0                 0              0               0                            0                5

         32                3,919                 0              0           8,973                           NAP               5
         33               14,419                 0              0          10,673                           NAP               5
         34               56,549                 0              0           9,480                           NAP               5
         35               30,781                 0              0           9,233                           NAP               5
         36               39,325                 0              0          10,659                           NAP               5
         37               69,012                 0              0           7,255                           NAP               5
         38               43,906                 0              0           6,995                           NAP               5
         39               33,688                 0              0      652,200.00        0                   0                0
                                                                     For first 12
                                                                        months of
                                                                        loan term
         40
         41                    0                 0         29,667     4% of Gross       NAP                 NAP               0
                                                                          Revenue
         42              425,680                 0              0               0    1,271,988               0                0
         43                    0            50,087              0          25,756                         90,231              5
         44                    0               563              0           7,142                         32,464              5
         45              275,012                 0              0          66,903        0          $33,334 / mo. thru        0
                                                                                                     12/9/03; $27,084
                                                                                                   /mo. thru 12/9/06; &
                                                                                                       $18,750 / mo.
                                                                                                        thereafter
         46                    0               625              0          14,976     250,000             112,320             5
         47                    0                 0              0           8,406     250,000             63,060              5
         48                2,075                 0          3,458          41,496       NAP                 NAP               0
         49               12,500                 0          4,471          53,652        0                   0                0
         50                    0                 0              0               0                            0                5
         51                    0                 0              0          15,790     250,000                0                0
         52                    0                 0              0          11,244                            0                0
         53               20,000                 0              0          44,557                         270,000             5
         54               23,321            51,235              0          32,214        0                160,892             5
         55                  940                 0              0           9,770                            0                5
         56              177,700                 0              0          13,850     660,000             130,962             5
         57                    0                 0              0          26,312        0                200,413             5
         58                    0                 0              0          17,479        0                145,536             0






       CONTROL
       NUMBER       PROPERTY SIZE   PROPERTY SIZE UNIT TYPE
    --------------  -------------- ---------------------------
         23               238,145                          SF
         24                87,222                          SF
         25               147,980                          SF
         26               212,232                          SF
         27                73,572                          SF

         28                13,905                          SF
         29                13,905                          SF
         30               167,146                          SF
         31               166,740                          SF
                          632,892
         32                89,825                          SF
         33               106,725                          SF
         34                95,027                          SF
         35                92,325                          SF
         36               106,590                          SF
         37                72,550                          SF
         38                69,850                          SF
         39                   100                       Rooms



         40
         41                   281                       Rooms

         42                99,749                          SF
         43                80,488                          SF
         44                32,464                          SF
         45               445,862                          SF




         46                74,880                          SF
         47                42,029                          SF
         48                   166                       Units
         49               265,359                          SF
         50               114,897                          SF
         51               143,546                          SF
         52                74,950                          SF
         53               222,783                          SF
         54               161,069                          SF
         55                97,695                          SF
         56                92,686                          SF
         57               175,413                          SF
         58                87,808                          SF


                                      B-16


                     DEFERRED                         ESCROWED                        ESCROWED
                    MAINTENANCE                      REPLACEMENT      ESCROWED         TI/LC
                      ESCROW       ENVIRONMENTAL      RESERVES         ANNUAL         RESERVES
       CONTROL        CURRENT      ESCROW CURRENT      INITIAL      REPLACEMENT       INITIAL         ESCROWED ANNUAL     GRACE
       NUMBER         BALANCE         BALANCE          DEPOSIT        RESERVES        DEPOSIT         TI/LC RESERVES       PERIOD
    -------------- -------------- ----------------- -------------- --------------- --------------- ---------------------- ----------
         59                    0                 0              0          37,200       NAP                 NAP               0
         60                7,938                 0              0          33,000       NAP                 NAP               0
         61                3,575                 0              0          29,700       NAP                 NAP               0

         62                3,750                 0              0          23,406       NAP                 NAP               5
         63                3,625                 0              0          18,000       NAP                 NAP               5
         64                5,000                 0              0          11,100       NAP                 NAP               5
         65                    0                 0              0          18,528        0                26,640              5
         66                3,000                 0              0           7,645       NAP                 NAP               0
         67              104,017                 0              0          13,145     350,000      $5,416.67 / mo. thru       0
                                                                                                   11/9/09; $3,333.33 /
                                                                                                      mo. thereafter.
                                                                                                   Plus $4,166.67 / mo.
                                                                                                       day one until
                                                                                                    $500,000 (inclusive
                                                                                                    of upfront amount)
                                                                                                     is deposited for
                                                                                                    Good Guys lease is
                                                                                                      renewed or new
                                                                                                          tenant.
         68                    0                 0              0          11,718                            0                5
         69                    0                 0              0          64,440        0                   0                0
         70                    0                 0              0         154,340        0                   0                0
         71                    0                 0              0           7,523                            0                5
         72                    0                 0              0          10,561        0                35,640              5
         73                    0                 0              0          16,470        0                54,900              5
         74

         75              350,000                 0              0          17,108        0                82,600              5
         76                    0                 0              0           9,258                         50,317              5
         77              708,451                 0              0          56,500       NAP                 NAP               5
         78                    0                 0              0          17,969                         39,447              0
         79                    2                 0              0          28,800       NAP                 NAP               5
         80              100,000                 0              0          51,000       NAP                 NAP               5
         81                5,849                 0              0          13,196                         65,980              5
         82                   11                 0              0           5,304        0                 5,568              5
         83                    0                 0              0           3,948        0                24,504              5
         84                    0               500              0           5,156        0                17,186              5
         85                    0                 0              0               0        0                   0                5
         86               21,313                 0              0           9,290                         23,220              0
         87              401,728           150,625              0               0                            0                5
         88                5,020                 0              0          18,359        0                43,712              5
         89               22,750                 0              0          36,000       NAP                 NAP               0

         90                    0                 0              0           1,636        0                 5,454              5
         91                    0                 0              0           1,636        0                 5,454              5
         92                    0                 0              0          10,626                         53,219              5
         93                    0                 0              0          27,000       NAP                 NAP               0






       CONTROL
       NUMBER       PROPERTY SIZE   PROPERTY SIZE UNIT TYPE
    --------------  -------------- ---------------------------
         59                   124                       Units
         60                   111                       Units
         61                    99                       Units

         62                    78                       Units
         63                    60                       Units
         64                    37                       Units
         65               102,425                          SF
         66                   168                        Pads
         67                87,636                          SF










         68                78,123                          SF
         69                   120                       Units
         70                   115                       Rooms
         71                75,232                          SF
         72                70,044                          SF
         73               135,844                          SF
         74

         75               114,053                          SF
         76                46,688                          SF
         77                   226                       Units
         78                98,882                          SF
         79                   144                       Units
         80                   204                       Units
         81                65,980                          SF
         82                18,543                          SF
         83                21,586                          SF
         84                33,781                          SF
         85                34,599                          SF
         86                46,451                          SF
         87               108,110                          SF
         88                43,742                          SF
         89                   144                       Units

         90                10,908                          SF
         91                10,908                          SF
         92                53,219                          SF
         93                   108                       Units

                                      B-17




                     DEFERRED                         ESCROWED                        ESCROWED
                    MAINTENANCE                      REPLACEMENT      ESCROWED         TI/LC
                      ESCROW       ENVIRONMENTAL      RESERVES         ANNUAL         RESERVES
       CONTROL        CURRENT      ESCROW CURRENT      INITIAL      REPLACEMENT       INITIAL         ESCROWED ANNUAL     GRACE
       NUMBER         BALANCE         BALANCE          DEPOSIT        RESERVES        DEPOSIT         TI/LC RESERVES       PERIOD
    -------------- -------------- ----------------- -------------- --------------- --------------- ---------------------- ----------
         94                5,315                 0              0          30,940       NAP                 NAP               0
         95                    0                 0              0           9,003                         67,385              5
         96               38,955                 0         81,080           6,963        0                16,247              5
         97                    0                 0              0          12,249        0                60,196              5
         98               16,916                 0              0          10,460                            0                0
         99              107,500                 0              0               0       NAP                 NAP               5
         100                   0                 0              0           3,122      60,975                0                5
         101               8,136            85,229              0           5,927        0                18,643              5
         102                   0                 0              0           7,518        0                   0                0
         103                   0                 0              0           1,470                         10,200              5
         104                   0                 0              0           2,370                            0                0
         105              12,936                 0              0          10,501        0                25,722              0
         106              11,548                 0              0           6,874        0                 6,874              5
         107              28,450                 0              0          51,000       NAP                 NAP               0
         108                   0                 0              0           5,520      25,300             13,800              5
         109                   0                 0              0          12,228        0                55,116              0
         110                   0                 0              0           2,808        0                   0                0
         111                   0                 0              0             892        0                 6,687              0
         112                   0                 0              0           6,138        0                20,462              5
         113                   1                 0              0           2,888        0                14,420              5
         114                   0                 0            208           2,500        0                   0                0
         115              29,375                 0            383           4,600       NAP                 NAP               5





       CONTROL
       NUMBER       PROPERTY SIZE   PROPERTY SIZE UNIT TYPE
    --------------  -------------- ---------------------------
         94                   119                       Units
         95                45,014                          SF
         96                46,627                          SF
         97                61,245                          SF
         98                69,736                          SF
         99                   314                       Units
         100               20,811                          SF
         101               24,785                          SF
         102               50,119                          SF
         103               67,341                          SF
         104               15,510                          SF
         105               45,605                          SF
         106               45,825                          SF
         107                  204                       Units
         108               20,880                          SF
         109               51,118                          SF
         110               24,300                          SF
         111                9,014                          SF
         112               51,154                          SF
         113               19,253                          SF
         114               25,000                          SF
         115                   92                        Pads


     Presented below, separate from the rest of the pooled Mortgaged Loans, is the Pecanland Mall non-pooled portion, which is associated with the Class PM certificates and secured by the Pecanland Mall mortgaged real property. The Pecanland Mall non-pooled portion is not included in the Initial Net Mortgage Pool Balance.

     20b       Pecanland Mall (non-pooled portion)  4700 Milhaven Road

     Monroe       Ouachita Parish     LA      71203     3,322,214.51

     322,214.51    358,527.18 (a)

     Footnotes:

     (a) Represents mortgage loan balance of pooled portion only. Whole loan original balance is $66,000,000. From the first payment date, principal portion of the debt service payment will be allocated 50/50 to pooled and non-pooled portions until the non-pooled portion is fully paid down.

     (b) Represents highest debt service payment based on a 312 month amortization schedule which will start with the February 2008 payment. Monthly debt service is currently based on a 420 month amortization schedule through the January 2008 payment.

     (c) Prior to July 2004, monthly debt service payment was $70,294.01, based on a 240 month amortization schedule.

                                   EXHIBIT C-1


                SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY

                            There were no exceptions.



                                     C-1-1

                                   EXHIBIT C-2

                         FORM OF CUSTODIAL CERTIFICATION


To the parties listed on the attached Schedule A

                  Re: Citigroup Commercial Mortgage Trust 2004-C1 Commercial Mortgage Pass Through Certificates, Series 2004-C1 (the "Certificates")

Ladies and Gentlemen:

                  Pursuant to Section 2.02(a) of the Pooling and Servicing Agreement dated as of June 1, 2004, relating to the above-referenced Certificates (the "Agreement"), LaSalle Bank National Association, in its capacity as trustee (the "Trustee"), hereby certifies as to each Mortgage Loan subject as of the date hereof to the Agreement (except as identified in the exception report attached hereto) that: (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii),
(iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(B), (iv)(C), (vi), (viii) and (ix)(A) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(C) of the definition of "Mortgage Loan Schedule" is correct.

                  Neither the Trustee nor any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.


                                      Respectfully,

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Trustee


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:





                                     C-2-1

                                   SCHEDULE A


Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attn:  Citigroup Commercial Mortgage Trust 2004-C1

Lennar Partners, Inc.
1601 Washington Avenue, Suite 800
Miami Beach, Florida  33139
Attn:  Citigroup Commercial Mortgage Trust 2004-C1

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street
New York, New York  10013

Citigroup Global Markets Realty Corp.
388 Greenwich Street
New York, New York  10013

CDC Mortgage Capital Inc.
9 West 57th Street
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Wachovia Capital Markets, LLC
301 South College Street,
One Wachovia Center
Charlotte, North Carolina  28288

Caisse Des Depots Securities Inc.
  Doing Business as CDC Securities
9 West 57th Street
New York, New York 10019

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005








                                     C-2-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE


LaSalle National Bank
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

                  Re: Citigroup Commercial Mortgage Trust 2004-C1 Commercial Mortgage Pass-Through Certificates, Series 2004-C1

                  In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of June 8, 2004 (the "Pooling and Servicing Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association, as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee) and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

                  Property Name:
                                ------------------------------------------------
                  Address:
                          ------------------------------------------------------

                  Control No.:
                              --------------------------------------------------

                  If only particular documents in the Mortgage File are requested, please specify which:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Reason for requesting file (or portion thereof):

         ______            1.       Mortgage Loan paid in full. The undersigned
                                    hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial
                                    Accounts pursuant to the Pooling and
                                    Servicing Agreement, have been or will be so credited.

         ______            2.       Other. (Describe)


                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof,



                                     D-1-1
unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:








                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE



LaSalle National Bank
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

                  Re: Citigroup Commercial Mortgage Trust 2004-C1 Commercial Mortgage Pass-Through Certificates, Series 2004-C1

         In connection with the administration of the Mortgage Files held by you as Trustee (or by a Custodian on your behalf), under that certain Pooling and Servicing Agreement dated as of May 11, 2004 (the "Pooling and Servicing Agreement"), by and between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association, as master servicer (the "Master Servicer"), Lennar Partners, Inc., as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee) and ABN AMRO Bank N.V. as fiscal agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you as Trustee or by a Custodian on your behalf, with respect to the following described Mortgage Loan for the reason indicated below.

                  Property Name:
                                ------------------------------------------------
                  Address:
                          ------------------------------------------------------
                  Control No.:
                              --------------------------------------------------

                  If only particular documents in the Mortgage File are requested, please specify which:
                                ------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Reason for requesting file (or portion thereof):

         ______            1.       Mortgage Loan paid in full. The undersigned
                                    hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Custodial Accounts pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

         ______            2.       Other. (Describe)
                                                     ---------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing


                                     D-2-1

Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof (or within such longer period as we have indicated as part of our reason for the request), unless the Mortgage Loan has been paid in full or otherwise liquidated, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                       LENNAR PARTNERS, INC.


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:







                                      D-2-2

                                    EXHIBIT E


                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS


                  "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

                  In determining vacancy for the "revenue" component of Net Cash Flow for each rental property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Special Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

                  In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.1% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures, and (d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                EXHIBIT F-1



                       FORM OF DISTRIBUTION DATE STATEMENT






                                      F-1-1




ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
135 S. LaSalle Street Suite 1625                          SERIES 2004-C1                                Prior Payment:           N/A
Chicago, IL 60603                                                                                       Next Payment:     08/17/2004
                                                                                                        Record Date:      06/30/2004
                                                      ABN AMRO ACCT: XXXXXX
Administrator:                                                                                          Analyst:
                                                REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id:           CCMT04C1          REMIC Certificate Report                                Closing Date:               06/18/2004
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         07/16/2004
           CCMT04C1_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 07/16/2034
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Citigroup Commercial Mortgage Securities Inc.
                              UNDERWRITER: Citigroup Global Markets, Inc./Wachovia Capital Markets, LLC
                                        MASTER SERVICER: Wachovia Bank, National Association
                                                  SPECIAL SERVICER: Lennar Partners
                   RATING AGENCY: Moody's Investors Service, Inc. /Standard & Poor's Ratings Services
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website                       www.wachovia.com
                                      LaSalle Factor Line                     (800) 246-5761
                             ==========================================================================

====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                      F-1-2

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
WAC:                                                                                                    Next Payment:     08/17/2004
WA Life Term:                                                                                           Record Date:      06/30/2004
WA Amort Term:                                        ABN AMRO ACCT: XXXXXX
Current Index:
Next Index:                                         REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST      INTEREST    PASS-THROUGH
 CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00        0.00          0.00           0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                            Total P&I Payment   0.00
                                                                            ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                      F-1-3

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                  BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
                       Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
          Accrual      Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------
                                 0.00         0.00         0.00        0.00        0.00                           0.00       0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================














--------------------------------------------------------
    0.00           0.00                         0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                      F-1-4

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                   CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                      F-1-5

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
                 1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
Distribution   ------------------------------------------------------------------   ------------------------------------------------
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #  Balance    #   Balance       #   Balance       #   Balance
============   ==================================================================   ================================================
  07/16/04
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                      F-1-6

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============= ===================================================================================== ================================
                                                         Appraisal                       Realized                        Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)  Remaining Term   Weighted Avg.
Distribution  ------------------------------------------------------------------------------------- --------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount   Life   Amort.   Coupon  Remit
============= ===================================================================================== ================================
  07/16/04
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                      F-1-7

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

======================== ================================================ ============================ =============================
Disclosure      Payoff     Initial                  Payoff      Penalty     Prepayment      Maturity     Property     Geographic
Control #       Period     Balance       Type       Amount      Amount         Date           Date         Type        Location
------------------------ ------------------------------------------------ ---------------------------- -----------------------------




















====================================================================================================================================
                          CURRENT                    0           0
                         CUMULATIVE

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                      F-1-8

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                     DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                      F-1-9

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                  MORTGAGE LOAN CHARACTERISTICS

=================================================================  =================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
                           Minimum Remaining Term                  Minimum Remaining Term 0
                           Maximum Remaining Term                  Maximum Remaining Term 0

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-10

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                 MORTGAGE LOAN CHARACTERISTICS

============================================================       =================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-11

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                  MORTGAGE LOAN CHARACTERISTICS

================================================================    ================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-12

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                        LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-13

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================== ============== ===================== ================================== =============== =====================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------  Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.     Type    State   NOI   DSCR    Date
====================== ============== ===================== ================================== =============== =====================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-14

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-15

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                      MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-16

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                      REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-17

ABN AMRO                                         CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date:   07/16/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     07/16/2004
                                                          SERIES 2004-C1                                Prior Payment:           N/A
                                                                                                        Next Payment:     08/17/2004
                                                      ABN AMRO ACCT: XXXXXX                             Record Date:      06/30/2004

                                                   APPRAISAL REDUCTION DETAIL

====================== =================================== ================================================ ====== =================
                                                                           Remaining Term                             Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                  ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State   DSCR    Value   Date
====================== =================================== ================================================ ====== =================






















====================================================================================================================================

05/21/2004 - 11:01 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.


                                     F-1-18

                                   EXHIBIT F-2


                        FORM OF UPDATED COLLECTION REPORT
              SERVICER CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1
        FOR THE COLLECTION PERIOD ENDING: MASTER SERVICER REMITTANCE DATE
                           UPDATED COLLECTION REPORT

                                                         Scheduled                          Current         Current
  Primary              Prospectus      Primary Loan      Principal        Scheduled        Principal        Interest
Servicer ID            Loan Number        Number           Amount      Interest Amount      Advance         Advance
-----------            -----------     ------------      ---------     ---------------     ---------        --------











                                     F-2-1

   Primary       Paid to Date at     Updated Paid       Primary       Sub Servicer        Master
 Servicer ID      Determination         to Date      Servicer Fees        Fees         Servicer Fees   Retained Fees
 -----------      -------------      ------------    -------------    ------------     -------------   -------------











                                     F-2-2

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]

LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:   Global Securitization Trust Services Group, Citigroup Commercial
             Mortgage Trust 2004-C1, Citigroup Commercial Mortgage Securities
             Inc., Series 2004-C1


       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, having an initial aggregate [Certificate Principal Balance]
             [Certificate Notional Amount] as of June 24, 2004
             (the "Closing Date") of $
             ----------------------------------------------------------------

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise herein defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred


                                     G-1-1

     Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.


                                       Very truly yours,


                                       ----------------------------------------
                                       (Transferor)


                                       By:
                                          -------------------------------------
                                       Name:
                                       Title:


                                     G-1-2

                                   EXHIBIT G-2

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:   Global Securitization Trust Services Group, Citigroup Commercial
             Mortgage Trust 2004- C1, Citigroup Commercial Mortgage Securities
             Inc., Series 2004-C1


       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, having an initial aggregate [Certificate Principal Balance]
             [Certificate Notional Amount] as of June 24, 2004
             (the "Closing Date") of $
             -----------------------------------------------------------------


Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________________ (the "Transferor") to
________________________________ (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer LaSalle Bank National Association, as Trustee and ABN AMRO N.V. as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or


                                     G-2-1
     transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.


                                       Very truly yours,

                                       ----------------------------------------
                                       (Transferee)


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                             Nominee Acknowledgement

     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                       ----------------------------------------
                                       (Nominee)


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:



                                     G-2-2

                                                          ANNEX 1 TO EXHIBIT G-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $____________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association



----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                     G-2-3
             or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _____   Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     _____ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

     _____ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _____ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     _____ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _____ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     _____ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1) ____________________________________________________

             __________________________________________________________________

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining


                                     G-2-4
     such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

           ___      ___   Will the Transferee be purchasing the Transferred
           Yes      No    Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                       -----------------------------------------
                                       Print Name of Transferee


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:
                                          Date:


                                     G-2-5

                                                          ANNEX 2 TO EXHIBIT G-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ______ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies,


                                     G-2-6

     (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

           _____    _____  Will the Transferee be purchasing the Transferred
            Yes       No   Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

          8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                       ----------------------------------------
                                       Print Name of Transferee or Adviser


                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:



                                       IF AN ADVISER:


                                       ----------------------------------------
                                       Print Name of Transferee


                                       Date:
                                            -----------------------------------


                                     G-2-7

                                   EXHIBIT G-3

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 S. LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:   Global Securitization Trust Services Group, Citigroup Commercial
             Mortgage Trust 2004- C1, Citigroup Commercial Mortgage Securities
             Inc., Series 2004-C1


       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, having an initial aggregate [Certificate Principal Balance]
             [Certificate Notional Amount] as of June 24, 2004
             (the "Closing Date") of $
             ------------------------------------------------------------------


Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the


                                     G-3-1

     Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit G-2 to the Pooling and Servicing Agreement or as Exhibit G-3 to the Pooling and Servicing Agreement; or (B) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that, among other things, the transfer may be made without registration under the Securities Act, together with written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any


                                     G-3-2
     interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

          5. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and payments thereon,
     (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          6. The Transferee is an "accredited investor" within the meaning of paragraphs (1), (2), (3) and/or (7) of Rule 501(a) under the Securities Act or an entity in which all of its equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.


                                     G-3-3

          7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                             Nominee Acknowledgement


     The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                       -----------------------------------------
                                       (Nominee)


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      G-3-4

                                   EXHIBIT G-4

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of June 24, 2004 (the "Closing Date") of $__________ (the "Transferred ------------- Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

          2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any interest therein may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.


                                     G-4-1

          3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.


                              G-4-2

          4. The Transferee has been furnished with all information regarding
     (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.


                                       Very truly yours,


                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                     G-4-3

                                                          ANNEX 1 TO EXHIBIT G-4


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]


     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Citigroup Commercial Mortgage Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $__________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _____ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     _____ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     _____ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan



----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     G-4-4
             association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     ___     Broker-dealer. The Transferee is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934, as amended.

     ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

     ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
             (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial


                                     G-4-5
     statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

          ___  __  Will the Transferee be acquiring interests in the Transferred
          Yes  No  Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                       -----------------------------------------
                                       (Transferee)


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Date:


                                     G-4-6

                                                          ANNEX 2 TO EXHIBIT G-4


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Citigroup Commercial Mortgage Securities Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).



                                     G-4-7

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and
     (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

         ___  __   Will the Transferee be acquiring interests in the Transferred
         Yes  No   Certificates only for the Transferee's own account?

          6. If the answer to the foregoing question is "no," then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.


                                      G-4-8

          8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.



                                       -----------------------------------------
                                       (Transferee or Adviser)


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                          Date:



                                       IF AN ADVISER:


                                       Print Name of Transferee


                                       -----------------------------------------

                                       Date:


                                     G-4-9

                                   EXHIBIT G-5

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES


                                     [Date]


[TRANSFEROR]

     Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, Class _____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of June 24, 2004 (the "Closing Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

     For purposes of this certification, "United States Securities Person" means
(i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate


                                     G-5-1
or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


Dated:  __________, _____


                                       By:
                                           -------------------------------------
                                           As, or agent for, the beneficial
                                           owner(s) of the Certificates to which
                                           this certificate relates.


                                     G-5-2

                                   EXHIBIT H-1

                        FORM I OF TRANSFEREE CERTIFICATE
        IN CONNECTION WITH ERISA (DEFINITIVE NON-REGISTERED CERTIFICATES)


                               _____________, 20__


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:   Corporate Trust Services - Citigroup Commercial Mortgage Trust
             2004-C1

       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of June 24, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the subject Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

     _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.


                                      H-1-1

     _____ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23 or 96-22; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).



                                       Very truly yours,

                                       ----------------------------------------
                                       (Transferee)


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                     H-1-2

                                   EXHIBIT H-2

                        FORM II OF TRANSFEREE CERTIFICATE
                            IN CONNECTION WITH ERISA
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)


                                     [Date]

[TRANSFEROR]

     Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class ___ Certificates [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of June 24, 2004 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     ______ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

     ______ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Sections 406(a) and (b) and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

     ______ The Transferred Certificates are rated in one of the four highest generic rating categories by one of the Rating Agencies and an interest in such Certificates is


                                      H-2-1
             being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 91-23 or 96-22 and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                       Very truly yours,


                                       ----------------------------------------
                                       (Transferee)


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                     H-2-2

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                         REGARDING CLASS R CERTIFICATES


TRANSFER AFFIDAVIT PURSUANT TO
SECTIONS 860D(A)(6)(A) AND 860E(E)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED


     Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2004, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer and LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent

STATE OF          )
                  )    ss.:  ____________________
COUNTY OF         )

     The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

     1. ______________________________ (the "Purchaser"), is acquiring Class R
Certificates representing ________% of the residual interest in each of the real estate mortgage investment conduits (each, a "REMIC") designated as "REMIC I", "REMIC II" and the "Loan REMIC", respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

     2. The Purchaser is not a "Disqualified Organization" (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following:
(i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in
Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The


                                      I-1-1
terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     3. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

     4. The Purchaser will not cause the income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

     5. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

     6. No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax

     7. [Check the statement that applies]

     o    If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

          a) In accordance with Treasury regulations section 1.860E-1, the Purchaser (i) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury regulations, as to which the income of Class R Certificates will only be subject to taxation in the United States,
     (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and
     (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in Treasury regulations
     section 1.860E-1;..................................................... |_|

          or

          b) The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this
     letter................................................................ |_|


                                      I-1-2

     o If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply:

          a) The Purchaser is a "United States person" as defined in Section 7701(a) of the Code and the regulations promulgated thereunder (the Purchaser's U.S. taxpayer identification number is __________). The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons);...|_|

          or

          b) The Purchaser is not a United States person. However, the
     Purchaser:

               (a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

               (b) understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of a Class R Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R Certificate;

               (c) intends to pay the taxes associated with holding a Class R Certificate;

               (d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

               (e) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and will update such form
          as may be required under the applicable Treasury regulations..... |_|

          8. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

          9. The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificates in excess of any cash flows generated by such Certificates.

          10. The Purchaser will not transfer the Class R Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2, 3, 4, 6 or 8 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).



                                      I-1-3

          11. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class R Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraphs 6 and 8.

          12. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II][the Loan REMIC] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

     Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___ day of
__________________.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:




     Personally appeared before me ___________________________ and ___________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be a _______________________ and _______________________ of the Purchaser, and acknowledged to me that he/she each executed the same at his/her free act and deed and at the free act and deed of the Purchaser.


                                       Subscribed and sworn before me this
                                       ____ day of _______________.


                                       ----------------------------------------
                                       Notary Public


                                     I-1-4

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE
                         REGARDING CLASS R CERTIFICATES


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:   Corporate Trust Services - Citigroup Commercial Mortgage Trust
             2004-C1

       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class R Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates"). The Certificates, including the Residual Interest Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States


                                      I-2-1
     income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.


                                       Very truly yours,


                                       ----------------------------------------
                                       (Transferor)


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:



                                      I-2-2

                                   EXHIBIT J-1

                       FORM OF NOTICE AND ACKNOWLEDGEMENT


                                     [Date]


Standard & Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st  Floor
New York, New York  10041
Attention:  Commercial Surveillance Department

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

[FITCH, IF APPLICABLE]

Ladies and Gentlemen:

     This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of June 1, 2004 and relating to Citigroup Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

     Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

     The designation of __________________ as Special Servicer will become final if certain conditions are met and you deliver to _________________, the trustee under the Agreement (the "Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned by you to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.


                                      J-1-1

     Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.


                                       Very truly yours,

                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


Receipt acknowledged:


STANDARD & POOR'S RATINGS SERVICES


By:
    ----------------------------------
    Name:
    Title:
    Date:


MOODY'S INVESTORS SERVICE, INC.


By:
    ----------------------------------
    Name:
    Title:
    Date:


[FITCH INC.


By:
    ----------------------------------
    Name:
    Title:
    Date:                               ]



                                     J-1-2

                                   EXHIBIT J-2

              FORM OF ACKNOWLEDGEMENT OF PROPOSED SPECIAL SERVICER


                                     [Date]


[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]


       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1

Ladies and Gentlemen:

     Pursuant to Section 6.09 of the Pooling and Servicing Agreement, dated as of June 1, 2004, relating to Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.

     Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.


                                       [NAME OF PROPOSED SPECIAL SERVICER]


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                     J-2-1

                                    EXHIBIT K

                                    RESERVED

                                   EXHIBIT L-1

               FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION
              FOR WEBSITE ACCESS FROM CERTIFICATE [HOLDER] [OWNER]


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:   Corporate Trust Services - Citigroup Commercial Mortgage Trust
             2004-C1]

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:   Citigroup Commercial Mortgage Trust 2004-C1]

       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1

     In accordance with the provisions of the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent, with respect to Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is a [beneficial owner] [registered holder] of the Class _____ Certificates.

          2. The undersigned is requesting (Please check as applicable):

               (i) ____ the information (the "Information") identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's] Internet Website.


                                     L-1-1

          3. In connection with accessing the website of the [Master Servicer] [Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating its interest in Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                       [BENEFICIAL OWNER OF A CERTIFICATE]
                                       [REGISTERED HOLDER OF A CERTIFICATE]


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:




                                     L-1-2

                                   EXHIBIT L-2

         FORM OF INFORMATION REQUEST/INVESTOR CERTIFICATION FOR WEBSITE
                        ACCESS FROM PROSPECTIVE INVESTOR


                                     [Date]


[LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attention:   Corporate Trust Services - Citigroup Commercial Mortgage Trust
             2004-C1]

[Wachovia Bank, National Association
8739 Research Drive-URP4
Charlotte, North Carolina 28262-1075
Attention:   Citigroup Commercial Mortgage Trust 2004-C1]

       Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1

     In accordance with the provisions of the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), between Citigroup Commercial Mortgage Securities Inc., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent") with respect to Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

          1. The undersigned is contemplating an investment in the Class _____ Certificates.

          2. The undersigned is requesting (please check as applicable):

               (i) ____ information (the "Information") for use in evaluating the possible investment described above as identified on the schedule attached hereto pursuant to Section 8.14 of the Pooling and Servicing Agreement; or

               (ii) ____ a password [and username] pursuant to Section 4.02 of the Pooling and Servicing Agreement for access to information (also, the "Information") provided on the [Trustee's] [Master Servicer's] Internet Website.


                                     L-2-1

          3. In connection with accessing the website of the [Master Servicer] [Trustee], the undersigned hereby agrees to register, execute or accept an access agreement and accept a disclaimer, as and to the extent required by the [Master Servicer] or [Trustee] in accordance with Section 4.02 of the Pooling and Servicing Agreement.

          4. In consideration of the [Trustee's] [Master Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraph 1 above, from its accountants and attorneys, and otherwise from such governmental or banking authorities and agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

          5. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended ( the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                       [PROSPECTIVE PURCHASER OF A CERTIFICATE
                                       OR INTEREST THEREIN]


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       ----------------------------------------


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                      L-2-2

                                    EXHIBIT M

                                    RESERVED

                                    EXHIBIT N

                                    RESERVED

                                    EXHIBIT O


                         FORM OF PURCHASE OPTION NOTICE


                                     [Date]


LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603
Attn: Corporate Trust Services (CMBS), Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1


Wachovia Bank, National Association
NC 1075 8739
Research Drive URP4
Charlotte, North Carolina  28262-1075
Attn: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1

  Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1

Ladies and Gentlemen:

     The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of __________, by and among Citigroup Commercial Mortgage Securities Inc., as depositor, LaSalle Bank National Association, as trustee, ABN AMRO Bank N.V., as fiscal agent, Lennar Partners, Inc., as special servicer, and Wachovia Bank, National Association, as master servicer. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

     The undersigned Option Holder [is the Special Servicer] [is the Majority Controlling Class Certificateholder] [acquired its Purchase Option from the [Special Servicer] [Majority Controlling Class Certificateholder] on _________].

     The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement. Within ten
(10) Business Days of the date hereof, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage Loan File.

     The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan ____, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

     The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and Section
3.18 of the Pooling and Servicing Agreement.


                                       Very truly yours,


                                       [Option Holder]



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

[By signing this letter in the space provided below, the [Special Servicer] [Majority Controlling Class Certificateholder] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].]


[                              ]
 -----------------------------



By:
    ----------------------------------
     Name:
     Title:

                                    EXHIBIT P

                         FORM OF DEFEASANCE CERTIFICATE


To:      Standard & Poor's Ratings Services,
         a division of The McGraw-Hill Companies, Inc.
         55 Water Street
         New York, New York  10041
         Attn:  Commercial Mortgage Surveillance

From: Wachovia Bank, National Association, in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement, dated as of June 1, 2004 (the "Pooling and Servicing Agreement"), among the Master Servicer, LaSalle Bank National Association, as Trustee, and others.

Date:__________, 20___


         Re: Citigroup Commercial Mortgage Trust 2004-C1, Commercial Mortgage Pass-Through Certificates Series 2004-C1

     Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names: _______________________

     Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     As Master Servicer under the Pooling and Servicing Agreement, we hereby:

     (a) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____   a full defeasance of the entire principal balance of the Mortgage Loan;
       or

____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

     (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          (ii) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

          (iii) The defeasance was consummated on __________, 20__.

          (iv) The defeasance collateral consists of securities that (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended, to the date of the defeasance, (iii) are rated `AAA' by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

          (v) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

          (vi) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

          (vii) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

          (viii) The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to the Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

          (ix) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

          (x) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of the pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee's Distribution Date Statement received by us (the "Current Report").

          (xi) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

     (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

     (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

     (e) Agree to provide copies of all items listed in Exhibit B to you upon request.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.


                                       WACHOVIA BANK, NATIONAL ASSOCIATION



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT Q

                         FORM OF DEPOSITOR CERTIFICATION


  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1, COMMERCIAL MORTGAGE PASS-THROUGH
                   CERTIFICATES SERIES 2004-C1 (THE "TRUST")


     I, [identify the certifying individual], a [title] of Citigroup Commercial Mortgage Securities Inc., the depositor into the above-referenced Trust, certify that:

     1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

     2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     3. Based on my knowledge, the servicing information required to be provided to the trustee by the master servicer and the special servicer under the pooling and servicing agreement for inclusion in these reports is included in these reports;

     4. Based on my knowledge and upon the annual compliance statement included in this annual report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in this annual report, the master servicer and the special servicer have fulfilled their obligations under the pooling and servicing agreement; and

     5. This annual report discloses all significant deficiencies relating to the master servicer's or special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in this annual report.

     In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Lennar Partners, Inc. and LaSalle Bank National Association.


Dated:
      ---------------------------------


---------------------------------------
President and Chief Executive Officer
Citigroup Commercial Mortgage Securities Inc.

                                    EXHIBIT R

                          FORM OF TRUSTEE CERTIFICATION


      CITIGROUP COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH
                    CERTIFICATES SERIES 2004-C1 (THE "TRUST")


     I, [identify the certifying individual], a [title] of LaSalle Bank National Association, certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

     1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

     2. Based on my knowledge, the distribution information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

     3. Based on my knowledge, the distribution and servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the reports delivered by the master servicer to the trustee;


Dated:
      ---------------------------------



LaSalle Bank National Association,
Trustee

By:
    -----------------------------------
    Name:
    Title:

                                   EXHIBIT S-1

                      FORM OF MASTER SERVICER CERTIFICATION


  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1, COMMERCIAL MORTGAGE PASS-THROUGH
                   CERTIFICATES SERIES 2004-C1 (THE "TRUST")


     I, [identify the certifying individual], a [title] of Wachovia Bank, National Association, certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

     1. I have reviewed the servicing reports relating to the Trust delivered by the master servicer to the trustee pursuant to the pooling and servicing agreement covering the fiscal year [ ];

     2. Based on my knowledge, and (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the special servicer pursuant to Section 8.17(c) of the pooling and servicing agreement and (b) assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the master servicer to prepare the servicing reports), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each such servicing report;

     3. Based on my knowledge, and assuming that the special servicer timely delivered to the master servicer all servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement, the servicing information required to be provided to the trustee by the master servicer under the pooling and servicing agreement is included in the servicing reports delivered by the master servicer to the trustee;

     4. I am responsible for reviewing the activities performed by the master servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the master servicer, and except as disclosed in the compliance certificate delivered by the master servicer under section
3.13 of the pooling and servicing agreement, the master servicer has fulfilled its obligations under the pooling and servicing agreement; and

     5. The accountant's statement delivered pursuant to section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the master


                                     S-1-1
servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement.

     In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [names of sub-servicers].

     Notwithstanding the assumption made in clause 2(b) of this certification, the master servicer is not entitled to make such assumption with respect to Mortgage Information that, on or before five days prior to the Determination Date for the related servicing report, (a) the master servicer has been notified in writing by a party to the pooling and servicing agreement, any mortgage loan seller (as defined in the pooling and servicing agreement), or any affiliate thereof, was incorrect, or (b) the master servicer would have known was incorrect in performing its servicing obligations under the pooling and servicing agreement in accordance with the servicing standards (as defined in the pooling and servicing agreement).



Dated:
       --------------------------------


---------------------------------------
[Title]
Wachovia Bank, National Association



                                     S-1-2

                                   EXHIBIT S-2

                     FORM OF SPECIAL SERVICER CERTIFICATION

  CITIGROUP COMMERCIAL MORTGAGE TRUST 2004-C1, COMMERCIAL MORTGAGE PASS-THROUGH
                   CERTIFICATES SERIES 2004-C1 (THE "TRUST")


     I, [identify the certifying individual], a [title] of Lennar Partners, Inc., certify to Citigroup Commercial Mortgage Securities Inc. and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Certification required by the pooling and servicing agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the pooling and servicing agreement), that:

     1. I have reviewed the servicing reports relating to the Trust delivered by the special servicer to the master servicer and/or the trustee pursuant to the pooling and servicing agreement covering the fiscal year [ ];

     2. Based on my knowledge, the servicing information in these reports delivered by the special servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by each servicing report;

     3. Based on my knowledge, the servicing information required to be provided to the master servicer by the special servicer under the pooling and servicing agreement is included in the servicing reports delivered by the special servicer to the master servicer;

     4. I am responsible for reviewing the activities performed by the special servicer under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under section 3.13 of the pooling and servicing agreement with respect to the special servicer, and except as disclosed in the compliance certificate delivered by the special servicer under section 3.13 of the pooling and servicing agreement, the special servicer has fulfilled its obligations under the pooling and servicing agreement in all material respects; and

     5. The accountant's statement delivered pursuant to section 3.14 of the pooling and servicing agreement discloses all significant deficiencies relating to the special servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement.



Dated:
      ---------------------------------


---------------------------------------
[Title]
Lennar Partners, Inc.



                                     S-2-1